      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1996


                                                      REGISTRATION NO. 333-03813

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                        HAYES WHEELS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                                                                 13-3384636
         (State of Incorporation)                     38481 HURON RIVER DRIVE                 (IRS Employer Identification No.)
                                                      ROMULUS, MICHIGAN 48174
                                                           (313) 941-2000

   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      ------------------------------------

                  HAYES WHEELS INTERNATIONAL-CALIFORNIA, INC.
             (Exact name of registrant as specified in its charter)
                      ------------------------------------

                 DELAWARE                                                                                 33-0042337
         (State of Incorporation)                      14500 FIRESTONE BLVD.                  (IRS Employer Identification No.)
                                                       LA MIRADA, CALIFORNIA
                                                           (714) 994-0150

   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      ------------------------------------

                    HAYES WHEELS INTERNATIONAL-GEORGIA, INC.
             (Exact name of registrant as specified in its charter)
                      ------------------------------------

                 DELAWARE                                                                                 58-2046122
         (State of Incorporation)                        1215 PALMOUR DRIVE                   (IRS Employer Identification No.)
                                                     GAINESVILLE, GEORGIA 30501
                                                           (770) 535-6783

   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      ------------------------------------

                    HAYES WHEELS INTERNATIONAL-INDIANA, INC.
             (Exact name of registrant as specified in its charter)
                      ------------------------------------

                 DELAWARE                                                                                 62-1240825
         (State of Incorporation)                       1870 RIVERFORK DRIVE                  (IRS Employer Identification No.)
                                                     HUNTINGTON, INDIANA 46750
                                                           (219) 356-7001

   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      ------------------------------------

                    HAYES WHEELS INTERNATIONAL-MEXICO, INC.
             (Exact name of registrant as specified in its charter)
                      ------------------------------------

                 DELAWARE                                                                                 38-3281831
         (State of Incorporation)                     38481 HURON RIVER DRIVE                 (IRS Employer Identification No.)
                                                      ROMULUS, MICHIGAN 48174
                                                           (313) 941-2000

   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      ------------------------------------

                   HAYES WHEELS INTERNATIONAL-MICHIGAN, INC.
             (Exact name of registrant as specified in its charter)
                      ------------------------------------

                 MICHIGAN                                                                                 38-1799246
         (State of Incorporation)                        2440 HIGHLAND ROAD                   (IRS Employer Identification No.)
                                                       HOWELL, MICHIGAN 48843
                                                           (517) 546-3441

   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      ------------------------------------

                            DANIEL M. SANDBERG, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        HAYES WHEELS INTERNATIONAL, INC.
                            38481 HURON RIVER DRIVE
                            ROMULUS, MICHIGAN 48174
                                 (313) 941-2000
  (Name, addresses and telephone numbers, including area codes, of agents for service of process)
                      ------------------------------------

                                   Copies to:

          ROBERT B. PINCUS, ESQ.                       LOUIS B. GOLDMAN, ESQ.                        ROGER MELTZER, ESQ.
   SKADDEN, ARPS, SLATE, MEAGHER & FLOM                   ALTHEIMER & GRAY                         CAHILL GORDON & REINDEL
     ONE RODNEY SQUARE, P.O. BOX 636             10 SOUTH WACKER DRIVE, SUITE 4000                      80 PINE STREET
        WILMINGTON, DELAWARE 19899                    CHICAGO, ILLINOIS 60606                      NEW YORK, NEW YORK 10005
              (302) 651-3000                               (312) 715-4000                               (212) 701-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                      ------------------------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     THIS PROSPECTUS AND THE INFORMATION CONTAINED HEREIN ARE SUBJECT TO CHANGE, COMPLETION OR AMENDMENT WITHOUT NOTICE. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. UNDER NO CIRCUMSTANCES SHALL THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.


                   SUBJECT TO COMPLETION, DATED JUNE 7, 1996


PROSPECTUS

                                  $250,000,000


HAYES WHEELS LOGO          HAYES WHEELS INTERNATIONAL, INC.


                         % SENIOR SUBORDINATED NOTES DUE 2006

                               ------------------

    The    % Senior Subordinated Notes due 2006 (the "Notes") are being offered
(the "Offering") by Hayes Wheels International, Inc. ("Hayes"), in connection with the consummation of the Transactions (as defined herein), including the Merger (as defined herein) of MWC Holdings, Inc. ("Holdings") with and into Hayes, pursuant to which Motor Wheel Corporation ("Motor Wheel"), a wholly owned subsidiary of Holdings, will become a wholly owned subsidiary of Hayes (together with its subsidiaries, including Motor Wheel after the Merger, the "Company"). The consummation of the Offering is conditioned upon, among other things, the simultaneous consummation of the Transactions.


    Interest on the Notes will be payable in cash semi-annually on each January 15 and July 15, commencing January 15, 1997. The Notes will be redeemable at the option of the Company in whole or in part, on or after July 15, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest thereon to the date of redemption. In addition, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes on or prior to July 15, 1999 at a
redemption price equal to    % of the aggregate principal amount thereof, plus
accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings (as defined herein), provided that at least $162.5 million aggregate principal amount of the Notes remain outstanding. Upon a Change of Control (as defined herein), each holder of the Notes will be entitled to require the Company to purchase such holder's Notes at 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase.



    The Notes will be general unsecured obligations of the Company subordinate in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company. The Notes will be unconditionally guaranteed, on an unsecured senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by all of the Company's material domestic subsidiaries (the "Guarantors"). As of April 30, 1996, after giving effect to the Transactions, the Company and the Guarantors would have had approximately $453.3 million of Senior Indebtedness outstanding.

                               ------------------


      SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE NOTES.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
             CRIMINAL OFFENSE.


- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
                                                                  UNDERWRITING
                                             PRICE TO             DISCOUNTS AND           PROCEEDS TO
                                             PUBLIC(1)           COMMISSIONS(2)         THE COMPANY(3)
- -----------------------------------------------------------------------------------------------------------
Per Note............................             $                      $                      $
- -----------------------------------------------------------------------------------------------------------
Total...............................             $                      $                      $
- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from the date of issuance.
(2)The Company and the Guarantors have agreed to indemnify the Underwriters (as defined herein) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3)Before deducting the expenses of the Offering payable by the Company
   estimated to be $        .


    The Notes are offered by the Underwriters named herein, subject to prior sale, when, as and if delivered to and accepted by them, and subject to certain conditions, including their right to reject orders in whole or in part. It is expected that delivery of the Notes will be made on or about July 2, 1996 at the offices of CIBC Wood Gundy Securities Corp., New York, New York.



CIBC WOOD GUNDY SECURITIES CORP.

                                        MERRILL LYNCH & CO.
                                                            SALOMON BROTHERS INC
                               ------------------
                 The date of this Prospectus is June   , 1996.

                                                     KEEPING THE WORLD IN MOTION



                                            HAYES WHEEL INTERNATIONAL, INC. LOGO

 1. ALFA ROMEO
 2. BMW
 3. BUICK
 4. CADILLAC
 5. CHEVROLET
 6. CHRYSLER
 7. DODGE
 8. FIAT
 9. FORD
10. GMC
11. HONDA
12. ISUZU
13. JEEP
14. LINCOLN
15. MAZDA
16. MERCEDES-BENZ
17. MITSUBISHI
18. NISSAN
19. OLDSMOBILE



                        [PICTURES OF 22 HAYES WHEELS]

                             AVAILABLE INFORMATION

     Hayes is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Hayes with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and are available at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such materials may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Hayes has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933 (the "Securities Act") for registration of the Notes offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to Hayes and the securities offered hereby. Statements contained in this Prospectus, or in any document incorporated in this Prospectus by reference, as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Hayes incorporates by reference herein the following documents filed with the Commission pursuant to the Exchange Act:


       I. Hayes' Annual Report on Form 10-K for the fiscal year ended January 31, 1996;


      II. Hayes' Current Report on Form 8-K dated March 28, 1996; and


     III. Hayes' Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996.


     All documents and reports filed by Hayes pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     THIS PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING STATEMENTS UNDER THE CAPTIONS "PRO FORMA COMBINED CONDENSED FINANCIAL DATA" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. NO ASSURANCE CAN BE GIVEN THAT ANY OF SUCH MATTERS WILL BE REALIZED. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE MERGER WITH HOLDINGS CANNOT BE FULLY REALIZED; (2) COMPETITIVE PRESSURE IN THE COMPANY'S INDUSTRY INCREASES SIGNIFICANTLY; (3) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF THE COMPANY ARE GREATER THAN EXPECTED; AND (4) GENERAL ECONOMIC CONDITIONS ARE LESS FAVORABLE THAN EXPECTED. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF THE COMPANY AFTER THE MERGER AND SUCH FORWARD LOOKING STATEMENTS IS INCLUDED IN THE SECTION HEREIN ENTITLED "RISK FACTORS" AND IN THE ANNUAL REPORT ON FORM 10-K AND THE QUARTERLY REPORT ON FORM 10-Q OF HAYES INCORPORATED HEREIN BY REFERENCE.


     IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus or in the documents incorporated herein by reference. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Prospectus and in the documents incorporated by reference herein. All references to fiscal years in this Prospectus refer to years ended January 31. Unless the context otherwise requires, the term "Hayes" refers to Hayes Wheels International, Inc. and its subsidiaries before the Merger, the term "Holdings" refers to MWC Holdings, Inc. and its subsidiaries, the term "Motor Wheel" refers to Motor Wheel Corporation, a wholly owned subsidiary of Holdings, and its subsidiaries, and the term "Company" refers to Hayes and its subsidiaries (including Motor Wheel) on a combined basis. The consummation of the Offering is conditioned upon, among other things, the simultaneous consummation of the Transactions.

                                  THE COMPANY


     The combination of Hayes and Motor Wheel will result in an entity that will be a leading global supplier of wheels and brake components to original equipment manufacturers ("OEMs") of passenger cars, light trucks and commercial highway vehicles in North America and Europe. Hayes is a world leader in the design, manufacture and supply of steel and aluminum wheels to OEMs of passenger cars and light trucks. Motor Wheel is a leading designer and producer of steel wheels and brake components for the passenger car, light truck and commercial highway truck and trailer markets.



     The Merger is expected to result in the combination of the strength of Hayes in steel and aluminum wheel manufacturing and of Motor Wheel in steel wheel and brake component manufacturing. In addition, the Company expects that the combination of Hayes' and Motor Wheel's product lines will enable the Company to sell a complementary range of products. As automotive suppliers continue to consolidate worldwide, the combination of Hayes and Motor Wheel is expected to strengthen the Company's leadership position in meeting the global sourcing, quality and engineering requirements of its customers.



     The Company's principal customers for wheel and brake products comprise the majority of the OEMs in the United States, Europe and Japan, including General Motors, Ford, Chrysler (the three of which comprised approximately 72% of the Company's combined 1995 revenues), BMW, Renault, Fiat, Volkswagen, Porsche, Mercedes, Toyota, Mazda, Nissan, Honda and Isuzu. The Company will also have over 300 commercial highway customers including Trailmobile, Strick, Great Dane Trailers, Freightliner, PACCAR and Volvo-GM.


     A significant trend in the automotive industry toward the use of lighter, more highly-styled wheels for passenger cars and light trucks has increased the demand for and use of aluminum wheels. North American automotive aluminum wheel penetration (new vehicle installations) has increased from approximately 3% in 1980 to approximately 43% in 1995, and management estimates such penetration will reach approximately 55% by 2000. Automotive aluminum wheel penetration in Europe in 1995 was approximately 20% and continues to display a similar growth pattern as that experienced in North America. The Company believes that its available cast aluminum manufacturing capacity and innovative new aluminum wheels, including its fabricated aluminum and Full Face Modular ("FFM(R)") products, will enable it to capitalize on these trends and increase its sales of aluminum wheels in North America and in Europe.

     OEMs have pursued outsourcing opportunities in which automobile component manufacturing requirements (including wheel and brake products) are met by independent suppliers. Outsourcing has increased in response to competitive pressures on OEMs to improve quality and reduce capital outlays, production costs, overhead and brake component inventory levels. The Company believes that it is well-positioned to benefit from any future outsourcing opportunities.

     In addition to increasing the percentage of parts that are outsourced, OEMs are increasingly transferring the primary responsibility for design, engineering and testing of components to suppliers with proven capabilities in these areas. The Company believes that its early involvement in the design and engineering of new wheel and brake products as a Tier I (as defined herein) supplier has afforded it a competitive advantage in securing new business and will continue to do so in the future.


     Hayes and Motor Wheel have developed a number of new products and proprietary manufacturing processes which have provided them with a competitive advantage and served to further expand their product lines. For example, Hayes is a major producer of fabricated aluminum wheels (which are 20% lighter than cast aluminum wheels). Hayes has also recently introduced FFM(R) wheels, which are lightweight, highly-styled wheels that utilize a cast aluminum face with a fabricated aluminum rim. Motor Wheel has introduced innovative products such as Centrifuse(R) brake drums and full-faced steel wheels. The Company intends to continue its efforts to develop innovative wheel and brake products and manufacturing processes to better serve customers and improve the Company's product mix with higher margin wheel and brake products.


     Sales of automotive wheel and brake products comprise approximately 85% of the Company's combined net sales (75% wheels and 10% brake components), with the remainder consisting of commercial highway wheel and brake products. The following table sets forth the Company's estimated combined market position for its primary products in North America and Europe in 1995:


                                                                               MARKET
                                                                              POSITION
                                                                              --------
        NORTH AMERICA
          Automotive Steel Wheels -- Including OEM Captives...................    #1
          Automotive Cast Aluminum Wheels.....................................    #2
          Automotive Fabricated Aluminum Wheels...............................    #1
          Automotive Brake Rotors and Drums -- Excluding OEM Captives.........    #2
          Automotive Brake Rotors and Drums -- Including OEM Captives.........    #3
          Commercial Highway Wheels...........................................    #2
          Commercial Highway Brake Hubs and Drums.............................    #1
        EUROPE
          Automotive Aluminum Wheels..........................................    #1


     The Company also has strategic manufacturing joint ventures in the Czech Republic, Mexico, Italy, South America and the United States, as well as a technical relationship in Thailand and a marketing joint venture in Japan.

                               BUSINESS STRATEGY

     The Company believes that it is well positioned to realize growth in sales and EBITDA following the Merger, despite anticipated declines in automotive and commercial highway vehicle production. The Company will continue to build upon Hayes' position as a leading global, full-line supplier of wheels to the automotive industry, and expects to enhance this position by extending Hayes' product offering to automotive brake drums and rotors, as well as extending Motor Wheel's leading position in the commercial highway wheel and brake markets. The Company expects to maintain its leadership position by continuing to offer innovative new products to increase sales and enhance profitability. The Company expects to continue its growth and enhance its market leadership by implementing a strategy based on the following elements:


     - Maintaining and Enhancing Strong Relationships with OEMs. The Company has developed and intends to continue to build upon strong relationships with its OEM customers to enable it to identify business opportunities and work closely with customers during the early stages of vehicle design. The Company has established a leadership position as a Tier I supplier of automotive and commercial highway wheels and brakes by maintaining an excellent reputation for quality, service and innovation. As a result of its strong relationships with the OEMs, the Company has secured contracts to be the wheel and brake supplier for anticipated high volume vehicle model platforms in upcoming years.


     - Continuing Focus on New Product Innovation. The Company believes that both Hayes and Motor Wheel have established reputations for developing new product and manufacturing process innovations. The Company intends to continue to develop such innovative products and proprietary processes that are expected to collectively enhance the Company's leadership position in the worldwide automotive and commercial highway wheel and brake component markets, increase the Company's portfolio of higher margin products and result in the Company being awarded contracts for additional vehicle platforms.

     - Pursuing New Contracts. The Company has obtained significant firm orders on a number of platforms for periods commencing during 1996 through 1998 for incremental new business in North America and Europe, fueled by the introduction of new, innovative wheel and brake products. The Company intends to continue to pursue new vehicle platform contracts.


     - Implementing Rationalization Programs. The Company has identified a number of opportunities to rationalize its manufacturing facilities. Prior to the Transactions, Motor Wheel announced and implemented a facility rationalization program and, pursuant to this program, is in the process of consolidating its manufacturing facilities. In early 1996, Motor Wheel also implemented an overhead reduction program at its headquarters. The Company's pro forma combined financial data included herein does not reflect the anticipated net annual cost savings related to Motor Wheel's plant closures and capacity rationalizations that have been completed or are substantially underway (the "Motor Wheel Restructuring") (see Note J to the Pro Forma Statement of Operations included in "Pro Forma Combined Condensed Financial Data" for additional information). Subsequent to the Transactions, the Company will continue to seek to optimize the use of its manufacturing capacity and implement further administrative, engineering and operating expense reductions.


     - Capitalizing on Complementary Nature of Businesses. The Merger also provides opportunities due to the complementary nature of the Hayes and Motor Wheel businesses. The Company intends to improve its future performance by: (i) utilizing Motor Wheel's available steel wheel capacity to meet the increasing demand for Hayes' products; (ii) distributing Motor Wheel's automotive and commercial highway brake products through Hayes' European sales and marketing network; (iii) attaining additional automotive wheel and brake component sales to Japanese OEMs by building on Motor Wheel's existing relationships; and
       (iv) reducing costs of materials through economies of scale.

     Following the Merger, the Company will be managed by a team led by Hayes' Chief Executive Officer and President Ron Cucuz and Hayes' Chief Financial Officer William Shovers and certain senior Hayes and Motor Wheel executives.

                                THE TRANSACTIONS


     On March 28, 1996, Hayes and Holdings entered into a definitive merger agreement (the "Merger Agreement"), pursuant to which (i) Holdings common stock will be converted into 3,125,000 shares of newly issued common stock of the Company (the "New Common Stock") and 1,150,000 warrants of the Company (the "Warrants") with each Warrant entitling the holder thereof to purchase one share of New Common Stock at a price of $48.00 during the period commencing on the fourth anniversary of the effective time of the Merger and ending on the seventh anniversary thereof, (ii) Motor Wheel will become a wholly owned subsidiary of Hayes and (iii) each outstanding share of common stock of Hayes will be converted into the right to receive $28.80 in cash and 1/10th of one share of New Common Stock (collectively, the "Merger"). It is anticipated that substantially all of Hayes' and Motor Wheel's existing indebtedness will be refinanced in connection with the Merger. The Merger and the related transactions are expected to be financed with (i) senior secured credit facilities (the "Credit Agreement") consisting of term loan facilities (the "Term Loan Facilities") and a revolving credit facility (the "Revolving Credit Facility"), (ii) the Notes offered hereby and (iii) new equity investments (collectively, the "Financing"). In connection with the Merger, Hayes has commenced a tender offer (the "Debt Tender") to repurchase all $100 million principal amount of its 9 1/4% Senior Notes due 2002 (the "Hayes Senior Notes") and Motor Wheel intends to redeem all $125 million principal amount of its 11 1/2% Senior Notes due 2000 (the "Motor Wheel Senior Notes") pursuant to their terms (the "Motor Wheel Redemption"). The Merger, the Financing, the Debt Tender and the Motor Wheel Redemption are hereinafter collectively referred to as the "Transactions."



     Joseph Littlejohn & Levy Fund II, L.P. ("JLL"), together with certain other investors (collectively, the "New Investors"), will invest an aggregate of $200 million of new cash equity in the Company, representing 56% of the Company's outstanding New Common Stock immediately following completion of the Transactions. JLL, the largest stockholder of Holdings, will provide $80.0 million of the new cash equity in the Company.



     The approximate sources and uses of funds in connection with the Transactions are presented in the following table, assuming the Transactions occurred as of April 30, 1996 (dollars in millions):



        SOURCES OF FUNDS:
        Revolving Credit Facility(a).......................................     $ 27.0
        Term Loan Facilities...............................................      425.0
        Notes offered hereby...............................................      250.0
        New Investors' cash equity investment(b)...........................      200.0
                                                                                ------
             Total Sources.................................................     $902.0
                                                                                ======
        USES OF FUNDS:
        Cash merger consideration..........................................     $506.1
        Refinancing of indebtedness and purchase of stock options..........      309.9
        Working capital....................................................       45.0
        Fees and expenses..................................................       41.0
                                                                                ------
             Total Uses....................................................     $902.0
                                                                                ======


- ---------------

(a) Initial drawdown of the Revolving Credit Facility with commitments of $220.0 million.


(b) Cash equity investments exclude the value of New Common Stock which will be issued to the pre-Merger Hayes common stockholders and the pre-Merger Holdings common stockholders.

                                  THE OFFERING

Issuer........................   Hayes Wheels International, Inc.

Securities Offered............   $250,000,000 principal amount of    % Senior
                                 Subordinated Notes due 2006.


Maturity Date.................   July 15, 2006.



Interest Payment Dates........   Interest will accrue on the Notes from the date
                                 of issuance (the "Issue Date") and will be payable semi-annually on each January 15 and July 15, commencing January 15, 1997.



Ranking.......................   The Notes will be general unsecured obligations
                                 of the Company subordinate in right of payment to all existing and future Senior Indebtedness of the Company, including indebtedness under the Credit Agreement and senior in right of payment to all other subordinated indebtedness of the Company. At April 30, 1996, after giving pro forma effect to the Transactions, the Company and the Guarantors would have had approximately $453.3 million of Senior
                                 Indebtedness outstanding.


Guarantees....................   The Notes will be unconditionally guaranteed,
                                 on a senior subordinated basis, as to the payment of principal, premium, if any, and interest, jointly and severally (the
                                 "Guarantees"), by the Guarantors which will consist of the Company's material Domestic
                                 Subsidiaries. The Guarantees will be
                                 subordinated to all Senior Indebtedness of the respective Guarantors.


Optional Redemption...........   The Notes will be redeemable at the option of
                                 the Company, in whole or in part, at any time
                                 on or after July 15, 2001 at the redemption
                                 prices set forth herein, together with accrued
                                 and unpaid interest thereon to the date of
                                 redemption. In addition, the Company, at its
                                 option, may redeem in the aggregate up to 35%
                                 of the original principal amount of Notes at
                                 any time prior to July 15 , 1999, at a
                                 redemption price equal to    % of the principal
                                 amount thereof plus accrued and unpaid interest thereon to the redemption date with the Net
                                 Cash Proceeds of one or more Equity Offerings;
                                 provided, however, that at least $162.5 million aggregate principal amount of Notes remain outstanding and that such redemption occurs within 90 days following the closing of any such Equity Offering.



Change of Control.............   In the event of a Change of Control, the
                                 Company will be required to make an offer to purchase all outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of the Notes --
                                 Change of Control Offer." There can be no assurance that the Company will have sufficient funds or will be contractually permitted by outstanding Senior Indebtedness to pay the required purchase price for all Notes tendered by holders upon a Change of Control.


Certain Covenants.............   The Indenture (as defined herein) will contain
                                 covenants for the benefit of the holders of the Notes that, among other things, restrict the ability of the Company and its Restricted
                                 Subsidiaries (as defined herein) to: (i) incur additional Indebtedness (as defined herein); (ii) pay dividends and make distributions; (iii) issue stock of subsidiaries; (iv) make certain investments;
                                 (v) repurchase stock; (vi) create liens; (vii) enter into transactions with affiliates; (viii) merge or consolidate the Company or the Guarantors; and (ix) transfer or sell assets.
                                 These covenants are subject to a number of important exceptions. See "Description of the Notes -- Certain Covenants."


Use of Proceeds...............   The net proceeds from the sale of the Notes
                                 will be used to partially fund the
                                 Transactions.


     For more complete information regarding the Notes, including the definitions of certain capitalized terms used above, see "Description of the Notes."

                                  RISK FACTORS

     Prospective purchasers of the Notes should consider carefully the information set forth under the caption "Risk Factors," and all other information set forth in this Prospectus, in evaluating an investment in the Notes.


                    SUMMARY HISTORICAL FINANCIAL INFORMATION



     The summary historical consolidated financial information of Hayes and Holdings with respect to each year in the five-year periods ended January 31, 1996 and December 31, 1995, respectively, is derived from the consolidated financial statements of Hayes and Holdings. The consolidated financial statements of Hayes for each of the years in the three-year period ended January 31, 1996 are included elsewhere in this Prospectus. Such consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The consolidated financial statements of Holdings for each of the years in the three-year period ended December 31, 1995 are included elsewhere in this Prospectus. Such consolidated financial statements have been audited by Ernst & Young LLP, independent auditors. The financial information of Hayes for the three months ended April 30, 1995 and April 30, 1996, and of Holdings for the three months ended March 31, 1995 and March 31, 1996, are unaudited, but in the opinion of Hayes' and Holding's managements, respectively, reflect all adjustments necessary for a fair presentation of such information. Such financial statements are included elsewhere in this Prospectus. Operating results of Hayes for the three months ended April 30, 1996 and of Holdings for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the fiscal year ended January 31, 1997 and December 31, 1996, respectively. The summary historical consolidated financial information provided below should be read in conjunction with the consolidated financial statements and notes of Hayes and Holdings included elsewhere in this Prospectus. See "Index to Consolidated Financial Statements."

                                                                                                   THREE MONTHS
                                                           YEAR ENDED JANUARY 31,                 ENDED APRIL 30,
                                               ----------------------------------------------    -----------------
                   HAYES                        1992      1993      1994      1995      1996      1995     1996(a)
- --------------------------------------------   ------    ------    ------    ------    ------    ------    -------
                                                                      (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales...................................   $398.9    $408.7    $428.2    $537.6    $611.1    $159.7    $156.2
Cost of goods sold..........................    342.7     336.4     344.4     441.4     513.4     133.1     133.6
Marketing, general and administration.......     21.1      26.1      26.3      28.6      29.7       7.6       7.8
Engineering and product development.........      5.1       5.8       4.0       5.1       4.7       1.3       1.8
Depreciation and amortization...............     21.7      22.2      24.8      29.6      32.7       7.8       8.8
Interest expense, net.......................     33.7      33.8      13.6      13.4      15.0       3.8       3.6
Net income (loss)...........................     (6.3)      3.6       0.0      29.9      28.4       8.3       6.1
OTHER DATA:
EBITDA(b)...................................   $ 54.6    $ 63.8    $ 80.6    $ 92.9    $ 97.5    $ 25.3    $ 22.3
Capital expenditures, tooling and dunnage...     31.1      28.9      35.6      43.7      49.1       9.7      23.4
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets................................   $475.4    $499.9    $527.6    $589.6    $633.9    $609.2    $648.9
Total debt..................................    255.0     122.0     107.7     123.0     133.1     147.9     153.8
Stockholders' equity........................     60.0     191.9     184.8     216.4     245.4     226.2     251.1



                                                                                                    THREE MONTHS
                                                           YEAR ENDED DECEMBER 31,                ENDED MARCH 31,
                                                ----------------------------------------------    ----------------
                  HOLDINGS                       1991      1992      1993      1994      1995      1995      1996
- ---------------------------------------------   ------    ------    ------    ------    ------    ------    ------
                                                                      (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales....................................   $288.6    $309.7    $368.0    $405.2    $357.2    $105.6    $ 79.6
Cost of goods sold...........................    258.1     267.8     325.7     361.5     324.0      91.8      73.5
Selling, administrative and general..........     15.4      17.2      17.0      18.5      18.2       4.6       4.1
Research and development.....................      7.0       6.3       6.7       6.9       6.9       1.9       1.3
Depreciation and amortization................     15.1      14.9      17.5      19.3      19.0       4.9       4.5
Interest expense, net........................     18.6      17.0      16.5      17.2      17.9       4.5       4.3
Net income (loss)............................     (1.2)      1.1      (5.3)    (37.4)    (52.2)      2.7      (4.2)
OTHER DATA:
EBITDA(b)....................................   $ 24.9    $ 37.2    $ 37.2    $ 37.7    $ 27.5    $ 12.2    $  5.5
Nonrecurring expense (income)................    (12.1)       --        --      33.3      33.2        --        --
Noncash expense (income).....................      3.0        --       2.7       2.9       3.8      (0.4)      0.9
Capital expenditures, tooling and dunnage....      9.6      12.5      15.8      18.4      14.2       4.1       2.5
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets.................................   $206.6    $198.5    $217.1    $208.9    $169.6    $213.0    $167.1
Total debt...................................    136.2     126.1     128.7     131.8     130.0     139.6     137.0
Stockholders' equity (deficit)...............    (10.3)     (9.0)    (14.1)    (52.2)    (77.6)    (49.5)    (81.5)


- ---------------

(a) Hayes' first quarter 1996 results were significantly affected by the 17-day General Motors strike during February of this year. Management believes that, excluding the effects of such strike, Hayes' first quarter 1996 net sales would have been higher than its net sales for the first quarter of 1995, in spite of lower industry production volumes during the first quarter of 1996. Management believes that substantially all lost sales related to the strike will be realized during the remainder of fiscal 1996. Capital expenditures in the first quarter included the acquisition of machinery and equipment primarily for additional production capacity at Hayes' North American facilities to meet future customer requirements for fabricated aluminum and FFM(R) Wheels.



(b) EBITDA represents the sum of income before interest expense, preferred dividends of subsidiaries and income taxes, plus depreciation and amortization, nonrecurring charges, and other non-cash income and expense. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing Hayes' and Holdings' respective operating performance, financial position and cash flows. Hayes and Holdings have presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

                        SUMMARY PRO FORMA FINANCIAL DATA



     The following table sets forth certain unaudited pro forma financial data for the Company for the year ended January 31, 1996 and as of and for the three months ended April 30, 1996, and certain financial ratios derived therefrom which are presented to reflect the pro forma effect of (i) the Transactions and
(ii) the Holdings 1995 Recapitalization (as defined herein). The pro forma financial data do not reflect any cost savings related to the Motor Wheel Restructuring or synergies that are expected to result from the Transactions.



     The unaudited pro forma statement of operations data give effect to the Transactions and the Holdings 1995 Recapitalization as if they had occurred on February 1, 1995 and the unaudited pro forma balance sheet data give effect to the Transactions as if they had occurred on April 30, 1996. The unaudited pro forma combined financial data do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had the Transactions and the Holdings 1995 Recapitalization been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The unaudited pro forma combined financial data (i) have been derived from and should be read in conjunction with the "Pro Forma Combined Condensed Financial Data" and the notes thereto included elsewhere in this Prospectus and (ii) should be read in conjunction with the separate historical consolidated financial statements of Hayes and Holdings and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus. See "Index to Consolidated Financial Statements."



                                                            COMPANY PRO FORMA     COMPANY PRO FORMA
                                                               YEAR ENDED        THREE MONTHS ENDED
                                                            JANUARY 31, 1996       APRIL 30, 1996
                                                            -----------------    -------------------
                                                                     (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales................................................       $   968.3             $   235.8
Cost of goods sold.......................................           832.1                 205.0
Marketing, general and administration....................            44.5                  11.4
Engineering and product development......................             9.1                   2.7
Depreciation and amortization............................            48.9                  11.9
Interest expense, net....................................            71.3                  17.8
Net income (loss)........................................           (16.7)                 (0.7)
OTHER DATA:
EBITDA(a)(b).............................................       $   133.2             $    29.4
Cash interest expense....................................            68.2                  17.0
Capital expenditures, tooling and dunnage................            63.3                  25.9
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets..............................................................            $ 1,115.8
Total debt................................................................                703.3
Stockholders' equity......................................................                 23.4


- ---------------

(a) EBITDA represents the sum of income before interest expense, preferred dividends of subsidiary and income taxes, plus depreciation and amortization, nonrecurring charges, and other non-cash income and expense. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

footnotes from previous page



(b) The summary Company pro forma combined financial data and the results of operations and EBITDA for the year ended January 31, 1996 and the three months ended April 30, 1996 include various non-recurring charges, and do not include anticipated net annual cost savings, related to the Motor Wheel Restructuring that has been implemented and is currently underway. Pro forma EBITDA does not give effect to at least $26.2 million of anticipated net annual cost savings related to reduced labor costs, head count reductions, and the elimination of redundant fixed overhead costs resulting from the closure of certain facilities and the transfer of production to other facilities. The effect of these items on the pro forma combined statement of operations is summarized below (dollars in millions):



                                                                  YEAR ENDED       THREE MONTHS ENDED
                                                               JANUARY 31, 1996      APRIL 30, 1996
                                                               ----------------    ------------------
    Pro forma combined net loss.............................        $(16.7)              $ (0.7)
    Supplemental adjustments:
      Holdings 1995 plant restructuring.....................          33.0                   --
      Plant consolidation cost savings......................          26.2                  6.6
      Holdings 1995 corporate restructuring.................           3.1                   --
      Nonrecurring Company costs............................           3.6                   --
      Tax effect of supplemental adjustments @ 39%..........         (25.8)                (2.6)
                                                                    ------                -----
    Supplemental pro forma combined net income..............        $ 23.4               $  3.3
                                                                    ======                =====
    Pro forma combined EBITDA...............................        $133.2               $ 29.4
    Supplemental adjustments:
      Net payroll and benefit reductions....................          18.6                  4.7
      Manufacturing fixed cost reductions...................           7.6                  1.9
                                                                    ------                -----
    Supplemental pro forma combined EBITDA..................        $159.4               $ 36.0
                                                                    ======                =====
    Ratio of supplemental pro forma
      combined EBITDA to pro forma cash interest expense....           2.3x                 2.1x



     For additional information on the effects of the Motor Wheel Restructuring and nonrecurring charges on pro forma combined EBITDA, see Note J to the Pro Forma Statement of Operations included in "Pro Forma Combined Condensed Financial Data."

                                  RISK FACTORS

     In addition to the other matters set forth or incorporated by reference in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Notes offered by this Prospectus.

LEVERAGE AND LIQUIDITY

     In connection with the Transactions, the Company will enter into agreements, including but not limited to the Credit Agreement, pursuant to which it will borrow money in order to finance the cash consideration to be paid to the holders of Hayes common stock in the Merger, to refinance certain outstanding indebtedness of Hayes and Motor Wheel, to pay expenses relating to the Transactions and to provide for the Company's working capital requirements. After giving effect to the Transactions, the Company's consolidated indebtedness will exceed $700 million. This increased indebtedness and higher debt-to-equity ratio of the Company in comparison to that of Hayes and Motor Wheel on a historical basis may reduce the flexibility of the Company to respond to changing business and economic conditions, as well as limit capital expenditures of the Company. The Credit Agreement and the Indenture will include significant operating and financial restrictions, such as limits on the Company's ability to incur indebtedness.

     The Company's high degree of leverage may have important consequences for the Company, including: (i) the ability of the Company to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes, if necessary, may be impaired or such financing may not be on terms favorable to the Company; (ii) a substantial portion of the Company's cash flow will be used to pay the Company's interest expense, which will reduce the funds that would otherwise be available to the Company for its operations and future business opportunities; (iii) a substantial decrease in net operating cash flows or an increase in expenses of the Company could make it difficult for the Company to meet its debt service requirements and force it to modify its operations; (iv) the Company may be more highly leveraged than its competitors which may place it at a competitive disadvantage; and (v) the Company's high degree of leverage may make it more vulnerable to a downturn in its business or the economy generally. Any inability of the Company to service its indebtedness or obtain additional financing, as needed, would have a material adverse effect on the Company.

RESTRICTIVE DEBT COVENANTS


     The Credit Agreement is expected to contain a number of significant covenants that, among other things, will restrict the ability of the Company to
(i) declare dividends or redeem or repurchase capital stock, (ii) prepay, redeem or purchase debt, including the Notes, (iii) incur liens and engage in sale-leaseback transactions, (iv) make loans and investments, (v) incur additional indebtedness, (vi) amend or otherwise alter debt and other material agreements, (vii) make capital expenditures, (viii) engage in mergers, acquisitions and asset sales, (ix) enter into transactions with affiliates and
(x) alter the business it conducts. The indebtedness outstanding under the Credit Agreement will be guaranteed by all of the Company's domestic subsidiaries and will be secured by a first priority lien in substantially all of the properties and assets of the Company and its respective domestic subsidiaries, now owned or acquired later, including a pledge of all of the shares of the Company's respective existing and future domestic subsidiaries and up to 65% of the shares of the Company's existing and future foreign subsidiaries which are owned by the Company or one of its domestic subsidiaries. In addition, under the Credit Agreement, the Company will also be required to comply with financial covenants with respect to (i) a maximum leverage ratio,
(ii) a minimum interest coverage ratio and (iii) a minimum fixed charge coverage ratio. If the Company were unable to borrow under the Credit Agreement due to a default, it could be left without sufficient liquidity.


SUBORDINATION


     The Notes will be unsecured and subordinated to the prior payment in full of all Senior Indebtedness whether existing upon the consummation of the Transactions or thereafter incurred. As of April 30, 1996, on a pro forma basis, after giving effect to the Transactions, the aggregate outstanding principal amount of all Senior Indebtedness would have been approximately $453.3 million. In the event of a bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Notes only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes. In addition, the Company may not pay principal or premium, if any, or interest on the Notes if any Senior Indebtedness is not paid when due or any other default on any Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, unless in either case, such amount has been paid in full or the default has been cured or waived and such acceleration has been rescinded. In addition, if any default occurs with respect to certain Senior Indebtedness and certain other conditions are satisfied, the Company may not make any payments on the Notes for a designated period of time. Finally, if any judicial proceeding is pending with respect to any such default in payment on any Senior Indebtedness, or other default with respect to certain Senior Indebtedness, or if the maturity of the Notes is accelerated because of a default under the Indenture and such default constitutes a default with respect to any Senior Indebtedness, the Company may not make any payment on the Notes.

INCREASE IN VARIABLE INTEREST RATES


     A substantial portion of the indebtedness to be incurred by the Company to finance the Transactions will bear interest at variable rates. While it is anticipated that the Company will enter into one or more interest rate protection agreements to limit its exposure to increases in such interest rates, such agreements will not eliminate such exposure to variable rates. Any increase in the interest rates on the Company's indebtedness will reduce funds available to the Company for its operations and future business opportunities and will exacerbate the consequences of the Company's leveraged capital structure.


FRAUDULENT TRANSFER CONSIDERATIONS


     The payment of the consideration in the Merger to the stockholders of Hayes and the related financings may be subject to review under federal or state fraudulent transfer laws. While the relevant laws may vary from state to state, under such laws, if a court in a lawsuit by a creditor or a representative of creditors of Hayes or the Company, such as a trustee in bankruptcy or one of such entities as debtor-in-possession, were to find that, at the time of or after and giving effect to the Transactions, Hayes or the Company (i) was insolvent or rendered insolvent thereby, (ii) was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, or (iv) intended to hinder, delay or defraud creditors and, in the case of clauses (i), (ii) and (iii), that Hayes or the Company did not receive reasonably equivalent value or fair consideration in the Transactions, such court could avoid all or a part of the payment of the consideration in the Merger and require that the stockholders, including stockholders exercising appraisal rights, return such consideration to Hayes or the Company or to a fund for the benefit of their respective creditors. In addition, if a court were to find that Hayes or the Company came within any of clauses (i) through (iv) above, Hayes or the Company, or their respective creditors or trustees in bankruptcy, could seek to avoid the grant of security interests to the lenders under the Credit Agreement or to subordinate or void altogether the Senior Indebtedness or to subordinate or void altogether the Notes. This would result in an event of default with respect to such indebtedness which, under the terms of such indebtedness (subject to applicable law), would allow the lenders to terminate their obligations thereunder and to accelerate payment of such indebtedness.



     The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. There can be no certainty as to what law a court would apply pursuant to applicable choice of law provisions, although it is likely that a court would apply the law of the state of incorporation of Hayes or Holdings, federal bankruptcy law, the jurisdiction in which the headquarters of Hayes or Holdings is located or the law of the jurisdiction in which the Merger is deemed to have occurred. Generally, however, a company would be considered insolvent for purposes of the foregoing if the sum of such company's debts is greater than all such company's property at a fair valuation, or if the present fair saleable value of such company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. For the fiscal year ended January 31, 1996, the pro forma ratio of earnings to fixed charges of the Company was 0.6 to 1 (with earnings insufficient to cover fixed charges by $27.4 million) after giving effect to the Transactions as if the Transactions had occurred at the beginning of such fiscal year. It is a condition to consummation of the Merger that Hayes and Holdings receive a mutually acceptable solvency opinion, which will be delivered by Houlihan Lokey Howard & Zukin, Inc. There can, however, be no assurance that a court would not determine that Hayes or the Company, as the case may be, was insolvent at the time of or after and giving effect to the Transactions. In addition, there can be no assurance that a court would not determine, regardless of whether any of the foregoing entities was solvent, that the Transactions constituted a fraudulent transfer on another of the grounds listed above. Management believes that the Company will be solvent following the consummation of the Transactions, and receipt of a solvency opinion is a condition to the Merger Agreement. While such condition may be waived by Hayes and Holdings under the Merger Agreement, the receipt of such opinion is also a condition to the lenders' obligation to fund under the Credit Agreement, and the Company does not have the ability to waive such condition thereunder.


DEPENDENCE ON MAJOR CUSTOMERS

     Hayes derived approximately 80% of its revenues from General Motors, Ford and Chrysler in fiscal 1995; Motor Wheel derived approximately 58% of its revenues from these three customers in its year ended December 31, 1995. Hayes and Motor Wheel, which have been suppliers to these companies for many years, continually engage in efforts to improve and expand on their relations with each of such companies. However, there can be no assurance that the Company will maintain or improve these relationships or that the Company will continue to supply these customers at current levels. The loss of a significant portion of sales to General Motors, Ford or Chrysler could have a material adverse effect on the Company's business. Furthermore, General Motors and Ford manufacture a significant portion of their steel wheel requirements and Ford, to a limited extent, manufactures aluminum wheels for its own use. Although General Motors and Ford have indicated that they will continue to rely on outside suppliers, they may increase their purchases of wheels from captive manufacturers, which could reduce the market for the Company's products and have an adverse effect on the Company.

CYCLICAL NATURE OF INDUSTRY


     The principal operations of Hayes and Motor Wheel have been, and the principal operations of the Company will continue to be, directly related to domestic and foreign automotive and commercial highway vehicle production. Industry sales and production are cyclical and can be affected by the strength of the economy generally, or in specific regions such as North America or Europe, by prevailing interest rates and by other factors which may have an effect on the level of the Company's sales.


LABOR RELATIONS


     Approximately 20% of Hayes' domestic employees and 68% of Motor Wheel's employees are unionized. Hayes' two domestic collective bargaining agreements expire in February 1997 and June 1998, while Motor Wheel's collective bargaining agreements expire between March 1996 and October 1997. The contracts between each of the United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW") and the National Automobile, Aerospace and Agricultural Implement Workers Union of Canada and each of the three major North American OEMs will expire and are subject to renegotiation in the summer of 1996. Among other things, union job security concerns (including concerns relating to outsourcing) and wage and benefit levels are expected to be major issues in such negotiations. While Hayes and Motor Wheel believe that their relations with their employees are satisfactory, a dispute between the Company and its employees, or between any of its major customers and such customer's employees, could have a material adverse effect on the Company. Substantially all of Hayes' overseas employees are members of state-sponsored unions.


CHALLENGES OF BUSINESS INTEGRATION

     The full benefits of a business combination of Hayes and Motor Wheel will require the integration of each company's administrative, finance, sales and marketing organizations, the coordination of each company's sales efforts, and the implementation of appropriate operations, financial and management systems and controls in order to capture the efficiencies and the cost reductions that are expected to result from the Merger. This will require substantial attention from the Company's management team, which has minimal experience integrating the operations of companies the size of Hayes and Motor Wheel. The diversion of management attention, as well as any other difficulties which may be encountered in the transition and integration process, could have an adverse impact on the revenue and operating results of the Company. There can be no assurance that the Company will be able to integrate the operations of Hayes and Motor Wheel successfully.

LACK OF A PUBLIC MARKET FOR THE NOTES

     There is no public market for the Notes and the Company does not intend to list the Notes on any securities exchange or for quotation over any over-the-counter market. The Company has been advised by the Underwriters that, following the completion of the Offering, the Underwriters presently intend to make a market in the Notes. However, the Underwriters are under no obligation to do so and may discontinue any market making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected.

                                  THE COMPANY


     The combination of Hayes and Motor Wheel will result in an entity that will be a leading global supplier of wheels and brake components to OEMs of passenger cars, light trucks and commercial highway vehicles in North America and Europe. Hayes is a world leader in the design, manufacture and supply of steel and aluminum wheels to OEMs of passenger cars and light trucks. Motor Wheel is a leading designer and producer of steel wheels and brake components for the passenger car, light truck and commercial highway truck and trailer markets. The following table sets forth the Company's estimated combined market position for its primary products in North America and Europe in 1995:



                                                                                MARKET
                                                                               POSITION
                                                                               --------
        NORTH AMERICA
          Automotive Steel Wheels -- Including OEM Captives...................    #1
          Automotive Cast Aluminum Wheels.....................................    #2
          Automotive Fabricated Aluminum Wheels...............................    #1
          Automotive Brake Rotors and Drums -- Excluding OEM Captives.........    #2
          Automotive Brake Rotors and Drums -- Including OEM Captives.........    #3
          Commercial Highway Wheels...........................................    #2
          Commercial Highway Brake Hubs and Drums.............................    #1
        EUROPE
          Automotive Aluminum Wheels..........................................    #1


     The Merger is expected to result in the combination of the strength of Hayes in steel and aluminum wheel manufacturing and of Motor Wheel in steel wheel and brake component manufacturing. The Company's complementary product lines will enable it to sell a comprehensive range of products. As automotive suppliers continue to consolidate worldwide, the combination of Hayes and Motor Wheel is expected to strengthen the Company's leadership position in meeting the global sourcing, quality and engineering requirements of its customers.

     Hayes' business originated with Hayes Wheel, founded in 1908 by Clarence Hayes, and K.H. Wheel Company, founded in 1909 by John Kelsey and John Herbert, which produced wooden-spoked wheels for automobiles such as Henry Ford's Model
T. These companies were merged in 1927 to form Kelsey-Hayes Wheel Corporation, which was reorganized in 1933 into Kelsey-Hayes Wheel Company, to which Hayes succeeded by virtue of a merger in 1986. In November 1989, Hayes was acquired by Varity Corp. ("Varity"). In December 1992, Hayes issued 9.4 million shares of its common stock in its initial public offering. Varity currently owns 46.3% of Hayes.

     Motor Wheel, which was formed in 1920, was publicly held until 1964 when it was acquired by The Goodyear Tire & Rubber Company, Inc. ("Goodyear"). In 1986, Holdings, a Delaware corporation that was organized by members of the management of Motor Wheel, acquired Motor Wheel from Goodyear. In November 1995, Holdings completed certain transactions contemplated by an Investment Agreement among JLL, Holdings and Motor Wheel (collectively, the "Holdings 1995 Recapitalization") pursuant to which JLL and certain other investors made an equity investment in Holdings in exchange for a controlling interest in Holdings.

     The Company's principal executive offices are located at 38481 Huron River Drive, Romulus, Michigan 48174 and its telephone number is (313) 941-2000.

                                 THE GUARANTORS

     The Company's obligations under the Notes will be jointly and severally guaranteed by each of the Guarantors on a senior subordinated basis. The Guarantees will rank subordinate in right of payment to all existing and future Senior Indebtedness of such Guarantor, including the guarantees being executed by the Guarantors in connection with the Credit Agreement, and senior to all existing and future indebtedness of such Guarantor that is designated as subordinate or junior in right of payment of such Guarantee. By their terms, the Guarantees are limited to amounts that would cause them not to be fraudulent conveyances. It is possible that the Guarantees could be limited to the net worth of the Guarantors and effectively be subordinated to certain other obligations of the Guarantors by virtue of those limitation provisions.

                                THE TRANSACTIONS

THE MERGER


     On March 28, 1996, Hayes and Holdings entered into the Merger Agreement, pursuant to which and, subject to the terms and condition thereof, (i) Holdings common stock will be converted into 3,125,000 shares of New Common Stock and 1,150,000 Warrants, (ii) Motor Wheel will become a wholly owned subsidiary of Hayes, and (iii) each outstanding share of common stock of Hayes will be converted into the right to receive $28.80 in cash and 1/10th of one share of New Common Stock. In connection with the Transactions, it is anticipated that substantially all existing indebtedness of Hayes and Motor Wheel will be refinanced. The Transactions are expected to be financed with (i) borrowings under the Credit Agreement, (ii) the proceeds of the Notes offered hereby and
(iii) new equity investments. In connection with the Merger, on May 28, 1996 Hayes commenced the Debt Tender to purchase all outstanding Hayes Senior Notes. Also, Motor Wheel intends to redeem the Motor Wheel Senior Notes. Following the Transactions, the New Common Stock is expected to be listed on the New York Stock Exchange.


THE FINANCING


     If the Transactions had occurred on April 30, 1996, approximately $902.0 million would have been required to (i) fund the payment of the cash consideration to be paid in connection with the Merger, (ii) repay, repurchase or redeem certain existing indebtedness of Hayes and Motor Wheel, (iii) pay the fees and expenses incurred in connection with the Transactions and (iv) provide working capital for the Company.



     Upon the completion of the Transactions, approximately $452.0 million of bank borrowings by the Company pursuant to the Credit Agreement are expected to be outstanding. The Credit Agreement is being provided by a group of banks led by Canadian Imperial Bank of Commerce ("CIBC") and Merrill Lynch Capital Corporation ("Merrill Capital"), and provides for total commitments of up to $645.0 million. The Credit Agreement is comprised of the Term Loan Facilities and the Revolving Credit Facility, of which $27.0 million is anticipated to be outstanding upon the completion of the Transactions. Gross proceeds from the sale of the Notes offered hereby are expected to be $250.0 million, and the New Investors will invest $200.0 million of cash equity in the Company in exchange for approximately 56% of the outstanding shares of New Common Stock following the Transactions. See "Description of the Credit Agreement."


THE NEW INVESTORS


     Hayes and Holdings have entered into subscription agreements with each of the New Investors (the "Subscription Agreements"), including JLL, CIBC WG Argosy Merchant Fund 2, L.L.C. ("Argosy") and TSG Capital Fund II, L.P. ("TSG"), to acquire (i) an aggregate of 6,250,000 shares of New Common Stock, and (ii) 150,000 Warrants for an aggregate investment of $200.0 million.


THE REDEMPTION, DEBT TENDER OFFER AND CONSENT SOLICITATION

     In connection with the Merger and subject to the consummation thereof, Hayes has commenced the Debt Tender and a related consent solicitation to eliminate substantially all of the restrictive covenants relating to any Hayes Senior Notes that remain outstanding following the Debt Tender. Upon completion of the Transactions, Motor Wheel will consummate the Motor Wheel Redemption. In addition, substantially all other outstanding indebtedness for borrowed money of Hayes and Motor Wheel will be redeemed, repaid or terminated pursuant to the terms thereof.


                                USE OF PROCEEDS


     The total proceeds from the sale of the Notes, together with the other proceeds from the Financing, will be used to finance the Transactions. The anticipated sources and uses of funds, assuming the Transactions had occurred as of April 30, 1996, are set forth below (dollars in millions):



        SOURCES OF FUNDS:
        Revolving Credit Facility(a).......................................     $ 27.0
        Term Loan Facilities...............................................      425.0
        Notes offered hereby...............................................      250.0
        New Investors' cash equity investment(b)...........................      200.0
                                                                                ------
             Total Sources.................................................     $902.0
                                                                                ======
        USES OF FUNDS:
        Cash merger consideration..........................................     $506.1
        Refinance outstanding domestic indebtedness of Hayes(c)............      160.5
        Refinance outstanding obligations of Holdings(d)...................      144.2
        Hayes and Holdings management stock options........................        5.2
        Working capital....................................................       45.0
        Estimated fees and expenses........................................       41.0
                                                                                ------
             Total Uses....................................................     $902.0
                                                                                ======


- -------------------------

(a) $27.0 million is the portion that is estimated would have been drawn from the $220.0 million Revolving Credit Facility if the Transactions had occurred as of April 30, 1996. Pursuant to the Credit Agreement, up to $100.0 million may be drawn under the Revolving Credit Facility upon the closing of the Transactions. The actual amount of the Revolving Credit Facility to be drawn upon closing of the Transactions will depend on the working capital requirements of Hayes and Motor Wheel at such time.



(b) Cash equity investments exclude the value of the New Common Stock which will be issued to the pre-Merger common stockholders of Hayes and Holdings. The New Investors' cash equity investments will represent 56% of the Company's outstanding New Common Stock immediately following completion of the Transactions.



(c) Approximately $108.0 million is estimated to be used to repurchase the Hayes Senior Notes and approximately $52.5 million is estimated to be used to pay the full amounts due under Hayes' existing credit agreement which bore interest at a rate of 5.93% as of April 30, 1996 and has a maturity date of March 31, 2000.



(d) Approximately $132.2 million is estimated to be used to redeem the Motor Wheel Senior Notes and approximately $12.0 million is estimated to be used to pay the full amounts due under Motor Wheel's existing credit agreement, which bore interest at a rate of 7.81% as of March 31, 1996 and has a maturity date of March 31, 1998.

                            PRO FORMA CAPITALIZATION


     The following table sets forth the capitalization of Hayes and Holdings adjusted to give effect to the Transactions as if such Transactions had occurred on April 30, 1996. This table should be read in conjunction with the information contained in "Use of Proceeds," "Pro Forma Combined Condensed Financial Data" and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as Hayes' and Holdings' financial statements and the notes thereto included elsewhere in this Prospectus or incorporated by reference herein.



                                                                                                   COMPANY
                                             HAYES ACTUAL    HOLDINGS ACTUAL                      PRO FORMA
                                              APRIL 30,         MARCH 31,        PRO FORMA       AS ADJUSTED
                                                 1996             1996          ADJUSTMENTS     APRIL 30, 1996
                                             ------------    ---------------    -----------    ----------------
                                                                   (DOLLARS IN MILLIONS)
Hayes bank debt...........................      $ 52.5           $    --          $ (52.5)          $   --
Motor Wheel bank debt.....................          --              12.0            (12.0)              --
Revolving Credit Facility.................          --                --             27.0             27.0
Term Loan Facilities......................          --                --            425.0            425.0
Hayes Senior Notes........................       100.0                --           (100.0)              --
Motor Wheel Senior Notes..................          --             125.0           (125.0)              --
Notes offered hereby......................          --                --            250.0            250.0
Other Hayes debt..........................         1.3                --               --              1.3
                                                ------            ------          -------           ------
Total debt................................       153.8             137.0            412.5            703.3
Stockholders' equity (deficit)............       251.1             (81.5)          (146.2)(a)         23.4
                                                ------            ------          -------           ------
Total capitalization......................      $404.9           $  55.5          $ 266.3           $726.7
                                                ======            ======          =======           ======


- ---------------


(a) See Notes C, E and F to the unaudited pro forma balance sheet included in "Pro Forma Combined Condensed Financial Data."

                  PRO FORMA COMBINED CONDENSED FINANCIAL DATA


     The Unaudited Pro Forma Combined Statement of Operations of the Company for the fiscal year ended January 31, 1996 and the three months ended April 30, 1996 (the "Pro Forma Statements of Operations"), and the Unaudited Pro Forma Combined Balance Sheet of the Company as of April 30, 1996 (the "Pro Forma Balance Sheet" and, together with the Pro Forma Statement of Operations, the "Pro Forma Financial Statements"), have been prepared to illustrate the estimated effect of the Transactions and the Holdings 1995 Recapitalization. The Pro Forma Financial Statements do not reflect any expected cost savings from the Motor Wheel Restructuring or synergies that are expected to result from the Transactions, which could be significant, although there can be no assurance with respect thereto. The Pro Forma Statements of Operations give pro forma effect to the Transactions and the Holdings 1995 Recapitalization as if they had occurred on February 1, 1995. The Pro Forma Balance Sheet gives pro forma effect to the Transactions as if they had occurred on April 30, 1996. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that Hayes and Holdings believe are reasonable. The pro forma adjustments relating to the Motor Wheel Restructuring have been provided by Holdings and reviewed by Hayes. The Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of Hayes and Holdings and the notes thereto and "Management's Discussions and Analysis of Results of Operations and Financial Condition" appearing elsewhere in or incorporated by reference into this Prospectus.



     The acquisition of Holdings will be accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price will be allocated to the tangible and intangible assets and liabilities of Holdings based upon their respective fair values as of the effective time of the Merger based on valuations and other studies which are not yet available. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent Hayes' and Holdings managements' preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that Hayes and Holdings believe to be reasonable. Consequently, the amounts reflected in the Pro Forma Balance Sheet are subject to change, and the final amounts may differ substantially.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         (YEAR ENDED JANUARY 31, 1996)



                                                         HISTORICAL
                                                 --------------------------
                                                   HAYES         HOLDINGS
                                                 YEAR ENDED     YEAR ENDED          PRO FORMA(B)(C)
                                                  JANUARY 31,  DECEMBER 31,   ----------------------------
                                                    1996           1995       ADJUSTMENTS        COMBINED
                                                 ----------    ------------   ------------       ---------
                                                       (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales......................................    $611.1       $    357.2       $   --           $ 968.3
                                                                                   (5.2)(D)
                                                                                   (0.1)(E)
Cost of goods sold.............................     513.4            324.0         (5.3)            832.1
                                                   ------        ---------       ------            ------
  Gross profit.................................      97.7             33.2          5.3             136.2
                                                                                   (0.3)(D)
                                                                                   (2.9)(E)
                                                                                   (0.2)(F)
Marketing, general and administration..........      29.7             18.2         (3.4)             44.5
Nonrecurring charges...........................       3.6             33.0           --              36.6
Engineering and product development costs......       4.7              6.9         (2.5)(E)           9.1
Other expense (income), net....................      (1.5)             3.6           --               2.1
                                                   ------        ---------       ------            ------
  Earnings (loss) from operations..............      61.2            (28.5)        11.2              43.9
Interest expense...............................      15.0             17.9         38.4 (G)          71.3
Preferred dividends of subsidiary..............        --              1.6         (1.6)(H)            --
                                                   ------        ---------       ------            ------
  Earning (loss) before taxes on income........      46.2            (48.0)       (25.6)            (27.4)
  Income tax provision (benefit)...............      17.8              4.2        (32.7)(I)         (10.7)
                                                   ------        ---------       ------            ------
  Net income (loss)(J).........................    $ 28.4       $    (52.2)      $  7.1           $ (16.7)
                                                   ======        =========       ======            ======
  Earnings per share...........................    $ 1.62       $ (267,912)                       $ (1.50)
OPERATING AND OTHER DATA:
EBITDA*(J).....................................    $ 97.5       $     27.5       $  8.2           $ 133.2
Depreciation and amortization..................      32.7             19.0         (2.8)             48.9
Capital expenditures, tooling and dunnage......      49.1             14.2           --              63.3
Cash interest expense..........................      13.9             16.3         38.0              68.2
SELECTED RATIOS:
Ratio of earnings to fixed charges(K)..........       3.6x              --           --                --(L)
PRO FORMA RECONCILIATION OF EBITDA:
Earnings (loss) from operations................    $ 61.2       $    (28.5)      $ 11.2           $  43.9
Add: Non-cash other expense (income), net......        --              3.8           --               3.8
      Nonrecurring charges.....................       3.6             33.2         (0.2)             36.6
      Depreciation and amortization............      32.7             19.0         (2.8)             48.9
                                                   ------        ---------       ------            ------
EBITDA(J)......................................    $ 97.5       $     27.5       $  8.2           $ 133.2
                                                   ======        =========       ======            ======
Cash flow provided from (used by):
  Operations...................................    $ 44.9       $      7.2       $  3.7           $  55.8
  Investing activity...........................     (52.4)           (14.1)          --             (66.5)
  Financing activity...........................       8.8              7.2           --              16.0


- ---------------

* EBITDA represents the sum of income before interest expense, preferred dividends of subsidiary and income taxes, plus depreciation and amortization, nonrecurring charges, and other non-cash income and expense. EBITDA should not be construed as a substitute for income from operations, net income, or cash flow from operating activities, for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


                      (THREE MONTHS ENDED APRIL 30, 1996)



                                                       HISTORICAL
                                           -----------------------------------
                                                 HAYES             HOLDINGS
                                             THREE MONTHS        THREE MONTHS          PRO FORMA(B)(C)
                                                 ENDED              ENDED         --------------------------
                                           APRIL 30, 1996(A)    MARCH 31, 1996    ADJUSTMENTS       COMBINED
                                           -----------------    --------------    -----------       --------
                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales.................................      $ 156.2            $   79.6          $  --           $235.8
Cost of goods sold........................        133.6                73.5           (2.1)(D)        205.0
                                                 ------             -------           ----            -----
  Gross profit............................         22.6                 6.1            2.1             30.8
Marketing, general and administration.....          7.8                 4.1           (0.5)(E)         11.4
Engineering and product development
  costs...................................          1.8                 1.3           (0.4)(E)          2.7
Other expense (income), net...............         (0.5)                0.6             --              0.1
                                                 ------             -------           ----            -----
  Earnings from operations................         13.5                 0.1            3.0             16.6
Interest expense..........................          3.6                 4.3            9.9(G)          17.8
                                                 ------             -------           ----            -----
  Earning (loss) before taxes on income...          9.9                (4.2)          (6.9)            (1.2)
  Income tax provision (benefit)..........          3.8                  --           (4.3)(I)         (0.5)
                                                 ------             -------           ----            -----
  Net income (loss)(J)....................      $   6.1            $   (4.2)         $(2.6)          $ (0.7)
                                                 ======             =======           ====            =====
Earnings (loss) per share.................      $  0.35            $(11,183)                         $(0.63)
OPERATING AND OTHER DATA:
EBITDA(*) (J).............................      $  22.3            $    5.5          $ 1.6           $ 29.4
Depreciation and amortization.............          8.8                 4.5           (1.4)            11.9
Capital expenditures, tooling and
  dunnage.................................         23.4                 2.5             --             25.9
Cash interest expense.....................          3.4                 4.1             --             17.0
SELECTED RATIOS:
Ratio of earning to fixed charges (K).....          3.3                  --             --               --(L)
PRO FORMA RECONCILIATION OF EBITDA:
Earnings (loss) from operations...........      $  13.5            $    0.1          $ 3.0           $ 16.6
Add: Non-cash other expense (income),
  net.....................................           --                 0.9             --              0.9
      Depreciation and amortization.......          8.8                 4.5           (1.4)            11.9
                                                 ------             -------           ----            -----
EBITDA (J)................................      $  22.3            $    5.5          $ 1.6           $ 29.4
                                                 ======             =======           ====            =====
Cash flow provided from (used by):
  Operations..............................      $   5.5            $   (5.9)         $(3.6)          $ (4.0)
  Investing activity......................        (26.9)               (2.5)            --            (29.4)
  Financing activity......................         20.4                 7.3             --             27.7


- ---------------

* EBITDA represents the sum of income before interest expense, preferred dividends of subsidiary and income taxes, plus depreciation and amortization, nonrecurring charges, and other non-cash income and expense. EBITDA should not be construed as a substitute for income from operations, net income, or cash flow from operating activities, for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

       NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


                        FOR YEAR ENDED JANUARY 31, 1996



(A) Hayes' first quarter 1996 results were significantly affected by the 17-day General Motors strike during February of this year. Management believes that, excluding the effects of such strike, Hayes' first quarter 1996 net sales would have been higher than its net sales for the first quarter of 1995, in spite of lower industry production volumes during the first quarter of 1996. Management believes that substantially all lost sales related to the strike will be realized during the remainder of fiscal 1996. Capital expenditures in the first quarter included the acquisition of machinery and equipment primarily for additional production capacity at Hayes' North American facilities to meet future customer requirements for fabricated aluminum and FFM(R) Wheels.



(B) The Pro Forma Statement of Operations assumes that the Transactions and the Holdings 1995 Recapitalization occurred on February 1, 1995. For purposes of the Pro Forma Statement of Operations for the year ended January 31, 1996, Holdings' historical statement of operations for the fiscal year ended December 31, 1995 was combined with Hayes' historical statement of operations for the fiscal year ended January 31, 1996. For purposes of the Pro Forma Statement of Operations for the three months ended April 30, 1996, Holdings' historical statement of operations for the three months ended March 31, 1996 was combined with Hayes' historical statement of operations for the three months ended April 30, 1996.



(C) The Company expects to incur an $8.0 million premium to repurchase the Hayes Senior Notes, to write off $3.5 million of deferred debt issuance costs, to write off $2.5 million of deferred licensing fees to Holdings and to expense $3.1 million of nonrecurring costs in conjunction with the settlement of outstanding Company management stock options. These costs and their tax impact have not been included in the Pro Forma Statement of Operations because they are non-recurring. Holdings expects to incur a $7.2 million premium associated with the redemption of the Motor Wheel Senior Notes and to write off deferred debt issuance costs of $2.8 million which are recorded as liabilities under purchase accounting in the Pro Forma Balance Sheet at April 30, 1996.



(D) The acquisition of Holdings will be accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price will be allocated to the tangible and intangible assets and liabilities of Holdings based upon their respective fair values as of the Effective Time based on valuations and other studies which are not yet available. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent Hayes' and Holdings' managements' preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that Hayes and Holdings believe to be reasonable. Consequently, the amounts reflected in the Pro Forma Balance Sheet are subject to change, and the final amounts may differ substantially. The following presents the effect of the purchase adjustments and adjustments to reflect adoption of the Company's accounting policies and pension and post-retirement benefit cost assumptions on the Pro Forma Statement of Operations (dollars in millions):



                                                            YEAR ENDED
                                                         JANUARY 31, 1996              THREE MONTHS ENDED
                                              --------------------------------------     APRIL 30, 1996
                                                                 MARKETING, GENERAL    ------------------
                                              COST OF SALES      AND ADMINISTRATION      COST OF SALES
                                              -------------      -------------------   ------------------
     Depreciation............................     $(7.8)                $(0.3)               $ (2.8)
     Reduction in postretirement benefit
       costs.................................      (2.7)                   --                  (0.7)
     Amortization of intangible assets and
       goodwill..............................       5.3                    --                   1.4
                                                  -----                 -----                 -----
          Total decrease.....................     $(5.2)                $(0.3)               $ (2.1)
                                                  =====                 =====                 =====



     The adjustments for estimated pro forma depreciation and amortization of intangible assets and goodwill are based on their estimated fair values. Property, plant and equipment is expected to be depreciated over estimated useful lives. Holdings currently depreciates the $215.4 million of historical cost of its assets appearing on the December 31, 1995 balance sheet over a composite life of 14 years resulting in $15.4 million of annual depreciation, accumulated depreciation of $136.4 million and a net book value of $79.0 million. Upon consummation of the Transactions, the fair value of assets acquired is estimated to be $99.0 million. This amount will be depreciated over 25 years for buildings and 12 years for equipment, consistent with Hayes' depreciation policy for used equipment and Hayes' estimate of the remaining economic life of the assets ($7.2 million of annual depreciation expense.) Other intangible assets and goodwill are expected to be amortized over their estimated useful lives, not to exceed 40 years. For pro forma purposes, a 35 year composite amortization life has been used.



(E) As part of its restructuring, Holdings permanently terminated approximately 50 corporate positions and eliminated certain salaries and related costs associated with its Okemos, Michigan corporate headquarters. The savings related to the elimination of these salaries and related costs are as follows (dollars in millions):



                                                            YEAR ENDED       THREE MONTHS ENDED
                                                         JANUARY 31, 1996      APRIL 30, 1996
                                                         ----------------    ------------------
        Cost of goods sold............................        $ (0.1)              $   --
        Marketing, general and administration.........          (2.9)                (0.5)
        Engineering and product development...........          (2.5)                (0.4)
                                                               -----                -----
             Total savings............................        $ (5.5)              $ (0.9)
                                                               =====                =====



(F) Holdings incurred $0.2 million for the three months ended January 31, 1996 and $0 for the three months ended April 30, 1996 for settlement of certain management stock options to be reacquired in connection with the Merger. The cost of these options has been eliminated.



(G) Reflects adjustments for the additional interest expense assuming the Transactions occurred on February 1, 1995. The change in interest expense, in addition to amortization of deferred financing costs, reflects changes in long term borrowings and their rates expected to be in effect as of the Effective Time as follows (dollars in millions):



                                                                  YEAR ENDED         THREE MONTHS ENDED
                                                               JANUARY 31, 1996        APRIL 30, 1996
                                                              -------------------    -------------------
                                                                        PRO FORMA              PRO FORMA
                                                                        INTEREST               INTEREST
                                                     RATE     AMOUNT     EXPENSE     AMOUNT     EXPENSE
                                                    ------    ------    ---------    ------    ---------
        Revolving Credit Facility.................    8.50%   $ 26.4     $   2.2     $ 27.0     $   0.6
        Term Loan A...............................    8.50     200.0        17.0      200.0         4.2
        Term Loan B...............................    9.00     125.0        11.3      125.0         2.8
        Term Loan C...............................    9.50     100.0         9.5      100.0         2.4
        Notes offered hereby......................   10.50     250.0        26.3      250.0         6.6
        Existing European debt....................   11.50       4.2         0.5        1.3         0.0
        Unused revolver commitment................                           1.0                    0.3
        Administrative fee........................                           0.4                    0.1
                                                                          ------                 ------
        Cash pro forma interest expense...........                       $  68.2                $  17.0
        Amortization of capitalized financing
          fees....................................                           3.1                    0.8
                                                                          ------                 ------
        Total pro forma interest expense..........                       $  71.3                $  17.8
        Less:                                                                                    ------
          Historical Holdings interest expense....                       $ (17.9)               $  (4.3)
          Historical Hayes interest expense.......                         (15.0)                  (3.6)
                                                                          ------                 ------
        Total historical interest expense
          (including amortization of financing
          fees)...................................                         (32.9)                  (7.9)
                                                                          ------                 ------
        Total pro forma interest expense
          adjustment..............................                       $  38.4                $   9.9
                                                                          ======                 ======

     The Company estimates that an increase or decrease in interest rates on floating rate debt of 0.125 percent would increase or decrease annual interest expense by approximately $575,000. The Company anticipates entering into interest rate caps or swaps with respect to a portion of the floating rate debt to mitigate the effect of interest rate fluctuations.



(H) Gives effect to the repurchase and retirement of outstanding preferred stock of Motor Wheel in connection with the Holdings 1995 Recapitalization which was consummated in November 1995.



(I) Adjustments to reflect income tax effects assuming a combined effective state and federal statutory income tax rate of 39%.



(J) The historical financial statements of Hayes and Holdings include various nonrecurring charges and other charges and cost savings related to the implementation of the Motor Wheel Restructuring which has been implemented and is currently underway, the effects of which have not been included in the Pro Forma Combined Statement of Operations. The effect of these nonrecurring items on the Pro Forma Combined Statement of Operations is as follows (dollars in millions):



                                                            YEAR ENDED       THREE MONTHS ENDED
                                                         JANUARY 31, 1996      APRIL 30, 1996
                                                         ----------------    ------------------
        Pro forma combined net loss...................        $(16.7)              $ (0.7)
        Supplemental adjustments:
          Holdings 1995 plant restructuring(1)........          33.0                   --
          Plant consolidation cost savings(1).........          26.2                  6.6
          Holdings 1995 corporate restructuring(2)....           3.1                   --
          Nonrecurring Company costs(3)...............           3.6                   --
          Tax effect of supplemental adjustments @
             39%......................................         (25.8)                (2.6)
                                                               -----                -----
        Supplemental pro forma combined net income....        $ 23.4               $  3.3
                                                               =====                =====
        EBITDA reconciliation:
          Pro forma combined EBITDA...................        $133.2               $ 29.4
          Plant consolidation cost savings(1).........          26.2                  6.6
                                                               -----                -----
        Supplemental pro forma combined EBITDA........        $159.4               $ 36.0
                                                               =====                =====
        Ratio of supplemental pro forma combined
          EBITDA to pro forma cash interest expense...           2.3x                 2.1x


- ---------------

     (1) Holdings has specifically identified additional reductions in cost of sales related to the consolidation and work force rationalization plans announced during 1994 and 1995. Holdings anticipates realizing significant cost savings related to reduced labor costs, head count reductions, and the elimination of redundant fixed overhead costs resulting from the closure of certain facilities and the transfer of production to other Holdings facilities. In 1994, Holdings recorded provisions related to plant closure matters associated with its production facilities in Lansing, Michigan and Luckey, Ohio. In 1995, Holdings recorded additional provisions totaling $33.0 million related to plant closures of its Mendota, Illinois and Ypsilanti, Michigan facilities. This plant closure provision has been reflected as a nonrecurring charge in Holdings' historical financial statements. The foregoing plant closure provisions are expected to be funded from the future cash flow of Holdings or, following the Merger, the future cash flow of the Company. The primary cost savings related to the four plant closures which are not already reflected in Holdings' historical financial statements are summarized below (dollars in millions):



                                                        YEAR ENDED       THREE MONTHS ENDED
                                                     JANUARY 31, 1996      APRIL 30, 1996
                                                     ----------------    ------------------
           Net payroll and benefit reductions.....        $ 18.6               $  4.7
           Manufacturing fixed cost reductions....           7.6                  1.9
                                                            ----                -----
                Total savings.....................        $ 26.2               $  6.6
                                                            ====                =====

         Manufacturing fixed cost reductions include utilities, repairs and maintenance, property taxes and other direct costs associated with the closed facilities. The foregoing cost savings are not expected to be fully realized prior to 1997.



     (2) During 1995 Holdings also recorded restructuring charges related to its corporate offices as follows (dollars in millions):



           Write-down of assets to realizable value........................   $2.3
           Corporate costs related to restructuring........................    0.8
                                                                              ----
                Total charges..............................................   $3.1
                                                                              ====



     (3) For the year ended January 31, 1996, Hayes incurred professional fees and other costs of approximately $2.2 million related to activities of the Special Committee of the Board of Directors, including its consideration of Varity's proposal to acquire all of the outstanding shares of Hayes' which it did not already own, and investigation of alternatives to such proposal. These fees and costs, together with costs of $1.4 million related to the restructuring of Hayes' North American Aluminum Wheel Group, are nonrecurring.



(K) For the purpose of computing this ratio, earnings consist of earnings before taxes on income and fixed charges. Fixed charges consist of interest expense, capitalized interest, amortization of deferred debt issuance costs and one-third of rental expense.



(L) On a pro forma combined basis for the fiscal year ended January 31, 1996 and the three months ended April 30, 1996, earnings were insufficient to cover fixed charges by $27.4 million and $1.2 million, respectively.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET


                                (APRIL 30, 1996)



                                                 HISTORICAL
                                          -------------------------
                                            HAYES         HOLDINGS                  PRO FORMA
                                          APRIL 30,       MARCH 31,      -------------------------------
                                            1996            1996         ADJUSTMENTS            COMBINED
                                          ---------       ---------      -----------            --------
                                                              (DOLLARS IN MILLIONS)
Cash.....................................  $   0.8         $   0.3         $  45.0 (A)          $   46.1
Trade accounts and notes receivable......    113.4            32.0              --                 145.4
Inventories..............................     52.5            34.1             3.8 (B)              90.4
Other current assets.....................      8.8             4.3              --                  13.1
                                            ------          ------          ------              --------
  Current assets.........................    175.5            70.7            48.8                 295.0
Property, plant, and equipment...........    320.9            76.9            20.0 (B)             417.8
Other noncurrent assets..................     39.6            16.7           (13.0)(B)              43.3
Deferred tax.............................      0.0             0.0            35.6 (B)              35.6
Deferred financing costs.................      3.5             2.8            19.7 (A)(B)(C)        26.0
Goodwill.................................    109.4             0.0           188.7 (B)             298.1
                                            ------          ------          ------              --------
  Total assets...........................  $ 648.9         $ 167.1         $ 299.8              $1,115.8
                                            ======          ======          ======              ========
Current portion of debt and notes........  $   1.3         $  12.0         $ (12.0)(D)          $    1.3
Trade accounts payable...................     76.8            28.5              --                 105.3
Accrued liabilities......................     38.3            22.1            (6.7)(C)              53.7
Revolving credit facility................      0.0             0.0            27.0 (A)              27.0
                                            ------          ------          ------              --------
  Current liabilities....................    116.4            62.6             8.3                 187.3
Restructuring reserve -- noncurrent......      0.0            22.1              --                  22.1
Pension and other long-term
  liabilities............................     80.0            38.9            40.2 (B)             159.1
Deferred tax liability, net..............     48.9              --              --                  48.9
Senior debt -- less current portion......    152.5           125.0          (277.5)(A)(D)             --
Term loans...............................       --              --           425.0 (A)             425.0
Notes offered hereby.....................       --              --           250.0 (A)             250.0
                                            ------          ------          ------              --------
  Total liabilities......................    397.8           248.6           446.0               1,092.4
Paid-in capital..........................    198.5            30.5            60.0 (E)(F)          289.0
Preferred stock..........................       --              --              --                    --
Common stock.............................      0.2              --              --                   0.2
Retained earnings (deficit)..............     55.6          (112.0)         (206.2)(C)(F)         (262.6)
Cumulative translation and pension
  liability adjustments..................     (3.2)             --              --                  (3.2)
                                            ------          ------          ------              --------
  Total stockholders' equity.............    251.1           (81.5)         (146.2)                 23.4
                                            ------          ------          ------              --------
  Total liabilities and stockholders'
     equity..............................  $ 648.9         $ 167.1         $ 299.8              $1,115.8
                                            ======          ======          ======              ========

        NOTES TO THE PRO FORMA COMBINED BALANCE SHEET AT APRIL 30, 1996



(A) Reflects the estimated sources and uses of funds for the Transaction as follows, assuming the Transactions had occurred as of April 30, 1996 (dollars in millions):



          Sources of Funds:
          Revolving credit facility..........................................   $ 27.0
          Term Loan Facilities...............................................    425.0
          Senior Subordinated Notes..........................................    250.0
          New Investors' cash equity investment..............................    200.0
                                                                                ------
            Total Sources....................................................   $902.0
                                                                                ======
          Uses of Funds:
          Cash merger consideration..........................................   $506.1
          Refinance outstanding domestic indebtedness of Hayes...............    152.5
          Refinance outstanding obligations of Holdings......................    137.0
          Estimated debt tender and call premiums............................     15.2
          Hayes and Holdings management stock options........................      5.2
          Working capital....................................................     45.0
          Estimated financing fees and interest rate cap.....................     26.0
          Estimated professional fees and expenses...........................     15.0
                                                                                ------
            Total Uses.......................................................   $902.0
                                                                                ======



(B) The estimated purchase price and preliminary adjustments to historical book value of Holdings as a result of the Transactions are as follows (dollars in millions):



          Purchase price:
          Estimated value of stock and warrants issued.......................   $104.0
          Book value of net liabilities acquired.............................     81.5
                                                                                ------
          Purchase price in excess of net liabilities acquired...............   $185.5
                                                                                ======
          Preliminary allocation of purchase price in excess of net liabilities acquired:
          Increase in inventory to estimated fair value......................   $  3.8
          Increase in property, plant and equipment to estimated fair
            value............................................................     20.0
          Increase in pension and post retirement liabilities................    (40.2)
          Increase in deferred tax assets....................................     35.6
          Estimated goodwill.................................................    188.7
          Write-off of deferred financing asset..............................     (2.8)
          Increase in accrued liabilities to reflect call premium and
            settlement of management stock options (see Note (D) below)......     (9.3)
          Adjustment to other noncurrent assets..............................    (10.3)
                                                                                ------
            Total............................................................   $185.5
                                                                                ======

(C) Represents one of the two adjustments to retained earnings (dollars in millions):



          Repurchase of common stock........................................   $(506.1)
          Reversal of paid-in capital included in Note E below..............     198.5
          Elimination of deferred licensing fee to Holdings (i).............      (2.7)
          Deferred financing costs (ii).....................................      (3.5)
          Estimated tender premium (iii)....................................      (8.0)
          Hayes management stock options (iv)...............................      (3.1)
          Add: Tax effect related to items (i), (ii), (iii) and (iv)........       6.7
                                                                               -------
            Total...........................................................   $(318.2)
                                                                               ========



(D) Transition proceeds will be used to repay the following obligations of Holdings (dollars in millions):



          Estimated call premium on debt and management stock options.......   $   9.3
          Current portion of debt and notes.................................      12.0
          Senior Notes......................................................     125.0
                                                                               -------
            Total...........................................................   $ 146.3
                                                                               =======



(E) Represents one of the two adjustments to the paid-in capital account (dollars in millions):



          Elimination of paid-in capital....................................   $(198.5)
          Increase in paid-in capital from issuance of new common stock.....     200.0
          Estimated professional fees and expenses..........................     (15.0)
                                                                                -------
            Total...........................................................   $ (13.5)
                                                                               ========



(F) The adjustments to paid-in capital and retained earnings as a result of the acquisition of Holdings as described in Note (B) is as follows (see Notes
     (C) and (E) for additional adjustments to paid-in capital and retained earnings as a result of the Transactions) (dollars in millions):



          Paid-in capital:
            Elimination of Holdings paid-in capital.........................   $ (30.5)
            Value of common stock and warrants issued.......................     104.0
                                                                               -------
               Total........................................................   $  73.5
                                                                               =======
          Retained earnings:
            Elimination of Holding's pre-business combination retained
               deficit......................................................   $ 112.0
                                                                               =======

        SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF HAYES


     The following selected historical consolidated financial information of Hayes with respect to each year in the five-year period ended January 31, 1996, is derived from the consolidated financial statements of Hayes. The consolidated financial statements of Hayes for each of the years in the three-year period ended January 31, 1996, are included elsewhere in this Prospectus. Such consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The financial information for the three months ended April 30, 1995 and April 30, 1996 are unaudited, but in the opinion of Hayes reflect all adjustments necessary for a fair presentation of such information. Operating results for the three months ended April 30, 1996 are not necessarily indicative of the results that may be expected for the fiscal year ended January 31, 1997. The selected consolidated financial information provided below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Hayes and the notes thereto included elsewhere in this Prospectus. See "Index to Consolidated Financial Statements."



                                                                                                 THREE MONTHS
                                                         FISCAL YEAR ENDED JANUARY 31,          ENDED APRIL 30,
                                                   ------------------------------------------   ---------------
                                                    1992     1993     1994     1995     1996     1995     1996
                                                   ------   ------   ------   ------   ------   ------   ------
                                                                      (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
  Net sales......................................  $398.9   $408.7   $428.2   $537.6   $611.1   $159.7   $156.2
  Cost of goods sold.............................   342.7    336.4    344.4    441.4    513.4    133.1    133.6
                                                   ------   ------   ------   ------   ------   ------   ------
    Gross profit.................................    56.2     72.3     83.8     96.2     97.7     26.6     22.6
Marketing, general and administration............    21.1     26.1     26.3     28.6     29.7      7.6      7.8
Engineering and product development..............     5.1      5.8      4.0      5.1      4.7      1.3      1.8
Other income, net................................    (2.9)    (1.2)    (2.3)    (0.8)    (1.5)     0.2     (0.5)
Nonrecurring charges.............................     1.7       --       --       --      3.6       --       --
                                                   ------   ------   ------   ------   ------   ------   ------
  Earnings from operations.......................    31.2     41.6     55.8     63.3     61.2     17.5     13.5
Interest expense, net............................    33.7     33.8     13.6     13.4     15.0      3.8      3.6
                                                   ------   ------   ------   ------   ------   ------   ------
  Earnings (loss) before taxes on income,
    minority interest and cumulative effect of
    changes in accounting principles.............    (2.5)     7.8     42.2     49.9     46.2     13.7      9.9
Income tax provision.............................    (3.2)     4.2     17.6     20.0     17.8      5.4      3.8
                                                   ------   ------   ------   ------   ------   ------   ------
  Earnings (loss) before minority interest and
    cumulative effect of changes in accounting
    principles...................................    (5.7)     3.6     24.6     29.9     28.4      8.3      6.1
  Minority interest..............................     0.6       --       --       --       --       --       --
                                                   ------   ------   ------   ------   ------   ------   ------
  Earnings (loss) before cumulative effect of
    changes in accounting principles.............    (6.3)     3.6     24.6     29.9     28.4      8.3      6.1
Cumulative effect of changes in accounting
  principles.....................................      --       --     24.6       --       --       --       --
                                                   ------   ------   ------   ------   ------   ------   ------
    Net income (loss)............................  $ (6.3)  $  3.6   $  0.0   $ 29.9   $ 28.4   $  8.3   $  6.1
                                                   ======   ======   ======   ======   ======   ======   ======
OTHER DATA:
EBITDA(a)........................................  $ 54.6   $ 63.8   $ 80.6   $ 92.9   $ 97.5   $ 25.3   $ 22.3
Depreciation and amortization....................    21.7     22.2     24.8     29.6     32.7      7.8      8.8
Capital expenditures, tooling and dunnage........    31.1     28.9     35.6     43.7     49.1      9.7     23.4
CASH FLOW PROVIDED FROM (USED BY):
  Operations.....................................  $ (1.1)  $ 18.5   $ 52.6   $ 22.4   $ 44.9   $ (8.8)  $  5.5
  Investing activities...........................   (25.2)   (38.2)   (48.6)   (40.9)   (52.4)    (8.6)   (26.9)
  Financing activities...........................    23.1     34.8    (15.7)    13.5      8.8     24.5     20.4
Ratio of earnings to fixed charges...............      --(b)    1.2x    3.9x     4.2x     3.6x     4.1x     3.3x
BALANCE SHEET DATA (AT PERIOD END):
Total assets.....................................  $475.4   $499.9   $527.6   $589.6   $633.9   $609.2   $648.9
Total debt.......................................   255.0    122.0    107.7    123.0    133.1    147.9    153.8
Stockholders' equity.............................    60.0    191.9    184.8    216.4    245.4    226.2    251.1


- ---------------
(a) EBITDA represents the sum of income before interest expense, preferred dividends of subsidiary and income taxes, plus depreciation and amortization, nonrecurring charges, and other non-cash income and expense. EBITDA should not be construed as substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing Hayes' operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.


(b) Earnings were insufficient to cover fixed charges by $2.5 million for the fiscal year ended January 31, 1992.

       SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF HOLDINGS


     The selected historical consolidated financial information of Holdings with respect to each year in the five-year period ended December 31, 1995, is derived from the consolidated financial statements of Holdings. The consolidated financial statements of Holdings for each of the years in the three-year period ended December 31, 1995 are included elsewhere in this Prospectus. Such consolidated financial statements have been audited by Ernst & Young LLP, independent auditors. The financial information for the three months ended March 31, 1995 and March 31, 1996 are unaudited, but in the opinion of Holdings reflect all adjustments necessary for a fair presentation of such information. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. The selected consolidated financial information provided below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Holdings and the notes thereto included elsewhere in this Prospectus. See "Index to Consolidated Financial Statements."



                                                                                                   THREE MONTHS
                                                          YEAR ENDED DECEMBER 31,                 ENDED MARCH 31,
                                              -----------------------------------------------    -----------------
                                               1991      1992      1993      1994       1995      1995       1996
                                              ------    ------    ------    -------    ------    -------    ------
                                                                     (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
  Net sales................................   $288.6    $309.7    $368.0    $ 405.2    $357.2    $ 105.6    $ 79.6
  Cost of goods sold.......................    258.1     267.8     325.7      361.5     324.0       91.8      73.5
                                              ------    ------    ------     ------    ------     ------    ------
  Gross profit.............................     30.5      41.9      42.3       43.7      33.2       13.8       6.1
  Selling, administrative and general......     15.4      17.2      17.0       18.5      18.2        4.6       4.1
  Research and development.................      7.0       6.3       6.6        6.9       6.9        1.9       1.3
  Plant closure costs......................       --        --        --       31.6      33.0         --        --
  Interest expense.........................     18.6      17.0      16.5       17.2      17.9        4.5       4.3
  Preferred dividends of subsidiary........      2.0       1.9       1.9        1.9       1.6        0.5        --
  Other expense (income)(a)................    (10.8)     (3.9)      1.6        2.8       3.6       (0.4)      0.6
  Patent defense costs.....................       --        --        --        1.7        --         --        --
                                              ------    ------    ------     ------    ------     ------    ------
  Income (loss) before income taxes........     (1.7)      3.4      (1.4)     (36.9)    (48.0)       2.7      (4.2)
  Provision for income taxes...............      1.2       2.3       0.7        0.5       4.2         --        --
                                              ------    ------    ------     ------    ------     ------    ------
  Income (loss) before extraordinary
    items..................................     (2.9)      1.1      (2.1)     (37.4)    (52.2)       2.7      (4.2)
  Extraordinary items net of income
    taxes(b)...............................      1.7        --      (3.2)        --        --         --        --
                                              ------    ------    ------     ------    ------     ------    ------
  Net income (loss)........................   $ (1.2)   $  1.1    $ (5.3)   $ (37.4)   $(52.2)   $   2.7    $ (4.2)
                                              ======    ======    ======     ======    ======     ======    ======
OTHER DATA:
  EBITDA(c)................................   $ 24.9    $ 37.2    $ 37.2    $  37.7    $ 27.5    $  12.2    $  5.5
  Depreciation and amortization............     15.1      14.9      17.5       19.3      19.0        4.9       4.5
  Nonrecurring expense (income)............    (12.1)       --        --       33.3      33.2         --        --
  Noncash expense..........................      3.0        --       2.7        2.9       3.8       (0.4)      0.9
  Capital expenditures, tooling and
    dunnage................................      9.6      12.5      15.8       18.4      14.2        4.1       2.5
CASH FLOW PROVIDED FROM (USED BY):
  Operations...............................   $ 12.0    $ 21.1    $ 25.3    $  18.0    $  7.2    $  (4.3)   $ (5.9)
  Investing activities.....................     (8.8)    (11.0)    (16.0)     (18.3)    (14.1)      (4.1)     (2.5)
  Financing activities.....................     (3.3)    (10.1)     (9.3)       1.3       7.2        7.8       7.3
BALANCE SHEET DATA (AT PERIOD END):
  Total assets.............................   $206.6    $198.5    $217.1    $ 208.9    $169.6    $ 213.0    $167.1
  Total debt...............................    136.2     126.1     128.7      131.8     130.0      139.6     137.0
  Stockholders' equity (deficit)...........    (10.3)     (9.0)    (14.1)     (52.2)    (77.6)     (49.5)    (81.5)


- ---------------
(a) Includes $12.1 million of income in 1991 reflecting favorable settlement of patent infringement litigation.

(b) Reflects impact of loss on debt extinguishment in 1993 and an income tax credit from utilization of foreign net operating loss carryforward in 1991.

(c) EBITDA represents the sum of income before interest expense, preferred dividends of subsidiary and income taxes, plus depreciation and amortization, nonrecurring charges, and non-cash other income and expense. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing Holdings' operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion of each of Hayes' and Holdings' consolidated historical results of operations and financial condition should be read in conjunction with the consolidated financial statements of each such company and the notes thereto included elsewhere or incorporated by reference in this Prospectus. Other than the section entitled "-- Pro Forma Capital Resources and Liquidity of the Company," the following discussion and analysis covers periods before completion of the Transactions. See "Risk Factors" and "Pro Forma Condensed Financial Data" for a further discussion relating to the effect that the Transactions may have on the Company.

GENERAL

     Sales of the Company's products are directly affected by the overall level of passenger car, light truck and commercial highway vehicle production of OEMs. The passenger car, light truck and commercial highway industries are sensitive to the overall strength of the economy.

     OEMs typically specify the type and basic styling of a wheel which will be used for a particular model. A particular wheel may be designated either as standard equipment or as an option. An OEM will ordinarily designate one supplier for each specific wheel platform for a vehicle model, although a particular vehicle model may offer a number of different wheels. The process of being designated as a supplier of a particular wheel often occurs several years before initial vehicle production. A potential supplier must first develop a wheel design based on styling and engineering specifications provided by an OEM. Suppliers that design, engineer, manufacture and conduct quality control testing are generally referred to as Tier I suppliers. After a comprehensive engineering and feasibility review, the OEM will designate a specific supplier for a particular wheel that meets the OEM's cost, quality and engineering specifications for a particular vehicle model. The duration of a wheel platform's life depends on the life cycle of the vehicle model, although wheel designs may be changed every two to four years to update the appearance of the vehicle.

     The Company has been awarded new automotive wheel contracts that management expects will significantly increase its fabricated wheel volumes. An important factor enabling the Company to obtain automotive wheel contracts is its ability to offer new, innovative products at competitive prices. As a result of these new contracts, the Company anticipates that it will experience significant upfront costs. Management believes such costs will include capital expenditures for tooling and facility expansion and additional launch costs as the OEMs reach normal operating levels for new vehicle production. In addition to capital expenditures associated with new business, the Company anticipates further capital expenditures related to productivity improvements and cost reductions. For the past three years, more than half of the Company's capital expenditures have been related to new contract awards.

     The Company has identified a number of opportunities to rationalize its manufacturing facilities. Motor Wheel has already announced and implemented a facility rationalization program and, pursuant to such program, is in the process of closing two of its manufacturing facilities. In early 1996, Holdings also implemented an overhead reduction program at its headquarters. The Company will seek to optimize the use of its manufacturing capacity and implement further administrative, engineering and operating expense reductions as such opportunities arise.

     The Company's largest component of cost is the raw material cost of steel and aluminum. In accordance with industry practice in the United States, the costs or benefits of fluctuations in steel and aluminum prices are passed on to the customer. Opportunities to recover increased material costs from customers in Europe are more limited than in the United States.

RESULTS OF OPERATIONS OF HAYES

     Sales of Hayes' wheels produced in the United States are directly affected by the overall level of passenger car and light truck production of North American OEMs, while sales of its wheels in Europe are directly affected by the overall vehicle production in Europe. The North American and European automotive industries are sensitive to the overall strength of their respective economies.


THREE MONTHS ENDED APRIL 30, 1996 COMPARED TO THREE MONTHS ENDED APRIL 30, 1995



     Hayes' net sales for the first quarter of fiscal 1996 decreased by $3.5 million or 2% compared to the first quarter of fiscal 1995. These results were due to the strike at General Motors resulting in a sales reduction of approximately $12 million, largely offset by increased volume at other customers in North America. Management believes that, excluding the effects of such strike, Hayes' first quarter 1996 net sales would have been higher than its net sales for the first quarter of 1995, in spite of lower industry production volumes during the first quarter of 1996. Management believes that substantially all lost sales related to the strike will be realized during the remainder of fiscal 1996. Capital expenditures in the first quarter included the acquisition of machinery and equipment primarily for additional production capacity at Hayes' North American facilities to meet future customer requirements for fabricated aluminum and FFM(R) Wheels. During the last half of fiscal 1995, Hayes launched significant new programs that resulted in increased sales in the first quarter of 1996.



     Hayes' gross profit for the first quarter of fiscal 1996 decreased to $22.6 million or 14.5% of net sales, compared to $26.6 million or 16.7% of net sales for the first quarter of fiscal 1995. The decrease in margin percentage is attributable to production losses resulting from the General Motors strike and an equipment issue in March 1996 associated with the fabricated aluminum line at the Romulus, Michigan facility. Hayes has resolved this issue while meeting all delivery requirements with no quality issues.



     Engineering and product development expenses increased $0.5 million in the first quarter of fiscal 1996 as compared to the first quarter of fiscal 1995. This increase is the result of reduced customer recovery on engineering expenses relating to the timing of new programs.



     Other (income) expense for the first quarter of fiscal 1996 improved $0.7 million from the same period in fiscal 1995. This improvement is due primarily to timing of the sales of molds in Hayes' European operations and the timing of receipt of royalties from one of Hayes' technology licensees.


FISCAL 1995 COMPARED TO FISCAL 1994

     Hayes' net sales for fiscal 1995 increased by $73.5 million or 13.7% as compared with fiscal 1994. This increase was due to significant increased unit volume in Europe, higher selling prices resulting from the pass through of increased aluminum and steel costs and a shift in Hayes' steel wheel sales mix toward more highly styled full-face wheels.

     Hayes' gross profit for fiscal 1995 increased to $97.7 million or 16% of net sales, compared with $96.2 million or 17.9% of net sales for the same period in fiscal 1994. The decrease in margin percentage is attributable to: (i) higher selling prices with the profit level remaining unchanged, as a result of the pass through of increased aluminum and steel costs, (ii) plant capacity additions resulting in higher support costs that were not fully absorbed due to softer customer demand, (iii) customer delays of new product launches and (iv) the impact of a strike at Hayes' Howell, Michigan facility.

     Marketing, general and administrative expenses increased $1.1 million for fiscal 1995 as compared to fiscal 1994. However these costs decreased from 5.3% of net sales for fiscal 1994 to 4.9% of net sales for the current period.

     During the fourth quarter of fiscal 1995, Hayes recognized non-recurring charges of $3.6 million. These charges include a $1.4 million provision associated with the restructuring of the North American Aluminum Wheels Group and $2.2 million of charges associated with Varity's proposal to purchase Hayes' outstanding publicly held shares not owned by Varity for $25.00 per share; this proposal was made public on September 27, 1995, and withdrawn on February 5, 1996.

     Interest expense increased to $15.0 million for fiscal 1995, an increase of $1.6 million over the same period of fiscal 1994. This change was due primarily to (1) higher short term borrowing rates in the United

States, (2) an increase in borrowing levels to support working capital needs and
(3) higher bank fees associated with Hayes' United States bank facility, which was increased in March 1995.

FISCAL 1994 COMPARED TO FISCAL 1993

     Hayes' net sales for fiscal 1994 increased by $109.4 million or 26% as compared with fiscal 1993. This increase was attributable to increased sales of cast aluminum and fabricated wheels in North America, primarily due to increased light vehicle sales in North America and other new business, primarily wheels for the Ford Windstar, the Chevrolet S-10, the GMC Sonoma and the Chrysler Neon.

     Hayes' gross profit for fiscal 1994 increased by 14.8% to $96.2 million or 17.9% of net sales, compared with $83.8 million or 19.6% of net sales for fiscal 1993. The decrease in margin percentage is attributable to higher launch costs associated with strong sales volumes and a time lag in Hayes' ability to recover increased aluminum and steel costs from certain customers, partially offset by a decrease in postretirement healthcare expense.

     Marketing, general and administrative expenses in fiscal 1994 were $28.6 million, a $2.3 million increase over 1993. However, these costs decreased from 7.1% of net sales for fiscal 1993 to 6.3% for fiscal 1994. The increase in expenses was due primarily to an increase in product liability costs. In November 1993, Hayes incurred an increase in its premiums for product liability insurance. The policy period for this insurance starts November 1 of each year and ends on October 31 of the following year; therefore, approximately $3.0 million was included in the income statement for the year ended January 31, 1995. This premium increase was the result of the large cash settlement disclosed in Hayes' results for the first quarter of fiscal 1993.

     Other expense (income) for fiscal 1994 decreased $1.5 million from fiscal 1993 due to a gain recognized on the sale of an interest in an affiliate for $1.6 million in fiscal 1993. Other income consisted primarily of royalty and miscellaneous income and expense.

     Hayes' provision for taxes on income increased $2.4 million for fiscal 1994 compared to fiscal 1993. This increase was due to higher pre-tax income partially offset by lower tax rates in Europe.

     Results for fiscal 1993 include the cumulative effect of changes in accounting principles resulting from the adoption of the following new accounting standards: Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," SFAS No. 109, "Accounting for Income Taxes" and SFAS 112, "Employers' Accounting for Postemployment Benefits." The adoption of SFAS No. 106 and SFAS No. 112 resulted in net after-tax charges to income of $24.6 million or $1.40 per share. The adoption of SFAS No. 109 had an immaterial effect on the consolidated financial statements. The adoption of the accounting standards for postretirement and postemployment benefits has had no effect on cash flows as Hayes has continued to follow its policy of paying such benefits as incurred.

RESULTS OF OPERATIONS OF HOLDINGS


     Three Months Ended March 31, 1996 and 1995. Total sales in the first quarter of 1996 were $79.6 million compared to $105.6 million in the same period of 1995. Automotive sales were $50.9 million in the first quarter of 1996, a decrease of $17.0 million from the same period of 1995. This decrease was due primarily to a determination by one of Holdings' principal customers to obtain certain products from other suppliers (including a substantial portion from Hayes). This determination only impacts Holdings' level of automotive wheel sales and was a consideration in Holdings' decision to close its Mendota, Illinois manufacturing facility. Sales of automotive brake products also decreased as selected production shutdowns by customers to control their inventory levels impacted some of Holdings' higher volume brake components. Commercial highway sales were $28.7 million in the first quarter of 1996, a decrease of $9.0 million from the same period of 1995. Such decrease is attributable to a significant downturn in the production of heavy-duty trucks and trailers compared to record production levels in the first quarter of 1995.



     Holdings' gross profit for the first quarter of 1996 was $6.1 million, or 7.7% of net sales, compared to $13.8 million, or 13.1% of net sales, for the same period of 1995. The lower sales volume is the primary reason for the decreased level of gross profit, but Holdings has also experienced certain manufacturing inefficiencies and incurred other transition costs as its previously disclosed plans to cease operations at certain manufacturing facilities are being implemented. Closure of the Mendota facility is in process as Holdings is consolidating all automotive wheel production in its Bowling Green, Kentucky facility with an anticipated completion by the end of the third quarter of 1996. In addition, Holdings is implementing certain aspects of its plan to close its automotive brake manufacturing facility in Ypsilanti, Michigan and continues to evaluate options with respect to satisfying its expected long-term production requirements. Military wheel production equipment previously located at Holdings' now closed Lansing, Michigan facility is in the process of being installed at the Akron, Ohio facility. Management expects that these closings will result in improvements in financial performance primarily through reductions in fixed manufacturing cost and lower variable costs.



     Selling, administrative and general expense together with research and development expense decreased to $5.4 million in the first quarter of 1996 compared to $6.5 million in the same period of 1995 as a result of actions undertaken by Holdings during the fourth quarter of 1995 to adjust this expense category in line with the lower sales volume.



     Interest expense was $4.3 million in the first quarter of 1996 compared to $4.5 million in the same period of 1995. Other expense was $0.6 million in the first quarter of 1996 compared to other income of $0.4 million in the same period of 1995. The primary component of this other category is Holdings' share of the results of Alumitech.



     Holdings had minimal income tax expense and therefore the resulting net loss for the first quarter of 1996 was $4.2 million compared to net income of $3.1 million in the same period of 1995.



     Twelve Months Ended December 31, 1995, 1994 and 1993. North American passenger car and light truck production in 1995 declined by 2% from 1994 but was 8% higher than 1993, while heavy duty truck and trailer production in 1995 increased 11% over 1994, which was up 17% from 1993 levels. Holdings sales levels are as shown below (dollars in thousands):



                                                        % CHANGE                 % CHANGE
                                                        TO PRIOR                 TO PRIOR
                                              1995        YEAR         1994        YEAR         1993
                                            --------    --------     --------    --------     --------
Automotive...............................   $220,048      (20.6)%    $277,111       5.2%      $263,476
Commercial Highway.......................    137,131        7.1       128,072      22.6        104,494
                                            --------      -----      --------     -----       --------
                                            $357,179      (11.8)%    $405,183      10.1%      $367,970
                                            ========      =====      ========     =====       ========


     Holdings' automotive products sales decreased in 1995 as a result of a variety of factors including: (i) the continuing growth in demand for aluminum wheels; (ii) a decrease in automotive brake market share, some of which was temporary, due to model changeovers by Holdings' customers; (iii) selective production shutdowns by the automotive manufacturers which impacted shipment levels of certain of Holdings' higher volume component parts; and (iv) loss of steel wheel business on certain light trucks due to vehicle platform changes made by the manufacturers. Automotive product sales in 1994, as compared to 1993, reflect an increase in the sale of automotive styled steel wheels introduced in the 1994 model year, which was partially offset by the loss of the Polycast steel wheel business on a vehicle platform discontinued by a customer at the end of the 1994 model year. Increases in commercial highway product sales reflect the increase in production of heavy duty trucks and trailers. In 1995, Holdings maintained market share gains for sales to OEMs which were achieved by Holdings in 1994, as compared to 1993. Sales to aftermarket distributors in 1995 declined in wheels and rims and were only slightly higher in brake components as compared to 1994.

     Holdings' gross profit for 1995 was $33.2 million, or 9.3%, of net sales compared to $43.7 million, or 10.8%, of net sales for 1994 and $42.3 million, or 11.5%, of net sales for 1993. The decrease in gross profit in 1995 is largely attributable to the lower sales volume as manufacturing costs were not reduced in direct proportion to the decrease in sales. Fixed manufacturing costs were fairly constant in 1995 compared to 1994 although certain reductions were realized starting in the fourth quarter of 1995 as automotive wheel production ceased at Holdings' Lansing, Michigan facility. Additionally, Holdings incurred temporary incremental costs in the second half of 1995 to develop and qualify production of automotive wheels transferred to Holdings' Bowling Green, Kentucky facility. The decrease in the gross margin percentage in 1994 compared to 1993 reflects increases in the costs of steel and cast iron, which were not fully recovered through increased selling prices. For some products, selling price reductions unrelated to material cost changes also unfavorably impacted gross margin percentages. These factors were offset in part by a reduction in postretirement benefits costs as the result of an agreement reached in August 1993 with one of Holdings' collective bargaining units to limit its retiree health care obligations.

     Selling, administrative and general expense together with research and development expense was $25.1 million, $25.4 million and $23.7 million in 1995, 1994 and 1993, respectively. In the second half of 1995, Holdings commenced cost control and reduction measures to bring these costs back in line with the lower sales volume. Certain of the cost reduction measures resulted in a charge to 1995 results of $0.8 million. The major items affecting the increase in 1994 over 1993 were shipping, sales and marketing costs which were a direct result of the higher sales volume.

     In the fourth quarter of 1995, Holdings recorded provisions for plant closure costs related to an automotive brake manufacturing facility in Ypsilanti, Michigan and an automotive wheel manufacturing facility in Mendota, Illinois. See "-- Capital Resources and Liquidity of Holdings -- Plant Closure Costs." These provisions totalled $33.0 million consisting of: $16.4 million for asset write-downs; $3.5 million for curtailment costs associated with postretirement benefits; $6.0 million for facility maintenance costs; and $7.1 million for postemployment benefits.

     In 1994, Holdings recorded provisions for plant closure costs related to the reduction of manufacturing capacity within its automotive wheel operations. See "-- Capital Resources and Liquidity of Holdings -- Plant Closure Costs." These provisions totalled $31.6 million consisting of: $12.5 million for asset write-downs; $8.9 million for curtailment costs associated with postretirement benefits; $6.6 million for facility maintenance costs; and $3.6 million for postemployment benefits.

     Interest expense was $17.9 million, $17.2 million and $16.5 million in 1995, 1994 and 1993, respectively. The higher interest expense was the result of an increase in overall average debt levels. Accrued preferred stock dividends of Motor Wheel were $1.6 million, $1.9 million and $1.9 million in 1995, 1994 and 1993, respectively. As further discussed below, see "-- Capital Resources and Liquidity of Holdings," funds received in connection with the Holdings 1995 Recapitalization in November 1995 were used to reduce the level of existing bank debt.

     Other expense was $3.6 million, $2.8 million and $1.6 million in 1995, 1994 and 1993, respectively and includes the following:

          Asset write-downs: In 1995 and 1994, Holdings wrote down the value of certain assets, primarily consisting of the real property owned by its Canadian subsidiary, by $2.3 million and $1.9 million, respectively, to updated estimates of realizable value.

          Corporate costs: In 1995, Holdings recorded $0.8 million in costs for the impact of workforce reductions designed to reduce Holdings' level of selling, general and administrative as well as research and development costs.

          Equity in net loss of affiliates: Total losses recorded were $0.7 million, $1.0 million and $2.7 million in 1995, 1994 and 1993, respectively.

     Patent defense costs of $1.7 million reflect legal expenses incurred in 1994 for the defense of a certain patented manufacturing process of Holdings.

     The aforementioned factors resulted in a loss before taxes of $48.0 million, $36.9 million and $1.4 million in 1995, 1994 and 1993, respectively.

     Holdings' provision for income taxes was $4.2 million, $0.5 million and $0.7 million in 1995, 1994 and 1993, respectively. In 1995, Holdings established additional valuation allowances against deferred tax assets, for additional information refer to the notes to Holdings' consolidated financial statements included elsewhere herein. In prior years, the relationship between pretax income and income taxes was impacted by limitations on recognition of deferred tax assets on plant closure costs and nondeductible losses from foreign subsidiaries and equity investments.

     Before extraordinary items, there were resulting losses of $52.2 million, $37.4 million and $2.1 million in 1995, 1994 and 1993, respectively. An extraordinary charge of $3.2 million was recorded in 1993 in connection with Holdings' debt refinancing, resulting in a net loss of $5.3 million.

CAPITAL RESOURCES AND LIQUIDITY OF HAYES


     Hayes provided $5.5 million in cash from operations during the first quarter of fiscal 1996, an improvement of $14.3 million from the same period in fiscal 1995. In the first quarter of 1995, Hayes experienced high working capital usage due to increased sales volume. The improvement between 1995 and 1996 represents a smaller increase in working capital, primarily accounts receivable, for the first quarter of fiscal 1996 due to lower sales.


     Hayes' operations provided $44.9 million in cash during fiscal 1995, an increase of $22.5 million over the same period of fiscal 1994. This increased cash flow is attributable primarily to a smaller increase in inventory and receivables than in fiscal 1994. During fiscal 1994, Hayes built inventory as a safety net against a lack of capacity in order to meet customer requirements. The lack of capacity was alleviated during fiscal 1995, allowing Hayes to carry only slightly more inventory despite a 22% increase in sales. The accounts receivable increase was smaller than in fiscal 1994, which included an unfavorable change in credit terms to a major customer.


     Capital expenditures for the first quarter of fiscal 1996 and for fiscal 1995 amounted to $23.4 million and $43.4 million, respectively. These capital expenditures included plant capacity additions in Hayes' North American cast and fabricated aluminum facilities. Hayes anticipates that capital expenditures for the fiscal year to end January 31, 1997, will be approximately $68.0 million.



     Hayes is party to a credit agreement providing for a two-year term facility of $80 million, which expires and converts to a four-year term loan March 31, 1997, and a five-year unsecured revolving facility of $100 million, including unused capacity for letters of credit totalling $8 million which expires March 31, 2000, at which time all loans outstanding thereunder are payable in full. As of April 30, 1996, Hayes had available borrowing capacity under this agreement of $157.1 million, including unused letters of credit totaling $5.1 million. Hayes has also established other daily unsecured lines of credit. As of April 30, 1996, $32.2 million was outstanding under these lines. Hayes also has outstanding $100 million principal amount of the Hayes Senior Notes. If the Merger is consummated, it is expected that all of the indebtedness described in this paragraph will be refinanced, as described below.



     At April 30, 1996, management believes that Hayes was in compliance with the various covenants under the agreements pursuant to which it may currently borrow money. Management expects that Hayes will remain in material compliance with these covenants as long as such agreements remain in effect. For information regarding the liquidity of Hayes following the Merger, see " -- Pro Forma Capital Resources and Liquidity of the Company."



     Hayes does not believe that sales of its products are materially affected by inflation, although there can be no assurance that such an effect will not occur in the future. In accordance with industry practice, the costs or benefits of fluctuations in aluminum prices are passed through to customers. In the United States, Hayes attempts to adjust the sales prices of its aluminum wheels every quarter, if necessary, to reflect fully any increase or decrease in the price of aluminum. A general decline in aluminum prices in fiscal 1993 and higher prices in fiscal 1994 (an approximately 70% increase) was passed through to Hayes' customers. As a result, Hayes' net selling prices for aluminum wheels were adjusted, although gross profit per wheel was not affected. During fiscal 1995, prices of aluminum declined slightly. From time to time, Hayes enters into futures contracts or purchase commitments solely to hedge against possible aluminum price changes that may occur between the dates of aluminum wheel price adjustments. These purchase commitments typically relate on average to 50% of Hayes' production needs for the next three to six months. Pricing and purchasing practices in Europe are similar, but opportunities to recover increased material costs from customers are more limited than in the United States.

     The value of Hayes' consolidated assets and liabilities located outside the United States (which are translated at period end exchange rates) and income and expenses (which are translated using rates prevailing during the period) have been affected by the translation values, particularly those of the Italian lira and Spanish peseta. Such translation adjustments are reported as a separate component of stockholders' equity. Foreign exchange rate fluctuations have historically not had a significant impact on Hayes' reported results of operations.

     Hayes' net sales are continually affected by pressure from its major customers to reduce prices. Hayes believes that its emphasis on reduction of production costs, increased productivity and improvement of production facilities will enable it to respond to this pressure.

     During 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation." Effective for fiscal years beginning after December 15, 1995, Statement No. 123 encourages companies to include the fair value of any stock awards issued as compensation expense within their income statements. Companies that choose to remain with Accounting Principles Board Opinion No. 25 (which uses the intrinsic value method to account for stock awards) must disclose pro forma net income and earnings per share as if the fair value of the award had been included as compensation expense. Hayes anticipates remaining with the intrinsic value method.

     On March 31, 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." This Statement provides guidance for recognition and measurement of impairment of long-lived assets, certain identifiable intangibles and goodwill related both to assets to be held and used and assets to be disposed of. Hayes intends to adopt this Statement as of the first quarter of the current fiscal year and anticipates that the effect of such adoption will be immaterial.

CAPITAL RESOURCES AND LIQUIDITY OF HOLDINGS


     General. Holdings' liquidity can be impacted by both the cyclical nature of its business and levels of net sales with its two major customers. Historically, Holdings has met its liquidity requirements, working capital (including interest on debt obligations) and capital expenditures through cash flow provided by operating activities and short-term borrowings under Motor Wheel's revolving credit agreement. As discussed above, in November 1995 in connection with the Holdings 1995 Recapitalization, Motor Wheel received a contribution of $8.6 million from Holdings which was used to reduce the level of existing bank debt. Motor Wheel's revolving credit agreement provides borrowing capacity up to $50 million through March 1998, subject to limitations based on the value of inventory and receivables. The credit agreement also provides up to $25 million in letters of credit with the amount of any outstanding letters of credit applied to reduce Motor Wheel's borrowing capacity thereunder. At March 31, 1996, Holdings had $12.0 million of short-term borrowings and $12.5 million of letters of credit outstanding and excess availability of $17.1 million.



     Three Months Ended March 31, 1996 and 1995. Net cash used for operating activities was $5.9 million in the first quarter of 1996 as compared to $4.3 million in the same period of 1995. The principal usage of cash during the first quarter of 1996 was for an inventory build-up program in one of Holdings' plants in anticipation of the termination of a labor agreement. Cash provided by net income (loss), as adjusted for non-cash charges, was $2.1 million while cash requirements to support operating assets and liabilities was $7.7 million. These amounts are both lower than the comparable amounts in the same period of 1995 due to the lower sales volume.



     Net cash used for investing activities was $2.5 million in the first quarter of 1996 as compared to $4.1 million for the same period of 1995 as Holdings has adjusted its plans for investment in property, plant and equipment to be in line with the lower sales volume.

     Net cash provided by financing activities was $7.3 million in the first quarter of 1996 as compared to $7.8 million for the same period of 1995. Holdings has utilized borrowings under the revolving credit agreement to support its cash requirements for operating assets and liabilities.



     Twelve Months Ended December 31, 1995, 1994 and 1993. Net cash provided by operating activities was $7.2 million, $18.0 million and $25.3 million for 1995, 1994 and 1993, respectively. The decrease in 1995 versus 1994 resulted from a variety of factors, including a deterioration in operating results, start-up of operations in Mexico, higher interest costs, and payments of plant closure costs. The decrease in 1994 versus 1993 resulted from higher interest costs, patent defense costs, higher income tax payments due to alternative minimum tax and a net increase in operating assets and liabilities due to higher sales volume.


     Net cash used for investing activities was $14.1 million, $18.3 million and $16.0 million for 1995, 1994 and 1993, respectively. Investing activities in 1995 reflect a variety of programs to expand capacity within certain existing product lines, add capacity for new product lines and continue Holdings' emphasis on cost reduction through modernization of production equipment. Investing activities in prior years include expenditures for equipment and production tooling in the automotive brake and commercial highway operations in 1994 and expenditures for equipment in the automotive steel wheel operations in 1993.

     Net cash provided by financing activities was $7.2 million in 1995 and $1.3 million in 1994, with net cash used for financing activities of $9.4 million in 1993. In 1995, prior to the Holdings 1995 Recapitalization, Holdings increased its usage of short-term borrowings to support operating activities and capital expenditures. Funds from the Holdings 1995 Recapitalization were utilized by Holdings in November 1995 to reduce the level of existing bank debt. In 1994, Holdings utilized borrowings under the revolving credit agreement to support increased operating requirements due to higher sales volume and the higher level of investing activities. In 1993, Holdings completed a refinancing which included the issuance of $125 million of 11 1/2% Senior Notes, the retirement of $105 million face value of 11 3/8% Senior Subordinated Notes, the repayment of outstanding term loans, the payment of $3.4 million of accrued preferred stock dividends and the payment of other costs related to the refinancing.

     The plant closure costs recorded in 1995 and 1994 along with other non-cash expenses recorded over the past three years are significant items contributing to Holdings' net losses for 1995, 1994 and 1993 and the resulting stockholders' deficit.

     Plant Closure Costs. In 1995, Holdings recorded provisions related to two plant closures. Holdings commenced efforts to address manufacturing capacity and noncompetitive costs in both its automotive steel wheel and automotive brake operations. As a result of these efforts, manufacturing operations at both the Mendota, Illinois and Ypsilanti, Michigan facilities will be terminated. Closure of these facilities will commence in 1996. Holdings is currently evaluating various options with respect to satisfying its expected production requirements within automotive wheel and brake operations.

     In 1994, Holdings recorded provisions related to plant closures associated with reducing its manufacturing capacity within its automotive wheel operations. In 1995, transfer of automotive wheel production from Holdings' facility in Lansing, Michigan to its facility in Bowling Green, Kentucky was completed. Military wheel production at the Lansing facility is also complete and Holdings is in the process of transferring equipment and production to the Akron, Ohio facility. During the second quarter of 1995, Holdings completed the sale of certain equipment and inventory associated with its Polycast(R) wheel operations. The buyer is leasing Holdings' property and plant in Luckey, Ohio and is a supplier to Holdings for Polycast(R) wheels.

     Management expects that these closings will result in improvements in financial performance primarily through reductions in fixed manufacturing costs and lower variable costs. A significant portion of the fixed costs in Lansing was eliminated in the fourth quarter of 1995.


     The portion of the provisions recorded in 1995 and 1994 which had not been expended as of December 31, 1995 totaled approximately $26.3 million ($16.6 million and $9.7 million related to 1995 and 1994 provisions, respectively) and consist primarily of employee benefit costs and facility maintenance costs. Management estimates future cash requirements related to the recorded provisions will approximate $3.0 million and $7.0 million in 1996 and 1997, respectively. The cash requirements in 1996 relate predominantly to the closure of the Lansing facility as production was substantially completed at this facility by the end of 1995. The cash requirements in 1997 increase as production at the Mendota facility is expected to be completed by the end of 1996 and production at the Ypsilanti facility will be phased down throughout 1996 with final completion anticipated in the first quarter of 1997. In 1998 and beyond, cash requirements related to plant closure costs are expected to decrease significantly and pertain predominantly to facility maintenance costs and certain post-employment and post-retirement benefit costs. Management expects the facilities in Lansing, Mendota and Ypsilanti will be sold during the next five-year period. In determining the 1995 and 1994 provisions, no assumption was made with respect to leasing the affected facilities to outside parties.


     Holdings 1995 Recapitalization. On November 7, 1995, Holdings consummated the Holdings 1995 Recapitalization which was a series of transactions intended to provide liquidity to its stockholders, strengthen its balance sheet and provide additional equity for future growth. The Holdings 1995 Recapitalization included the following transactions: (i) the purchase by JLL and certain other investors of an aggregate of 296.296 shares of common stock of Holdings (approximately 78% of the outstanding shares of common stock of Holdings) for $135,000 per share, or an aggregate purchase price of $40 million; (ii) a 1-for-1,000 reverse stock split of common stock of Holdings, pursuant to which holders who would have been entitled to less than one share of common stock of Holdings received cash equal to such holder's fractional share multiplied by $135,000; (iii) the repurchase by Holdings of an aggregate of 64.652 shares of its common stock from certain holders for $135,000 per share, or an aggregate repurchase price of approximately $8.73 million; (iv) the purchase by Holdings of all of Motor Wheel's outstanding 11 1/4% Cumulative Exchange Preferred Shares, without par value (the "Motor Wheel Preferred Stock") from the holders thereof for $100 per share plus accrued but unpaid dividends thereon or an aggregate of approximately $17.07 million; (v) the contribution by Holdings to Motor Wheel of $8.6 million in cash, which was used to pay down existing bank debt; and (vi) the contribution by Holdings to Motor Wheel of the Motor Wheel Preferred Stock, which was subsequently retired. All of the funds necessary to effect the Holdings 1995 Recapitalization were provided through the proceeds of the sale of common stock of Holdings by JLL and certain other investors.

PRO FORMA CAPITAL RESOURCES AND LIQUIDITY OF THE COMPANY


     General. Following the consummation of the Transactions, the Company's liquidity needs will arise primarily from debt service on the substantial indebtedness to be incurred in connection with the Transactions, and from the funding of its capital expenditures. After completion of the Transactions, the Company expects to have outstanding approximately $703.3 million of indebtedness, primarily consisting of $250 million principal amount of the Notes, $425 million in term loan borrowings under the Credit Agreement and borrowings under the Revolving Credit Facility. See "Risk Factors -- Leverage and Liquidity."


     Debt Service. Principal and interest payments under the Credit Agreement and interest payments on the Notes will represent significant liquidity requirements for the Company. It is expected that with respect to the $425 million in Term Loan Facilities to be borrowed under the Credit Agreement, the Company will be required to make scheduled principal payments of approximately $17.3 million in 1997, $32.3 million in 1998, $42.3 million in 1999, $42.3 million in 2000, $52.3 million in 2001, and an aggregate of $238.8 million thereafter. The Revolving Credit Facility will mature in July 2002. The loans under the Credit Agreement will bear interest at floating rates based upon the interest rate option elected by the Company. See "Description of the Credit Agreement." Following completion of the Transactions, as a result of the substantial indebtedness to be incurred in connection with the Merger, the Company's interest expense will be higher and will have a greater proportionate impact on net income in comparison to prior periods.

     Capital Expenditures. Capital expenditures for 1996 will relate principally to new vehicle platforms, cost reduction programs and maintenance. The Company estimates that for 1996, capital expenditures will be approximately $77 million.

     Future Financing Sources and Cash Flows. The amount under the Revolving Credit Facility that will remain undrawn following the completion of the Transactions, currently estimated to be in excess of $170 million, will be available to meet future working capital and other business needs of the Company. The

Company believes that cash generated from operations, together with amounts available under the Revolving Credit Facility and any other available financing sources, will be adequate to permit the Company to meet its debt service obligations, capital expenditure program requirements, ongoing operating costs and working capital needs, although no assurance can be given in this regard. The Company's future operating performance and ability to service or refinance the Notes and to repay, extend or refinance the Credit Agreement will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control. See "Risk Factors."

                                    BUSINESS

GENERAL


     The combination of Hayes and Motor Wheel will result in an entity that will be a leading global supplier of wheels and brake components to OEMs of passenger cars, light trucks and commercial highway vehicles in North America and Europe. Hayes is a world leader in the design, manufacture and supply of steel and aluminum wheels to OEMs of passenger cars and light trucks. Motor Wheel is a leading designer and producer of steel wheels and brake components for the passenger car, light truck and commercial highway truck and trailer markets.



     The Merger is expected to result in the combination of the strength of Hayes in steel and aluminum wheels manufacturing and of Motor Wheel in steel wheel and brake component manufacturing. The Company's complementary product lines will enable it to sell a comprehensive range of products. As pressure on automotive suppliers to consolidate worldwide continues to increase, the combination of Hayes and Motor Wheel is expected to strengthen the Company's leadership position in meeting the global sourcing, quality and engineering requirements of its customers.


     The Company's principal customers for wheel and brake products comprise the majority of the OEMs in the United States, Europe and Japan, including General Motors, Ford, Chrysler (the three of which comprised approximately 72% of the Company's combined 1995 revenues), BMW, Renault, Fiat, Volkswagen, Porsche, Mercedes, Toyota, Mazda, Nissan, Honda and Isuzu. Following the Merger, the Company will have over 300 commercial highway customers including Trailmobile, Strick, Great Dane Trailers, Freightliner, PACCAR and Volvo-GM.

     A significant trend in the automotive industry toward the use of lighter, more highly-styled wheels for passenger cars and light trucks has increased the demand for and use of aluminum wheels. North American automotive aluminum wheel penetration (new vehicle installations) has increased from approximately 3% in 1980 to approximately 43% in 1995, and management estimates such penetration will reach approximately 55% by 2000. Automotive aluminum wheel penetration in Europe in 1995 was approximately 20% and continues to display a similar growth pattern as that experienced in North America. The Company believes that its available cast aluminum manufacturing capacity and innovative new aluminum wheels, including its fabricated aluminum and "FFM(R)" products, will enable it to capitalize on these trends and increase its sales of aluminum wheels in North America and in Europe.

     OEMs have pursued outsourcing opportunities in which automobile component manufacturing requirements (including wheel and brake products) are met by independent suppliers. Outsourcing has increased in response to competitive pressures on OEMs to improve quality and reduce capital outlays and the production costs, overhead and inventory. The Company believes that it is well positioned to benefit from any future outsourcing of wheel production to independent suppliers in North America and Europe.

     In addition to increasing the percentage of parts that are outsourced, OEMs are increasingly transferring the primary responsibility for design, engineering and testing of components to suppliers with proven capabilities in these areas. The Company believes that its early involvement in the design and engineering of new wheel and brake products as a Tier I supplier has afforded it a competitive advantage in securing new business and will continue to do so in the future.

     Hayes and Motor Wheel have developed a number of new products and proprietary manufacturing processes which have provided them with a competitive advantage and served to further expand their product lines. For example, Hayes is a major producer of fabricated aluminum wheels (which are 20% lighter than cast aluminum wheels). Hayes has also recently introduced FFM(R) wheels, which are lightweight, highly-styled wheels that utilize a cast aluminum face with a fabricated aluminum rim. Motor Wheel has also introduced innovative products such as Centrifuse(R) brake drums and full-faced steel wheels. The Company intends to continue its efforts to develop innovative wheel and brake products to better serve customers and improve the Company's product mix with higher margin wheel and brake products.

     Sales of automotive wheel and brake products comprise approximately 85% of the Company's combined net sales (75% wheels and 10% brake components), with the remainder consisting of commercial highway wheel and brake products. The following table sets forth the Company's estimated market position for its primary products in North America and Europe in 1995:

                                                                               MARKET
                                                                              POSITION
                                                                              --------
        NORTH AMERICA
          Automotive Steel Wheels -- Including OEM Captives..................    #1
          Automotive Cast Aluminum Wheels....................................    #2
          Automotive Fabricated Aluminum Wheels..............................    #1
          Automotive Brakes Rotor and Drums -- Excluding OEM Captives........    #2
          Automotive Brakes Rotor and Drums -- Including OEM Captives........    #3
          Commercial Highway Wheels..........................................    #2
          Commercial Highway Brake Hubs and Drums............................    #1
        EUROPE
          Automotive Aluminum Wheels.........................................    #1

     The Company also has strategic manufacturing joint ventures in the Czech Republic, Mexico, Italy, South America and the United States, as well as a technical relationship in Thailand and a marketing joint venture in Japan.

THE INDUSTRY

     Wheel and Brake Industries in North America and Western Europe. Based on published vehicle production statistics, the Company's management estimates that in 1995 approximately 24 million aluminum automotive wheels were sold in North America. Hayes estimates that it sold approximately 23% of the aluminum wheels sold in North America in 1995. Motor Wheel's management estimates that Alumitech, its joint venture for the production of cast aluminum wheels, sold approximately 3% of the aluminum wheels sold in North America in the same period.

     Based on published vehicle production statistics, the Company's management estimates that in 1995 approximately 48 million steel passenger car and light truck wheels, including 16 million steel wheels purchased from OEM captive wheel manufacturers, were sold in North America. Hayes estimates that it sold approximately 28%, and Motor Wheel estimates that it sold approximately 10%, of the steel wheels sold in North America for such period.

     In Western Europe, the Company's management estimates that approximately 10 million cast aluminum wheels were sold in the 1995 fiscal year and that Hayes sold approximately 15% of such wheels.

     Market Trends. A significant trend toward the use of lighter, more highly styled wheels for passenger cars and light trucks has increased the demand for and the use of aluminum wheels. This increase in demand for lighter weight aluminum wheels has gained in the last ten years as government legislation regarding fuel efficiency in both North America and Europe. Aluminum wheel penetration (new vehicle installations) in North America has increased from approximately 3% in 1980 to approximately 43% in 1995, and management estimates such penetration will reach approximately 55% by the year 2000. Automotive aluminum wheel penetration in Europe in 1995 was approximately 20% and continues to display a similar growth pattern as that experienced in North America. Aluminum wheel growth is primarily attributable to (i) the weight advantage of aluminum wheels, which helps OEMs meet government-imposed fuel economy standards and (ii) the aesthetics of styled features of cast aluminum wheels. The Company is well positioned to continue to increase sales of its aluminum wheels given the new, but rapidly growing, fabricated aluminum wheel segment where the Company is the only significant manufacturer.

     Outsourcing Trends. General Motors, Ford and Chrysler, as well as Japanese OEMs and European OEMs, continue to outsource component manufacturing. Wheel manufacturing is not strategic to these companies. Outsourcing has increased in response to competitive pressures on OEMs to improve quality and reduce capital outlays and production costs, overhead and inventory levels. The Company believes that it is well positioned to benefit from any future outsourcing opportunities.

     Business Procurement. OEMs typically specify the features of the wheel, whether steel or aluminum, which will be used for a particular model either as standard or optional equipment. Among the features specified by OEMs are weight, styling and pricing requirements. The OEM will ordinarily designate one supplier of a particular wheel for a vehicle model, although a particular vehicle model may utilize a number of different wheels produced by one or more suppliers. The process of being designated as a supplier of a particular wheel can take more than two years from the time of initial design to first delivery. A potential supplier must first develop a wheel design based on styling and engineering specifications provided by the OEM. After a comprehensive engineering and feasibility review, the OEM then designates a specific supplier for a particular wheel that meets the OEMs' cost, quality styling and engineering specifications for particular vehicle models. The duration of the designation is dependent upon the life cycle of the vehicle model. Suppliers that design, engineer, manufacture and conduct quality control testing are generally referred to as "Tier I" suppliers. Management believes that early involvement in the design and engineering of new wheel products as a Tier I supplier affords the Company a competitive advantage in securing new business and provides customers significant cost reduction opportunities through the coordination of design, development and manufacturing processes. As a result of the lengthy approval process, combined with the continued designation of a particular supplier for the life of a vehicle model, increases or decreases in sales to a particular OEM and corresponding changes in market share normally occur over an extended period of time.

     OEMs demand high quality products from their component suppliers. Each OEM has a structured program and rating system for quality and grants awards to suppliers. Examples include Ford's Q-1, General Motors' Targets for Excellence and Chrysler's QE and Pentastar. Once a supplier receives a quality award, the supplier retains the award level, subject to continuing favorable review by the OEM. The Company endeavors to meet and exceed the quality demands of the OEMs. Nearly all of Hayes' and Motor Wheel's manufacturing facilities have received quality awards.


     The domestic automotive industry has recently adopted new standards for quality rating, commonly known as QS 9000. General Motors, Ford and Chrysler have each required compliance with these standards by December 31, 1997. Hayes' Gainesville, Georgia facility is the first wheel plant in the United States to qualify for this rating and all of the Company's plants are expected to receive the QS 9000 rating in compliance with all of its customers' requirements.


BUSINESS STRATEGY

     The Company believes that it is well positioned to continue to realize growth in sales and EBITDA following the Merger, despite anticipated declines in automotive and commercial highway vehicle production. The Company will continue to build upon its positions as a leading global, full-line supplier by implementing a strategy based on the following elements:


     -Maintaining and Enhancing Strong Relationships with OEMs. The Company has developed and intends to continue to build upon strong relationships with its OEM customers to enable it to identify business opportunities and work closely with customers during the early stages of vehicle design. The Company has established a leadership position as a Tier I supplier of automotive and commercial highway wheels and brakes by maintaining an excellent reputation for quality, service and innovation. As a result of its strong relationships with the OEMs, the Company currently supplies wheels for vehicle platforms including the Ford Ranger and Explorer, the Chevy full-sized pickup, the Pontiac Grand Am, the Ford F150 pickup and the Jeep Cherokee. In addition, the Company has secured contracts to be the wheel and brake supplier for anticipated high volume vehicle model platforms in upcoming years, many of which include new, higher priced, more profitable wheels and brake systems. The Company believes that its strong relationships with OEMs result in a competitive advantage and position the Company to capitalize on the continuing trend toward outsourcing.

     - Continuing Focus on New Product Innovation. The Company believes that both Hayes and Motor Wheel have established reputations for developing new product and manufacturing process innovations. Hayes is a major producer of fabricated aluminum wheels, which are 20% lighter than cast aluminum wheels and for which Hayes has secured significant contracts for the period from 1996 through 1998. Hayes has also recently introduced, and has contracts to supply, FFM(R) wheels, which are lightweight, highly-styled wheels that utilize a cast aluminum face with a fabricated rim and chrome skin wheels, which provide a bright chrome finish at a significantly lower cost than traditional chroming. Motor Wheel has also introduced innovative products such as Centrifuse(R) brake drums and full-faced steel wheels. The Company intends to continue to develop such innovative products and proprietary processes that are expected to collectively enhance the Company's leadership position in the worldwide automotive and commercial highway wheel and brake components markets, increase the Company's portfolio of higher margin products and result in the Company's being awarded contracts for additional vehicle platforms.

     - Pursuing New Contracts. The Company has obtained significant firm orders on a number of platforms for periods commencing during 1996 through 1998 for incremental new business in North America and Europe, fueled by the introduction of new, innovative wheel and brake products. The Company intends to continue to pursue new vehicle platform contracts.


     - Implementing Rationalization Programs. The Company has identified a number of opportunities to rationalize its manufacturing facilities. Prior to the Transactions, Motor Wheel announced and implemented a facility rationalization program and is in the process of closing its manufacturing facilities located in Ypsilanti, Michigan and Mendota, Illinois. Production at these facilities will be consolidated into the Company's existing facilities. Upon the completion of these manufacturing consolidations, the Company expects to realize significant fixed cost, facility overhead and labor savings. In addition, because the closing of the Ypsilanti and Mendota facilities will be phased in throughout 1996 and 1997 and associated production will be shifted concurrently, no significant disruptions to production are expected to occur. In early 1996, Motor Wheel also implemented an overhead reduction program pursuant to which headcount at its headquarters was reduced by 50 individuals. Total annual savings of $5.5 million, primarily through the elimination of redundant engineering, finance and sales personnel, are expected to by achieved from this headcount reduction. The Company's Pro Forma Combined Financial Data included herein does not reflect the anticipated net annual cost savings related to the Motor Wheel Restructuring that has been implemented and is currently underway (see Note J to the Pro Forma Statement of Operations included in "Pro Forma Combined Condensed Financial Data" for additional information). Subsequent to the Transactions, the Company will continue to seek to optimize the use of its manufacturing capacity and implement further administrative, engineering and operating expense reductions.


     - Capitalizing on Complementary Nature of Businesses. The Merger also provides opportunities due to the complementary nature of the Hayes and Motor Wheel businesses. Hayes manufactures and markets a full product line of high quality automotive wheels in the United States and Europe. Motor Wheel has a strong presence in the commercial truck and trailer markets, a growing automotive brake business and strong wheel supply relationships with Japanese OEMs. Motor Wheel's market share and sales of automotive steel wheels to the North American OEMs, however, have been declining during the last several years as a result of the continuing growth in demand for aluminum wheels and the loss of business on certain light truck platforms. As a result, Motor Wheel's facilities have available capacity to manufacture automotive and light truck steel wheels in excess of current orders and projected sales. The Company intends to improve its future performance by: (i) utilizing Motor Wheel's available steel wheel capacity to meet the increasing demand for Hayes' products;
       (ii) distributing Motor Wheel's automotive and commercial highway brake products through Hayes' European sales and marketing network; (iii) attaining additional automotive wheel and brake component sales to Japanese OEMs by building on Motor Wheel's existing relationship; and
       (iv) reducing costs of materials through economies of scale.

ACQUISITION STRATEGY

     The industry in which the Company competes is fragmented, particularly in Europe where independent producers dominate. The Company believes that as outsourcing continues, there will be opportunities for further consolidation of the North American and European wheel manufacturing industries. The Company believes that, through its established presence in these markets, it is in a favorable position to take advantage of any future consolidation. The Company intends to examine future consolidation opportunities, both in North America and Europe, that would expand its product offerings or geographical reach and to pursue opportunities that are compatible with its business strategy.

PRINCIPAL PRODUCTS

     Wheels for passenger cars and light trucks are generally made of steel or aluminum. Steel and aluminum offer OEMs a range of options. Steel wheels, which are heavier than aluminum wheels, are generally low-cost, high-volume production items that consist of two separate pieces (a rim and a center) welded together. The Company also manufactures more expensive styled full-faced steel wheels, with clear, colored or chrome finish. "Full-faced" refers to a design approach in which the styling effect is obtained by forming the entire face of the wheel into a one-piece styled design that is then welded onto a partial rim assembly to form a complete wheel. Aluminum wheels are generally lighter in weight, more readily styled and more expensive than steel wheels and are manufactured by the Company as single-piece cast aluminum wheels, fabricated aluminum or FFM(R) wheels, which are made from two separate pieces (a fabricated rim and a cast center) welded together. The Company's fabricated aluminum wheels are similar in design to fabricated steel wheels. Though not as highly styled as cast aluminum wheels, they are lighter in weight than fabricated steel wheels. The Company's cast aluminum wheels are produced in the United States and Europe and are sold in North America, Europe and Japan.

     The Company offers its customers a wide range of products including a low-cost base steel wheel, a styled chrome steel wheel, a highly styled cast aluminum wheel, a low-weight fabricated aluminum wheel and finally, a FFM(R), two-piece aluminum wheel which provides both high styling and lighter weight. The Company believes its depth of product offering and global manufacturing capacity makes it unique to its customers in terms of supporting a full vehicle platform with any wheel desired by its customers.

     North American OEMs generally manufacture passenger cars and light trucks with drum-type brakes on the rear axle and disc brakes on the front axle, although disc brakes are increasingly being used on rear axles for high performance vehicles and vehicles incorporating anti-lock brake systems. OEMs offer anti-lock brake systems as optional equipment on certain vehicle models and as standard equipment on higher priced vehicle models. The Company manufactures automotive brake components consisting primarily of composite metal drums, full cast drums and cast iron hubs for drum-type brakes and cast iron rotors for disc brakes. The Company's brake components have been incorporated into the anti-lock brake systems offered by its OEM customers. Recently developed products include the drum-in-hat (which include an integrated parking brake for four-wheel disc brake vehicles) and the Company's patented noise reduction rotor. In addition to the OEM market for automotive brake components, a growing service market exists for brake rotors due to the high wear-out rate which is experienced with this product. As a result, the automotive industry is facing a demand for brake rotors in excess of manufacturing capacity.

     In the commercial highway vehicle market, the Company sells wheels, rims and brake products to OEMs (including replacement parts sold through OEMs) and aftermarket distributors. Commercial highway wheels, rims, brake components, and wheel hub and brake drum assemblies are installed principally on trucks, trailers and buses. In the commercial highway market, sales to OEMs are attributable to either having product designated as standard equipment by the OEM or obtaining fleet specifications where purchasers of commercial highway vehicles specify the component parts to be utilized on vehicles manufactured for their fleets. Management estimates that in 1995 the North American production of heavy duty highway trucks and trailers was approximately 701,000 units representing an increase of approximately 11% from 1994.

CAST ALUMINUM WHEELS -- NORTH AMERICA

  HAYES

     At four manufacturing facilities in the United States, the Company designs, manufactures and distributes a full line of cast aluminum wheels to OEMs in the passenger car and light truck segments of the automotive industry. In fiscal 1995, the Company believes that Hayes supplied approximately 23% of the cast aluminum wheels purchased in North America. With the exception of a limited number of cast aluminum wheels manufactured by Ford in New Zealand and aluminum wheels manufactured by Toyota and Volkswagen, there is no significant OEM captive manufacturing of cast aluminum wheels. The Company believes that approximately 43% of passenger cars and light trucks manufactured in North America in 1995 used cast aluminum wheels, up from approximately 41% in 1994.


     Customers. In fiscal 1995, approximately 85% of Hayes' total cast aluminum wheel production was sold to General Motors, Ford and Chrysler for use on vehicles produced in North America. The Company exported approximately 6% of its cast aluminum wheels to Nissan, Isuzu and Mazda in Japan and sold approximately 9% to Japanese OEMs in the United States. The Company owns 60% and Nippon Light Metal Co., Ltd. owns 40% of Nippon Western Pacific, a Japanese corporation that provides sales and service support for the Company in the Japanese wheel market. The Company believes that it has excellent relationships with its customers and is continually working to strengthen these relationships.


     Manufacturing. In manufacturing cast aluminum wheels, the Company uses both gravity casting and low pressure casting. The Company has emphasized cost control and product quality in its manufacturing processes and facilities.

     The Company manufactures one-piece and two-piece wheels. One-piece wheels comprise the bulk of the Company's current sales. The Company introduced its innovative Street Smart Modular(R) two-piece wheel in 1987, and more recently, the FFM(R) two-piece wheel. These two-piece designs offer OEMs even greater weight savings without sacrificing styling.

     To enhance wheel design and reduce development lead-time, the Company utilizes computer-aided design, has direct computer links to customers and provides OEMs with engineering and manufacturing support. The Company utilizes a computer-aided manufacturing system that gathers key data to control cast aluminum wheel manufacturing to continually improve product quality and cost.

     The Company also utilizes other manufacturing techniques to reduce manufacturing process time and improve product quality. An example is Lok-Alloy(R), the Company's patented infrared heat treating process that changes the manufacturing of cast aluminum wheels from a traditional batch process to a modern synchronous process. Lok-Alloy(R) reduces work-in-process inventory and material handling, minimizes labor costs and improves quality. Lok-Alloy(R) also reduces the total time to produce a wheel from three to five days to three to five hours. The Company has implemented this process at its Gainesville, Georgia facility.


     Competition. The Company believes that its capabilities as a cost-effective supplier of cast aluminum wheels meeting OEM requirements enable it to compete effectively with other aluminum wheel manufacturers. The Company's primary competitor for sales of cast aluminum wheels in North America is Superior Industries International, Inc., which the Company estimates sold approximately 38% of all cast aluminum wheels sold in North America in Fiscal 1995, as compared with Hayes' sales of approximately 23%. Other aluminum wheel manufacturers, including Wheeltek, Inc., a subsidiary of Amcast Industrial Corp., American Racing Equipment, Inc., Reynolds Metals Co., Aluminum Wheels Technology, Inc. and several foreign suppliers operating in the United States, account for most of the remaining sales.


  MOTOR WHEEL

     Through Aluminum Wheel Technology, Inc. ("Alumitech"), an unconsolidated corporate joint venture that is 50% owned by Holdings, Holdings participates in the automotive aluminum wheel market.

CAST ALUMINUM WHEELS -- EUROPE

     At its three manufacturing facilities in Europe, the Company designs, manufactures and distributes a full line of cast aluminum wheels to OEMs in the passenger car and light truck segments of the European automotive industry.

     Customers. The Company estimates that Hayes sold approximately 15% of all cast aluminum wheels sold in Europe in fiscal 1995. Approximately 84% of its European cast aluminum wheels were sold to BMW, Fiat, Ford of Europe, Renault and Porsche in that year.

     Manufacturing. All of the engineering, research and development for the Company's European cast aluminum wheel operations is performed at its Dello, Italy facility.

     The Company has implemented standardization of processes, tooling and dies at its three existing European plants to provide flexibility by enabling the interchange of production among the plants at reduced overhead costs. The Company is also implementing other programs in Europe to reduce product cost and improve quality.

     The Company maintains substantial capability in Europe to style and design cast aluminum wheels for particular OEMs. The Company offers its OEM customers various Company-generated styles each year. The Company has also established direct computer links with several customer locations in Europe to streamline the design and approval process and reduce product development lead-time. The Company believes that its interaction with its European customers through computer-aided design offers it a competitive advantage. In addition, the Company is actively introducing its new weight and cost saving technologies to the European car makers. Pressure for better fuel consumption and lower vehicle weight are driving European car producers to seek lighter-weight products such as fabricated aluminum wheels and FFM(R) wheels.

     In 1988, the Company acquired its Campiglione, Italy aluminum wheel operation from Fiat and entered into a five-year contract with Fiat to supply at least 50% of Fiat's aluminum wheel requirements, The Company has not negotiated an extension of this agreement or a new agreement with Fiat but management believes that the Company will retain this business because it continues to deliver wheels at competitive cost and of higher quality than its competitors. The Company leases the plant at which these operations are conducted (excluding equipment) from Fiat on a year-to-year basis.

     Competition. The Company's primary competitors for European sales of cast aluminum wheels for passenger cars are Ronal AG, Speedline S.p.A., Lemmerz GmbH, Alloy Wheel International Ltd. and Kronprinz (Mannesmann AG). The Company believes that these competitors accounted for sales ranging from 6% to 13% each.

     Sales of cast aluminum wheels in Europe remain more fragmented than in North America, with numerous producers possessing varying levels of financial resources and market positions. The current installation rate of cast aluminum wheels in Europe is significantly lower than in North America. As a result of anticipated consolidations of small local manufacturers across the European community and the expected increasing demand for cast aluminum wheels among consumers and OEMs in Europe, the Company believes that, over the next several years, the number of cast aluminum wheel manufacturers in Europe is likely to decline. As a result of its position in Europe and its advanced engineering and technology, the Company believes that it is well positioned to meet these changes in the European market.

FABRICATED WHEELS -- NORTH AMERICA

  HAYES

     At its manufacturing facilities in Sedalia, Missouri, and Romulus, Michigan, the Company designs, manufactures and distributes a full line of fabricated steel and fabricated aluminum wheels for sale to OEMs in the passenger car and light truck segments of the automotive industry. Having commenced production in the early 1900's, the Company has manufactured more steel wheels in North America than any other manufacturer.

     Revenues and unit sales in the Fabricated Wheel Group in North America increased in 1995 from prior year levels primarily due to its introduction of new products and increased sales. The Company's new products, and particularly its fabricated aluminum wheels, have been well received by its customers. Management believes that new contracts obtained in 1994 and 1995 relating to these new products have positioned this group for significant future growth.

     The Company believes that its sales of steel wheels in North America will remain significant as long as OEMs continue to specify less costly steel wheels for more moderately priced passenger cars and light trucks and for most spare wheels. The rate of installation of steel or aluminum wheels for any model year may be affected by OEM promotional programs. The Company continues to explore other avenues of growth for steel wheels, including increasing its competition with OEM captive wheel manufacturers for business with the OEMs.

     Customers. The Company estimates that Hayes' share of total North American sales of steel wheels to OEMs for fiscal 1995 was approximately 28% (including wheels sold by OEM captive wheel manufacturers). Approximately 95% of Hayes' steel wheels sold in North America were sold to General Motors, Ford and Chrysler in Fiscal 1995.

     Manufacturing. The Company's fabricated steel and aluminum wheels are manufactured by a continuous in-line process, thus enhancing quality standardization and reducing work-in-process inventory. Although tooling for steel wheels is relatively expensive, a particular style is likely to be run for a customer in high volume over a long period, lowering the unit production cost. The basic steel wheel is black and consists of a center piece welded to a rim.

     The Company produces large quantities of steel wheels on a cost-efficient basis at its Sedalia facility. At its Romulus facility, the Company produces lower-volume, more specialized steel wheels with shorter manufacturing runs. The Company also manufactures light-weight fabricated aluminum wheels and has obtained significant contracts for Model Years 1996, 1997 and 1998 for this product line.

     Competition. The Company's primary noncaptive competitors in the North American steel wheel market for passenger cars and light trucks are Fumigalli (a Brazilian subsidiary of Rockwell International), Topy and Accuride. The Company estimates that OEM captive wheel manufacturers together accounted for 30% of the market in 1995. The Company believes that it is well-positioned to maintain its sales level at General Motors, Ford and Chrysler against noncaptive competition.

     The Company remains vulnerable to increased sourcing of steel wheels by General Motors and Ford from their respective captive wheel manufacturers, which may win contracts based on factors other than quality, price and efficiency. General Motors' captive manufacturer supplied approximately 45% of General Motors' steel wheel needs in 1995 and 1994. In both 1995 and 1994, Ford's captive manufacturer supplied approximately 65% of Ford's steel wheel needs. The Company believes, however, that, with OEMs becoming increasingly sensitive to the cost of their products and with new products such as styled steel and fabricated aluminum wheels, it will be able to compete with OEM captive wheel manufacturers on a basis more like that on which it competes with other outside suppliers. Neither General Motors nor Ford has production capability for styled steel wheels or fabricated aluminum wheels.

  MOTOR WHEEL

     Motor Wheel manufactures base steel wheels which utilize a wheel cover and styled steel wheels, such as its Full Face(TM), Full Face(TM) Chrome and Polycast(R) wheels.

     Customers. Motor Wheel supplies automotive steel wheels primarily to OEMs located in North America, including Chrysler, Ford, General Motors, Mitsubishi, and Toyota. Alumitech is the principal supplier of aluminum wheels to Honda of America.

     Competition. The principal competitors of Motor Wheel for the sale of automotive wheels include Superior Industries, Fumagalli, Topy Corporation and Central Manufacturing Company. According to information available to the Company, management believes that Superior Industries supplies only aluminum wheels and Fumagalli supplies only steel wheels while all other of the named competitors supply both aluminum and steel wheels. Also, Topy Corporation and Central Manufacturing Company are subsidiaries of Japanese wheel suppliers and predominately supply the North American operations of Japanese OEMs. Ford and General Motors, two customers of the Company, are also significant manufacturers of base steel wheels but solely for installation on their own vehicles.

     The Company competes for sales of automotive wheel on the basis of cost, delivery, quality and service. The loss of a significant portion of the Company's sales to Chrysler, Ford and General Motors could have a material adverse impact on the Company. The Company has been doing business with each of these OEMs for many years, and sales are composed of a number of different products and of different models or types of the same products and are made to individual divisions of such OEMs.

FABRICATED WHEELS -- EUROPE

     In October 1993, the Company and Nova Hut a.s. ("Nova Hut"), established a joint venture company, named Hayes Wheels Autokola NH, a.s. ("Autokola") to manufacture fabricated steel and fabricated aluminum wheels in the Czech Republic. The Company initially acquired a 45% interest in the joint venture company, with the right (but not the obligation) to increase its interest to 60% at any time. The Company has granted Autokola the exclusive right to sell products manufactured under the Company's licensed technology in the Czech Republic, the Slovak Republic, Poland, Romania, Croatia, Serbia and the other republics of the territory formerly comprising Yugoslavia, Albania, Bulgaria, Russia and the other republics of the territory formerly comprising the Soviet Union, and Hungary. The Company has signed a marketing assistance agreement for sales outside the exclusive territories and a technical assistance agreement with Autokola, under which it has licensed its wheel patents and other technical information to Autokola and has agreed to furnish Autokola with technical assistance. The Company will receive fees and commissions under the former agreement and license fees and royalties under the latter.

     At the inception of the joint venture, Autokola had capacity to produce 1.5 million base steel wheels annually. Subsequently, its capacity has been increased to 4.5 million fabricated steel and fabricated aluminum wheels. Autokola has received purchase orders from European OEMs which has resulted in the introduction of the Company's fabricated steel and fabricated aluminum wheels into that market, commencing in the 1996 model year.

     Customers. Autokola's principal customer is now Skoda, the national automobile manufacturer of the Czech Republic, for which it is the sole supplier of wheels. Sales related to the increased capacity relate primarily to Opel and BMW. As Autokola's increased capacity is utilized, it is expected that the percentage of sales to Skoda will be reduced.

     Manufacturing. Subsequent to the joint venture, Autokola completed a new paint facility and installed a new fabricated aluminum wheel rim and assembly line and a steel wheel rim and assembly line. This equipment is state-of-the-art and was required to meet the volume and quality demands of Skoda and Autokola's new Western European customers.

     Competition. Prior to the inception of the joint venture, during which period the Czech Republic had been a centrally controlled state economy, Autokola had no competition as sole supplier to Skoda for steel wheels. In the future, Autokola's competition may come from Western European companies as well as former Eastern Bloc companies.

AUTOMOTIVE BRAKE COMPONENTS

     The Company manufactures automotive brake components consisting primarily of composite metal drums and full cast drums for drum-type brakes and cast iron rotors for disc brakes. Sales of automotive products accounted for approximately 62%, 68% and 72%, respectively, of Motor Wheel's net sales in 1995, 1994 and 1993 products.

     Customers. The Company sells its automotive brake components primarily to North American OEMs with substantially all of its automotive brake components sold to Chrysler and Ford.

     Competition. The principal competitors of the Company for the sale of automotive brake components include Kelsey-Hayes Company, Bosch and Varga. According to information available to the Company, management believes that Kelsey-Hayes Company supplies brake drums and rotors as well as anti-lock brake systems while Allied Signal and Varga are suppliers of brake rotors. General Motors is also a significant manufacturer of automotive brake components, installed primarily on General Motors vehicles.

     The Company competes for sales of brake components on the basis of cost, delivery, quality and service. The loss of a significant portion of the Company's sales to Chrysler, Ford and General Motors could have a material adverse impact on the Company. The Company has been doing business with each of these OEMs for many years, and sales are composed of a number of different products and of different models or types of the same products and are made to individual divisions of such OEMs.

COMMERCIAL HIGHWAY PRODUCTS

     The Company manufactures disc wheels and demountable rims for commercial highway vehicles. The Company also manufactures two-piece Take-Apart wheels for certain special applications, the most significant of which is for the High Mobility Multiple Purpose Wheeled Vehicle (the "Hummer") produced by AM General Corporation. The Company manufactures brake components for commercial highway vehicles consisting of Centrifuse(R) drums and cast iron or aluminum hubs which can be assembled together and sold as a unit. Unlike conventional cast iron brake drums, Centrifuse(R) drums fuse iron to a steel jacket to combine the advantages of iron and steel to produce a lighter and stronger brake drum. The Company has achieved a significant market share for this product which is supplied to OEM's almost exclusively as a result of fleet specification. Sales of commercial highway products accounted for approximately 38%, 32% and 28% of Motor Wheel's net sales for 1995, 1994 and 1993, respectively.

     Customers. The Company's largest customers for commercial highway wheels and rims include Trailmobile, Strick and Monon, while its largest customers for commercial highway brake components include Freightliner Corporation, PACCAR and Volvo-GM. Sales for OEM and service use constituted approximately 70% and 30%, respectively, of the Company's commercial highway net sales in 1995.

     Competition. The Company competes for sales of commercial highway wheels, rims and brake components on the basis of cost, delivery, quality and service. The Company spends a considerable amount of effort obtaining fleet specifications where purchasers of commercial highway vehicles specify to the OEM's the components to be used. The principal competitors of the Company for the sale of commercial highway wheels and rims include Accuride Corporation, ALCOA and Bosch. According to information available to the Company, management believes Accuride Corporation predominately supplies steel wheels but also supplies aluminum wheels while ALCOA supplies aluminum wheels and Bosch supplies steel wheels and brake components. The Company is the only producer of the Centrifuse(R) drum but does compete with several producers of full cast iron drums including Gunite Corporation, Webb Wheel Products and Dayton-Walther.

INVESTMENTS

     Hayes. Hayes has additional interests, to the extent described below, in the following wheel manufacturing entities throughout the world:


          (i) a 49% interest in Ruedas de Venezuela, C.A., a steel wheel manufacturer in Venezuela;


          (ii) a 40% interest in Hayes Wheels de Mexico, S.A. de C.V. (formerly named Kelsey-Hayes de Mexico, S.A. de C.V.), an aluminum and steel wheel manufacturer in Mexico;

          (iii) a 30% interest in Cromodora S.p.A., an Italian cast aluminum wheel producer supplying the independent after-market; and

          (iv) a 7% interest in Central Manufacturing Company, a joint venture in Kentucky, which manufactures steel wheels for Japanese OEMs, the other partners of which include Central Motor Wheel of Japan, a leading Japanese wheel manufacturer, and Toyota of America.

     In addition, Hayes has a technical assistance agreement with ATP, a wheel manufacturer in Thailand.

     Motor Wheel. Motor Wheel has additional interests to the extent described below, in the following entities:

          (i) a 50% interest in Alumitech, a manufacturer of cast aluminum wheels in Kentucky; and

          (ii) a 50% interest in Riviera Die & Tool, Inc., a manufacturer of stamping dies sold to domestic automobile manufacturers and their suppliers.

MANUFACTURING FACILITIES AND PROPERTIES

     Hayes. Hayes operates six major manufacturing facilities in the United States and has its headquarters in Romulus, Michigan. Total United States manufacturing space exceeds two million square feet. Outside of the United States, Hayes operates three manufacturing facilities with approximately one-half million square feet in the aggregate. Hayes believes that its plants are adequate and suitable for the manufacturing of products for the markets in which it sells. Moreover, Hayes believes that it maintains adequate production capacity at its manufacturing facilities to meet current product demand for cast aluminum wheels and steel wheels in North America and aluminum wheels in Europe and that such capacity will be sufficient to meet projected product demand. To meet projected demand for fabricated aluminum wheels in North America, Hayes expects to continue upgrading and expanding its current manufacturing facilities. Hayes leases a part of the headquarters facilities to K-H Corporation.


              LOCATION                                    USE                     OWNED OR LEASED
- -------------------------------------   ---------------------------------------   ---------------
Romulus, Michigan                       Fabricated Wheels, Headquarters and R&D        Owned
Howell, Michigan                        Cast Aluminum Wheels                           Owned
Gainesville, Georgia                    Cast Aluminum Wheels                           Owned
Huntington, Indiana                     Cast Aluminum Wheels                           Owned
Sedalia, Missouri                       Fabricated Wheels                              Owned
La Mirada, California                   Cast Aluminum Wheels                          Leased
Barcelona, Spain                        Cast Aluminum Wheels                           Owned
Dello, Italy                            Cast Aluminum Wheels and R&D                   Owned
Campiglione Fenile, Italy               Cast Aluminum Wheels                          Leased



     Motor Wheel. Motor Wheel currently operates seven manufacturing facilities in North America as follows:



              LOCATION                                    USE                     OWNED OR LEASED
- -------------------------------------   ---------------------------------------   ---------------
Bowling Green, Kentucky                 Automotive Steel Wheels                       Leased
Mendota, Illinois(a)                    Automotive Steel Wheels                        Owned
Ypsilanti, Michigan(a)                  Automotive Brakes                              Owned
Homer, Michigan                         Automotive Brakes                              Owned
Monterrey, Mexico                       Automotive Brakes                             Leased
Akron, Ohio                             Commercial Highway Wheels                      Owned
Berea, Kentucky                         Commercial Highway Brakes                      Owned


- -------------------------

(a) These plants will be closed in 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Resources and Liquidity of Holdings -- Plant Closure Costs."


     The lease for the Bowling Green facility expires in January 2008, subject to two five-year extension options exercisable by Motor Wheel and to a purchase option exercisable by Motor Wheel upon expiration of the lease. The lease for the Monterrey facility expires in July 2001, subject to a one year extension option exercisable by Motor Wheel and to a purchase option exercisable by Motor Wheel beginning in July 1998 and extending through the remaining term of the lease.

     Alumitech owns and operates a manufacturing facility located in Somerset, Kentucky where it manufactures cast aluminum wheels.

     Motor Wheel's headquarters, housing its executive offices and central accounting, purchasing, marketing and engineering departments, is currently in Okemos, Michigan. Motor Wheel leases approximately 90% of a building under a ten-year lease which expires in July 2004.

RAW MATERIALS

     Hayes. Raw materials and component parts used in Hayes' manufacturing operations are those commonly used in such operations, of which adequate supplies are available. The Company is generally not dependent on long-term supply contracts and has available to it alternate sources for raw materials and component parts.


     Motor Wheel. The two principal materials used in Motor Wheel's products are castings (primarily composite and fullcast drums, Centrifuse(R) drums, rotors and cast iron hubs) and steel (primarily flat rolled steel for wheels and rims). Although Motor Wheel has alternate sources for most of its raw materials, Motor Wheel develops close relationships with a limited number of suppliers to facilitate cost efficiencies and quality of materials.


     Motor Wheel purchases steel primarily from three suppliers. Motor Wheel purchases castings from several foundries with one primary long term supplier. Motor Wheel's contracts with suppliers are generally for a period of twelve months or less. Motor Wheel's primary long term supplier of castings is a closely-held company with which Motor Wheel has had a good relationship and is the sole source of castings for Centrifuse(R) drums. The supply contract for Centrifuse(R) drums expires in 1996 and the Company expects to renew or extend the contract.

RESEARCH AND DEVELOPMENT

     Hayes. Hayes is dedicated to the continued development of new and improved wheels and related products either through its own engineering efforts or joint ventures with other parties, including styled steel wheels, light-weight fabricated aluminum wheels, FFM(R) wheels and clad-covered wheels. Hayes' North American wheel engineering, design, and advanced research and development groups, are located in Romulus, Michigan. All research, development and engineering relating to Hayes' European aluminum wheel operations is conducted at its Dello, Italy facility.

     Supported by computer-aided design and manufacturing, as well as finite-element analysis tools, Hayes is investigating specific wheel designs for lighter-weight wheels that help reduce overall vehicle weight and provide more attractive styling variations. To ensure that new, lighter-weight products are durable enough to meet vehicle requirements, Hayes performs fatigue tests that put prototype wheels through the equivalent of thousands of miles of road use before they reach the manufacturing stage. To ensure longevity of wheels, salt-spray and other environmental tests are conducted on coated wheels.

     During fiscal 1995, fiscal 1994 and fiscal 1993, Hayes spent approximately $2.3 million, $2.2 million and $1.8 million, respectively, on research and development.

     Motor Wheel. Motor Wheel's expenditures for research and development were approximately $6.9 million, $6.9 million and $6.6 million in 1995, 1994 and 1993, respectively. Motor Wheel engages in research and development to improve its technology and products and to develop new products and processes. It focuses its efforts on working closely with the OEMs to engineer and design specific products to address OEM needs.

PATENTS AND TRADEMARKS

     Hayes. Hayes owns numerous patents and trademarks and has patent licenses from others relating to its products and manufacturing methods. Hayes also grants patent and trademark licenses to others throughout the world and receives royalties under most of these licenses. While Hayes does not consider any particular patent or group of patents to be essential to its business as a whole, it considers its patents to be of some significance to the conduct of its business in certain product areas. In addition, Hayes relies on proprietary data and processes, including trade secrets and know-how, and depends, to some extent, on such information remaining confidential.

     Motor Wheel. Motor Wheel holds numerous patents covering certain of Motor Wheel's products and manufacturing processes. Management believes that many of Motor Wheel's patents describe cost-effective production methods, and, accordingly, Motor Wheel considers such patents to be important to its business but not of such importance that the loss or expiration of any individual patent would materially affect its business considered as a whole.

     Motor Wheel has licensed certain of its patents to permit certain companies to produce, and in certain instances distribute, products under their own name. Licensees under these arrangements include Ford, General Motors, Accuride, Hayes Wheels and wheel manufacturers located in Mexico and South America.

     Motor Wheel owns various trademarks, trade names and logos, the most important of which are its Centrifuse(R), Centrue/Pierce(R), Polycast(R), Full Face(TM), WHD-8(R), WHD-10(TM), and Centruelight(R) trademarks and related logos. Although they believe such trademarks, trade names and logos enhance the name recognition of Motor Wheel's products and therefore are important to its business, management believes that Motor Wheel's innovative products, reputation for quality and relationships with its customers are more important for the maintenance and growth of its business.

EMPLOYEES


     Hayes. Approximately 20% of Hayes' employees in the United States at January 31, 1996 were represented by the UAW. Collective bargaining agreements with the UAW affecting these employees expire in 1997 and 1998. As is common in many European jurisdictions, substantially all of Hayes' employees in Europe are covered by country-wide collective bargaining agreements. In Europe, additional bargaining agreements are often made on a local basis. These agreements expire at various times through 1997. There are no Hayes-wide or industry-wide bargaining units in the United States. Hayes considers its employee relations to be satisfactory.


     Motor Wheel. At December 31, 1995, Motor Wheel employed 1,304 persons. Motor Wheel's seven manufacturing plants employed 1,150 persons (182 salaried and 968 hourly) with the balance assigned to its headquarters in Okemos, Michigan, and sales offices throughout North America. Currently, collective bargaining agreements cover approximately 69% of hourly employees and approximately 10% of salaried employees. Current collective bargaining agreements expire through October 1997, none of such agreements provide for multi-plant bargaining units. As part of Motor Wheel's facility rationalization program, Motor Wheel expects to phase out production at its Ypsilanti, Michigan plant. The collective bargaining agreement at such facility expired in March of 1996, and negotiations regarding the termination of such agreement are ongoing. Motor Wheel considers its employee relations to be satisfactory.

ENVIRONMENTAL MATTERS

     The Company, like most other manufacturing companies, is subject to and is required from time to time to take action at its facilities to comply with federal, state, local and foreign laws and regulations relating to pollution control and protection of the environment. In this regard, the Company maintains an ongoing compliance program to anticipate and, if necessary, correct environmental problems.

     Hayes spent approximately $0.6 million for environmental compliance and cleanup projects in fiscal 1995. Hayes believes that its fiscal 1996 and 1997 expenditures for environmental compliance, including potential expenditures for compliance with the permitting and other requirements of the federal Clean Air Act, will not exceed a total of $3 million. In addition, under Hayes' cleanup program, commenced in 1990 and scheduled to be completed in the fiscal year ending January 31, 1999, Hayes anticipates spending approximately $1.5 million in each of the fiscal years ending January 31, 1997, 1998 and 1999. The Company believes it is in material compliance with applicable federal, state, local and foreign laws and regulations relating to pollution control and protection of the environment.

     Hayes has received notice of potential environmental liability arising out of both its wheel and non-wheel businesses (including certain divested businesses) at fourteen Superfund sites (the "Sites") under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"). Also, Hayes has received notice of potential environmental liability at one state-listed site. Hayes has entered into settlements with various government agencies and the other parties identified by the applicable agency as "potentially responsible parties" to resolve its liability with respect to three of the Sites, all of which are associated with the wheel business. While Hayes remains potentially liable under CERCLA to the federal and certain state governments with respect to the Sites, it believes that its maximum financial exposure will be less than $2.6 million. In addition, pursuant to the Reorganization, Kelsey-Hayes assumed and agreed to indemnify Hayes with respect to any liabilities arising out of or associated with twelve of the Sites, thereby reducing Hayes potential exposure.


     In March, 1995, Hayes received from the U.S. EPA a request for information under CERCLA regarding the Shiawassee River Site, located in Howell, Michigan. Hayes is in the process of responding to that information request. Hayes understands that the hazardous substances of concern are PCBs, which reportedly were used at Hayes' manufacturing facility in Howell, Michigan prior to its acquisition of that facility in 1981. The State of Michigan is performing a remedial investigation/feasibility study. Hayes understands that, with respect to the remedy that the State reportedly expects will be selected, the State's preliminary estimate is that the costs of implementing such remedy will range from $10 to $15 million. Hayes further understands that the State expects that implementation of the remedy will not commence for several years and that, once commenced, it will require three to five years to implement fully. Hayes believes that, pursuant to a 1981 consent judgment between Hayes' subsidiary that owns the Howell facility and the State of Michigan, the State has retained some or all of the responsibility for cleanup of this site. Moreover, at the time Hayes acquired the corporation that owns the Howell manufacturing facility, Hayes received an indemnity against liability arising from the prior use of PCBs at that facility from Multifastener Corp., one of the stockholders in that corporation. Multifastener Corp. has to date honored its indemnity obligations. However, Multifastener is a small corporation and no assurance can be given that it will continue to honor its obligations. If the State takes the position that it has not retained liability for the cleanup at this site, and if Multifastener Corp. should fail to honor all or part of its indemnity obligations with respect to cleanup at this site, then in the event that Hayes were required to participate in cleanup efforts mandated by the U.S. EPA or the State, Hayes' expenses with respect to cleanup of this site potentially could have a material adverse effect on the consolidated operations or financial condition of Hayes.

     Hayes may remain liable with respect to environmental cleanup costs in connection with certain divested businesses relating to aerospace, heavy duty truck components and farm implements, under federal and state laws and under agreements with purchasers of certain divested businesses. Hayes believes, however, that such costs in the aggregate will not have a material adverse effect on the consolidated operations or financial condition of Hayes and, in any event, Kelsey-Hayes has assumed and agreed to indemnify Hayes with respect to any liabilities arising out of or associated with these businesses.

     Some of Motor Wheel's manufacturing processes result in the generation of hazardous wastes and consequently Motor Wheel is subject to various federal, state and local laws and regulations relating to environmental protection. Motor Wheel does not transport hazardous wastes to, or dispose of hazardous wastes or have hazardous waste storage facilities at, any Motor Wheel owned facility.

     At the time of the Holdings acquisition of Motor Wheel, Goodyear either retained liability for or agreed to indemnify Motor Wheel with respect to all liabilities, claims and obligations for environmental pollutants, contaminants or other substances generated prior to December 30, 1986, for the plants then owned by Motor Wheel, and April 1, 1987, for the plants previously owned by Goodyear. Goodyear to date has honored such indemnity obligations. Motor Wheel has taken steps to ensure that handling and disposal of all hazardous wastes comply with federal, state or local laws relating to the protection of the environment. Substantially all of the hazardous wastes generated by Motor Wheel are disposed of at treatment and disposal facilities which utilize recycling or incineration rather than landfill disposal. All off-site hazardous waste disposal sites have been inspected and are periodically audited. Environmental audits are also performed at each of Motor Wheel's plants.

     Motor Wheel has been identified by federal or state authorities as a potentially responsible party for the clean-up of hazardous waste disposal sites which are listed on the National Priority List of Hazardous Waste Disposal Sites compiled by the United States Environmental Protection Agency under CERCLA. All occasions where hazardous wastes were allegedly sent to such sites by Motor Wheel occurred prior to the Management Acquisition, and Goodyear has assumed and is expected to continue to assume responsibility for Motor Wheel's share of any associated clean-up costs. Because Goodyear has continued to meet its indemnity obligations and has assumed Motor Wheel's position in all proceedings involving the clean-up of hazardous waste disposal sites, Motor Wheel's management believes its exposure with respect to environmental claims resulting therefrom is not material. Because Goodyear has assumed full responsibility for all proceedings and liabilities relating to the sites, Motor Wheel has not participated in matters relating to such sites and does not have sufficient information to qualify its proportionate share of the costs of remediation at these sites. If Goodyear should fail to honor its indemnity obligations and Motor Wheel is required to participate in clean-up efforts mandated by governmental authorities, Motor Wheel's expenses with respect to clean-up of such sites in the aggregate would have a material adverse effect on Motor Wheel's financial condition and results of operations, capital resources and liquidity. While Motor Wheel cannot quantify the extent of such effect, Motor Wheel's management believes that it would be substantial.

LEGAL MATTERS

     In the ordinary course of its business, the Company is a party to litigation involving its operations and products, which may include allegations as to safety and design. The Company's management believes that the outcome of this litigation will not have a material adverse effect on the consolidated operations or financial condition of the Company.

     Product Liability of Motor Wheel. At the time of the Management Acquisition, Goodyear agreed to be responsible for and to indemnify Motor Wheel for all costs and liabilities arising from any product warranty, product liability, other claims or obligations for products manufactured by Motor Wheel prior to December 30, 1986 and for products manufactured by Goodyear at the Akron plant prior to April 1, 1987. As to incidents relating to products manufactured on or before those dates, Goodyear continues to acknowledge its indemnification obligations under the purchase agreement and has assumed and is expected to continue to assume the defense of all such product liability cases.

     While there have been warranty claims involving products manufactured by Motor Wheel after these dates, there currently is no pending product liability action outstanding against Motor Wheel. Currently, Motor Wheel is insured in the amount of $57 million in the aggregate with a deductible of $500,000 per occurrence to cover product liability claims relating to its products.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets out the names and ages of each of the individuals that are currently expected to serve as directors and executive officers of the Company upon the consummation of the Transactions. An additional person who is not affiliated with the Company or with the New Investors will also serve as a director.



             NAME                AGE                            POSITION
- ------------------------------   ---    --------------------------------------------------------
Ranko "Ron" Cucuz.............   52     Chairman of the Board of Directors; President and Chief
                                          Executive Officer
Richard W. Tuley..............   53     Executive Vice President
William D. Shovers............   42     Vice President -- Chief Financial Officer and Principal
                                          Accounting Officer
Giancarlo Dallera.............   50     Vice President -- President, European Aluminum Wheels
Ronald L. Kolakowski..........   49     Vice President -- President, North American
                                          Aluminum Wheels
William S. Linski.............   49     Vice President -- President, Fabricated Wheels
Larry Karenko.................   46     Vice President -- Human Resources
Daniel M. Sandberg............   37     Vice President, General Counsel and Secretary
John A. Salvette..............   40     Treasurer
Timothy J. Clark..............   31     Director
Cleveland A. Christophe.......   50     Director
Peter A. Joseph...............   44     Director
Paul S. Levy..................   48     Director
John S. Rodewig...............   62     Director
Marcos A. Rodriguez...........   34     Director
Kenneth L. Way................   56     Director



     Pursuant to a stockholders agreement to be entered into by Hayes and the New Investors, the New Investors will be entitled to designate six of the nine directors. See "-- Stockholders Agreement."


     Ranko ("Ron") Cucuz was elected President and Chief Executive Officer and a Director of Hayes in October 1992. He also serves as Chairman of the Management Board of Hayes Wheels Autokola NH, a.s., Hayes' Czech joint venture, and as a director of Hayes Wheels, S.p.A. (Italy) and FPS Kelsey-Hayes, S.A. (Spain), the Company's wholly owned subsidiaries, and serves as Chairman of each of the Aluminum Wheel Subsidiaries. From August 1992 to October 1992, Mr. Cucuz served as Group President of the Wheels Division of Hayes as it existed prior to the Reorganization. Previously, Mr. Cucuz was President, Steel Wheels (renamed Fabricated Wheels) Business Unit from June 1991 to October 1992. Prior to assuming that position, Mr. Cucuz was employed by ACCO Babcock Industries from 1976 to 1991, serving as President and Chief Executive Officer of its Automotive Mechanical Cable Controls Group from September 1987 to June 1991.


     Richard W. Tuley will become Executive Vice President of the Company upon consummation of the Merger. He has been President of Motor Wheel since May 1995, has been Chief Operating Officer of Motor Wheel since September 1994 and was Executive Vice President and General Manager -- Commercial Highway products of Motor Wheel since 1991. He has also been a director of Motor Wheel since 1986.


     William D. Shovers has been Vice President, Chief Financial Officer and Principal Accounting Officer of Hayes since February 1993. Mr. Shovers has also served as a Director of Hayes Wheels, S.p.A. and Autokola since February 1993 and October 1993, respectively. From November 1989 to January 1993, Mr. Shovers served as Vice President of Finance at Monroe Auto Equipment Company, a subsidiary of Tenneco, Inc.


     Giancarlo Dallera has been Vice President -- President, European Aluminum Wheels of Hayes since 1992. He is also President of Cromodora, S.p.A. Since October 1992, Mr. Dallera has served as the Managing Director of Kelsey-Hayes de Espana, S.A. In 1981, Mr. Dallera assumed the post of General Manager of Hayes Wheels, S.p.A and since 1985 Mr. Dallera has also been a Director of Hayes Wheels, S.p.A.



     Ronald L. Kolakowski has served as Vice President -- President, North American Aluminum Wheels of Hayes since November 1995. Prior to assuming this position, Mr. Kolakowski was the Plant Manager of the Sedalia Plant since 1992.



     William S. Linski has been Vice President -- President, Fabricated Wheels of Hayes since November 1993. In October 1993, he was elected Chairman of the Supervisory Board of Autokola. From 1992 to October 1993, Mr. Linski was Vice President of Operations of Fabricated Wheels. Mr. Linski was Plant Manager of the Sedalia Plant from 1988 to 1992.



     Larry Karenko has been Vice President -- Human Resources of Hayes since October 1994. From August 1993 to October 1994, Mr. Karenko was Group Human Resources Manager of the Chasis Products Operation and from August 1992 to August 1993, he was Group Human Resources Manager of Powertrain Products Operation. Mr. Karenko served as Division Human Resources Manager of the Precision Forged Products Division from June 1986 to August 1992.



     Daniel M. Sandberg has been Vice President, General Counsel and Secretary of Hayes since March 1994. Since September 1994, he has been a Director of Hayes Wheels S.p.A. Prior to joining the Company, Mr. Sandberg was Executive Vice President and General Counsel of Kelter-Thorner, Inc. from October 1990 to March 1994. From September 1988 to September 1990, Mr. Sandberg was the General Counsel and Secretary of Meadowdale Foods, Inc.


     John A. Salvette has served as Treasurer of Hayes since February 1995. From May 1993 to January 1995, he was Director of Investor Relations and Business Planning of Hayes. Mr. Salvette was Group Controller of the North American Aluminum Wheel Business from May 1990 to April 1993.

     Timothy J. Clark will become a director of the Company upon consummation of the Transactions. Mr. Clark is a principal of Joseph Littlejohn & Levy (the general partner of JLL), which he joined in 1993. Prior to that time, Mr. Clark was corporate planning manager of Edgcomb Metals Company and a financial analyst at the Blackstone Group.


     Cleveland A. Christophe will become a director of the Company upon consummation of the Transactions. Mr. Christophe has been a Managing Partner and major shareholder of TSG Capital Group since its inception in 1994. TSG acts as manager of TSG Capital Fund II, L.P., a $225 million private equity investment fund. He has served as a principal and a director of TSG Ventures Inc. (formerly known as Equico Capital Corporation), a private equity investment firm since May 1992. From February 1990 to May 1992, Mr. Christophe was a Vice President of Equico Capital Corporation. Mr. Christophe is also a director of EnviroTest Systems Corp.



     Peter A. Joseph will become a director of the Company upon consummation of the Transactions. Mr. Joseph has been a partner of Joseph Littlejohn & Levy from its inception in 1988. Prior to that time, Mr. Joseph was a managing director of Quadrex Securities. Mr. Joseph serves on the Board of Directors of Foodbrands America, Inc., OrNda HealthCorp, Lancer, Fairfield Manufacturing Co., Inc. and MWC Holdings, Inc. Mr. Joseph is also President and Secretary of Lancer and Vice President and Secretary of Fairfield.


     Paul S. Levy will become a director of the Company upon consummation of the Transactions. Mr. Levy has been a partner of Joseph Littlejohn & Levy from its inception in 1988. Prior to that time, Mr. Levy was a Managing Director of Drexel Burnham Lambert Incorporated responsible for its restructuring and exchange offer group. Mr. Levy serves as Chief Executive Officer and Chairman of the Board of Directors of Lancer and as a member of the Board of Directors of Foodbrands America, Inc., OrNda HealthCorp, Fairfield

Manufacturing Co. and MWC Holdings, Inc. Mr. Levy is also Vice President and Assistant Secretary of Fairfield.

     John S. Rodewig has been a director of Hayes since December 1992 and is expected to continue to serve in that capacity after consummation of the Transactions. He served as President of Eaton Corporation and its Chief Operating Officer -- Vehicle Components from 1992 until his retirement on January 1, 1996. He served as President of the Truck Components Group of Eaton Corporation from 1991 to 1992. Mr. Rodewig also serves as Chairman of the Board of Directors of Eaton Limited (United Kingdom). He also serves as a director of FKI plc and AP Parts International. He is Chairman of the Company's Audit Committee and a member of its Compensation Committee.

     Marcos A. Rodriguez will become a director of the Company upon consummation of the Transactions. Mr. Rodriguez is a principal of Joseph Littlejohn & Levy, which he joined in 1989. Prior to that time, Mr. Rodriguez worked at General Electric Company in various positions. Mr. Rodriguez serves on the Board of Directors of MWC Holdings, Inc.

     Kenneth L. Way has been a director of Hayes since December 1992. He has served as Chairman and Chief Executive Officer of Lear Corporation, a publicly traded company, since September 1988.

STOCKHOLDERS AGREEMENT


     Hayes and each of the New Investors have agreed to enter into a Stockholders Agreement at the Effective Time. The Stockholders Agreement will provide that the New Investors will vote the New Common Stock received in the Merger so that the Board of Directors will consist of nine members, of which four members will be designated by JLL (currently, Messrs. Clark, Joseph, Levy and Rodriguez), one member will be designated by TSG (currently, Mr. Christophe), one member will be the Chief Executive Officer of the Company (currently, Mr. Cucuz) and the remaining three members, which may not be affiliated with the Company or any of the New Investors, will be selected by the remaining members of the Company's Board of Directors (currently expected to be Messrs. Rodewig and Way and one other independent director). The Stockholders Agreement will provide that the respective rights of JLL and TSG to designate directors will terminate if any such entity ceases to own at least 50% of its initial investment. Each New Investor also will agree not to acquire any shares of common stock of the Company if, as a result of such acquisition, such New Investor would own in excess of 50% of the outstanding shares of common stock of the Company. Pursuant to the Merger Agreement, the Company will assume the rights and obligations of Hayes under the Stockholders Agreement.

      OWNERSHIP OF NEW COMMON STOCK UPON CONSUMMATION OF THE TRANSACTIONS

     The following table sets forth the expected ownership of New Common Stock by each entity which is expected to own more than 5% of the then outstanding shares of New Common Stock immediately upon consummation of the Transactions.


                                                                               PERCENT OF OWNERSHIP
                                                                                        OF
                                                             SHARES OF NEW     SHARES OF NEW COMMON
                                                            COMMON STOCK(A)          STOCK(B)
                                                            ---------------    --------------------
Joseph Littlejohn & Levy Fund II, L.P. ..................      4,817,086               43.3%
TSG Capital Fund II, L.P. ...............................      1,406,250               12.6
CIBC WG Argosy Merchant Fund 2, L.L.C. ..................      1,250,000               11.2
Varity Corporation(c)....................................        814,400                7.3
Chase Equity Associates, L.P.............................        625,000                5.6


- ---------------

(a) In addition, 943,000 shares of New Common Stock will be owned by pre-Merger stockholders of Hayes other than Varity, constituting an ownership of approximately 8.5% of the shares of New Common Stock (excluding Warrants and options).


(b) Excludes options to purchase shares of New Common Stock held by certain officers and directors of Hayes and Holdings and Warrants to purchase 1,300,000 shares of New Common Stock.

(c) Varity owns its shares through K-H Corporation, its indirect wholly owned subsidiary.

                      DESCRIPTION OF THE CREDIT AGREEMENT


     The Credit Agreement. In connection with the Merger, the Company expects to enter into to the Credit Agreement, among the Company, Motor Wheel and the Managing Agents, pursuant to which the Managing Agents and a syndicate of lenders will lend to the Company up to $425 million in the form of a senior secured term loan facility, such aggregate amount to be allocated among (i) a Tranche A Term Loan Facility in an aggregate principal amount of up to $200 million (the "Tranche A Facility"), (ii) a Tranche B Term Loan Facility in an aggregate principal amount of up to $125 million (the "Tranche B Facility") and
(iii) a Tranche C Term Loan Facility in an aggregate principal amount of up to $100 million (the "Tranche C Facility") (collectively, the "Term Loan Facilities"), and up to $220 million in the form of a senior secured revolving credit facility (the "Revolving Credit Facility," and, together with the Term Loan Facilities, the "Loans").


     Pursuant to the Credit Agreement, CIBC has agreed to provide $387 million of the aggregate principal amount of the Loans and Merrill Capital has agreed to provide $258 million of such aggregate principal amount, each commitment to be divided pro rata among the Loans. Each of the Managing Agents reserved the right to syndicate all or a portion of its commitment to one or more financial institutions (the "Lenders"), such institutions being subject to the Company's approval. Upon the acceptance of the commitment of any Lender to provide a portion of the Loans, each of CIBC and Merrill Capital will be released from a portion of its commitment in an amount equal to its pro rata share of the commitment of such Lender. In addition, CIBC has agreed to serve as administrative and syndication agent (the "Agent") in connection with the Loans, as well as fronting bank in connection with the letters of credit issued under the Revolving Credit Facility. Merrill Capital has agreed to serve as documentation agent in connection with the Loans.

     The following terms and descriptions of the Loans are based upon the terms set forth in the Commitment Letter and related documents.


     Use of Proceeds; Maturity. The Term Loan Facilities and $100 million of the Revolving Credit Facility will be made available to the Company and its subsidiaries at the time of the Merger, to finance in part the Transactions. The amount that will be borrowed under the Term Loan Facilities will be required to be drawn in a single drawing upon the consummation of the Merger (such date is referred to herein as the "Effective Time"). The Revolving Credit Facility will also be made available at the Effective Time to finance (including through the making of revolving loans and the issuance of letters of credit) working capital requirements and general corporate purposes of the Company and its subsidiaries. The Term Loan Facilities have maturity schedules as follows: (i) the Tranche A Facility will mature on the sixth anniversary of the Effective Time, and will amortize in quarterly installments under a schedule to be agreed upon; (ii) the Tranche B Facility will mature on the seventh anniversary of the Effective Time, and will amortize in quarterly installments under a schedule to be agreed upon; and (iii) the Tranche C Facility will mature on the eighth anniversary of the Effective Time, and will amortize in quarterly installments under a schedule to be agreed upon. The Revolving Credit Facility will mature on the sixth anniversary of the Effective Time. The Credit Agreement will require the Company to reduce the amount outstanding under the Revolving Credit Facility to a level to be agreed upon during a period to be agreed upon each year.



     Prepayments; Reduction of Commitments. Loans under the Term Loan Facilities are required to be prepaid and commitments under the Revolving Credit Facility are required to be permanently reduced with (i) 75% of excess cash flow, (ii) 100% of the net cash proceeds of all non-ordinary-course asset sales or other dispositions of the property by the Company and its subsidiaries (including insurance and condemnation proceeds), subject to limited exceptions, and (iii) 100% of the net proceeds of issuances of debt obligations of the Company and its subsidiaries, subject to limited exceptions. Such mandatory prepayments and commitment reductions will first be allocated pro rata among the Term Loan Facilities and second to commitments under the Revolving Credit Facility. Within the Term Loan Facilities such prepayments will be applied pro rata to the remaining amortization payments under each such Facility. However, the holders of loans under the Tranche B Facility and the Tranche C Facility may, so long as loans are outstanding under the Tranche A Facility, decline to accept any mandatory prepayment described above and, under such circumstances, all amounts that would otherwise be used to prepay loans under the Tranche B Facility and the Tranche C Facility will be used to prepay loans under the Tranche A Facility.

     Voluntary prepayments will be permitted in whole or in part, at the option of the Company, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders' redeployment costs in the case of prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period. All Term Loan voluntary prepayments under the Term Loan Facilities will be allocated pro rata among the Term Loan Facilities and, within each such Facility, applied pro rata to the remaining amortization payment under such Facility.

     Interest and Fees. The interest rates under the Loans are, at the option of the Company, as follows:

          (a) Revolving Credit Facility and Tranche A Facility: Adjusted LIBOR plus 2.50% per annum or the rate which is equal to the highest of CIBC's prime rate, the federal funds rate plus 1/2 of 1% and the base certificate of deposit rate plus 1% ("ABR") plus 1.50% per annum. Following the first anniversary of the Effective Time, the spreads above the Adjusted LIBOR and ABR set forth above will decrease in increments to be agreed upon if the Company satisfies performance tests to be agreed upon and no event of default under the Credit Agreement exists. The Credit Agreement will require the Company to reduce the amount outstanding under the Revolving Credit Facility to a level to be agreed upon during a specified period each year.

          (b) Tranche B Facility: Adjusted LIBOR plus 3.00% per annum or ABR plus 2.00% per annum, with such spreads to remain in effect throughout the term of the Term Loan Facilities.

          (c) Tranche C Facility: Adjusted LIBOR plus 3.50% per annum or ABR plus 2.50% per annum, with such spreads to remain in effect throughout the term of the Term Loan Facilities.

     The Company may elect interest periods of 1, 2, 3 or 6 months for Adjusted LIBOR borrowings. Calculation of interest will be on the basis of actual number of days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest will be payable at the end of each interest period and, in any event, at least every 3 months.

     The Credit Agreement provides for payment by the Company in respect of outstanding letters of credit (i) a per annum fee equal to the spread over Adjusted LIBOR for the Revolving Credit Facility from time to time in effect,
(ii) a facing fee to be negotiated with the issuing bank, plus (iii) customary issuing fees and expenses. The Company will also pay a commitment fee equal to one half of one percent per annum on (i) the undrawn portion of available commitments in respect of the commitments for all the Loans, commencing to accrue, with respect to the commitments of CIBC, Merrill Capital and each other Lender, on the date such commitment is accepted and payable on the closing date of the Credit Agreement (or the earlier termination of such commitment in which case such fees will be payable by Motor Wheel in accordance with the Fee Letter) and (ii) the undrawn portion of the Revolving Credit Facility, quarterly in arrears after the closing date of the Credit Agreement.


     Collateral and Guarantees. The Term Loan Facilities are guaranteed by the Company and all of its existing and future domestic subsidiaries. The Term Loan Facilities are secured by a first priority lien in substantially all of the properties and assets of the Company and its respective domestic subsidiaries, now owned or acquired later, including a pledge of all of the shares of the Company's respective existing and future domestic subsidiaries and 65% of the shares of their respective existing and future foreign subsidiaries.


     Covenants. The Credit Agreement contains covenants restricting the ability of the Company and its subsidiaries to, among others, (i) declare dividends or redeem or repurchase capital stock, (ii) prepay, redeem or purchase debt, (iii) incur liens and engage in sale-leaseback transactions, (iv) make loans and investments, (v) issue more debt, (vi) amend or otherwise alter debt and other material agreements, (vii) make capital expenditures, (viii) engage in mergers, acquisitions and asset sales, (ix) transact with affiliates and (x) alter the business it conducts. The Company must also make certain customary indemnifications of the Managing Agents and their respective agents and will also be required to comply with financial covenants with respect to: (i) a maximum leverage ratio, (ii) a minimum interest coverage ratio and (iii) a minimum fixed charge coverage ratio. The Company is also required to make certain customary affirmative covenants.

     Events of Default. Events of default under the Credit Agreement include (i) the Company's failure to pay principal or interest when due, (ii) the Company's material breach of any covenant, representation or warranty contained in the loan documents, (iii) customary cross-default provisions, (iv) events of bankruptcy, insolvency or dissolution of the Company or its subsidiaries, (v) the levy of certain judgments against the Company, its subsidiaries, or their assets, (vi) certain adverse events under ERISA plans of the Company or its subsidiaries, (vii) the actual or asserted invalidity of security documents or guarantees of the Company or its subsidiaries and (viii) a change of control of the Company.

                            DESCRIPTION OF THE NOTES


     The Notes will be issued under an Indenture, dated as of July   , 1996 (the
"Indenture") among the Company and Comerica Bank, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Act for a statement of them. The following is a summary of the material terms and provisions of the Notes. This summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indenture (including the definitions contained therein). A copy of the form of Indenture may be obtained from the Company by any holder or prospective investor upon request. Definitions relating to certain capitalized terms are set forth under "-- Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference.


GENERAL

     The Notes will be limited in aggregate principal amount to $250,000,000. The Notes will be general unsecured obligations of the Company, subordinated in right of payment to Senior Indebtedness of the Company and senior in right of payment to any current or future subordinated indebtedness of the Company.

     The Notes will be unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by the Guarantors (together with each other Restricted Subsidiary which guarantees payment of the Notes pursuant to the covenant described under "Limitation on Creation of Subsidiaries").

MATURITY, INTEREST AND PRINCIPAL


     The Notes will mature on July 15, 2006. The Notes will bear interest at a
rate of      % per annum from the date of original issuance until maturity.
Interest is payable semi-annually in arrears on January 15 and July 15 commencing January 15, 1997, to holders of record of the Notes at the close of business on the immediately preceding January 1, and July 1, respectively.


OPTIONAL REDEMPTION


     The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2001 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on July 15 each year listed below:



                                       YEAR                                   PERCENTAGE
        -------------------------------------------------------------------   ----------
        2001...............................................................          %
        2002...............................................................          %
        2003...............................................................          %
        2004 and thereafter................................................       100%

     Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes at any time and from time
to time prior to July 15, 1999 at a redemption price equal to   % of the
aggregate principal amount so redeemed, plus accrued interest to the redemption date out of the Net Cash Proceeds of one or more Equity Offerings where the proceeds to the Company of any such Equity Offering are at least $35.0 million; provided, that at least $162.5 million of the principal amount of the Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Equity Offering.


     In the event of redemption of fewer than all of the Notes, the Trustee shall select by lot or in such other manner as it shall deem fair and equitable the Notes to be redeemed. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

SUBORDINATION


     The indebtedness represented by the Notes is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Indebtedness of the Company. As of April 30, 1996, after giving pro forma effect to the application of the net proceeds of the Offering and the consummation of the Transactions, the principal amount of outstanding Senior Indebtedness of the Company, on a consolidated basis, would have been approximately $453.3 million.


     In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any general assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under "Merger, Consolidation or Sale of Assets") (all of the foregoing referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings"), the holders of Senior Indebtedness of the Company will be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all Senior Indebtedness of the Company before the holders of the Notes are entitled to receive or retain any payment or distribution of any kind on account of the Notes. In the event that, notwithstanding the foregoing, the Trustee or any holder of Notes receives any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Indebtedness of the Company is paid and satisfied in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Indebtedness and will be immediately paid over or delivered to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness. By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than other creditors of the Company, and creditors of the Company who are not holders of Senior Indebtedness or of the Notes may recover more, ratably, than the holders of the Notes.


     No payment or distribution of any assets or securities of the Company or any Restricted Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption, defeasance or other acquisition of the Notes, and neither the

Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of the Notes following the delivery by the representative of the holders of Designated Senior Indebtedness under or in respect of the Credit Agreement, for so long as there shall exist any Designated Senior Indebtedness under or in respect of the Credit Agreement, and thereafter, the holders of Designated Senior Indebtedness (in either such case, the "Representative") to the Trustee of written notice of (i) the occurrence of a Payment Default on Designated Senior Indebtedness or (ii) the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness and the acceleration of the maturity of Designated Senior Indebtedness in accordance with its terms and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.



     Upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution of any assets or securities of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption, defeasance or other acquisition of Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company, directly or indirectly in any manner, payment in respect of all or any portion of the Notes, for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of (x) more than 179 days shall have elapsed since receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of the Indenture, in no event shall a Payment Blockage Period commenced in accordance with the provisions of the Indenture described in this paragraph extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provision of the Indenture, no event of default with respect to Designated Senior Indebtedness (other than a Payment Default) which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.


     Each Guarantee will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the respective Guarantor, including obligations of such Guarantor with respect to the Credit Agreement (including any guarantee thereof), and will be subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the Notes to all Senior Indebtedness of the Company.

     If the Company or any Guarantor fails to make any payment on the Notes or any Guarantee, as the case may be, when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "Events of Default."

     A holder of Notes by his acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

CERTAIN COVENANTS

     The Indenture will contain, among others, the following covenants. Except as otherwise specified, all of the covenants described below will appear in the Indenture.

  Limitation on Additional Indebtedness


     The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness.



     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), if (i) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination in accordance with the further provisions of this paragraph) is greater than 2.0 to 1 if the
Indebtedness is incurred prior to                , 1999 and 2.25 to 1 if the
Indebtedness is incurred thereafter and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness. For purposes of computing the Fixed Charge Coverage Ratio, (A) if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition (by way of merger, consolidation or otherwise) of any Person, business, property or assets (an "Acquisition"), then such ratio shall be determined by giving effect to (on a pro forma basis, as if the transaction had occurred at the beginning of the four-quarter period used to make such calculation) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness and the inclusion in the Company's EBITDA of the EBITDA of the acquired Person, business, property or assets, (B) if any Indebtedness outstanding or to be incurred (x) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account on a pro forma basis any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months), (y) bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate and (z) was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period, (C) for any quarter prior to the date hereof included in the calculation of such ratio, such calculation shall be made on a pro forma basis, giving effect to the acquisition by the Company of Motor Wheel, the issuance of the Notes, the incurrence of Indebtedness under the Credit Agreement and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation and (D) for any quarter included in the calculation of such ratio prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any Acquisition was effected, by the Company or any of its Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each Asset Sale, incurrence of Indebtedness or Acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four quarter period used to make such calculation.



  Limitation on Foreign Indebtedness



     The Company will not permit any Restricted Subsidiary of the Company which is not a Guarantor to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness set forth in clauses (i) through (x) of the definition thereof unless (i) the

Indebtedness is incurred, denominated and payable in the local currencies of the jurisdictions of the operations of the Restricted Subsidiary incurring such Indebtedness or of the business or the location of assets being acquired with the proceeds of such Indebtedness; provided, however, that any Indebtedness permitted to be incurred in a Western European currency pursuant to this clause
(i) may be incurred in any Western European currency; provided, further, that any Restricted Subsidiary whose operations are located in Mexico can also incur Indebtedness denominated and payable in U.S. dollars, (ii) after giving effect to the incurrence of such Indebtedness and the receipt of the application of the proceeds thereof, (A) if, as a result of the incurrence of such Indebtedness such Restricted Subsidiary will become subject to any restriction or limitation on the payment of dividends or the making of other distributions, (I) the ratio of Foreign EBITDA to Foreign Interest Expense (determined on a pro forma basis for the last four fiscal quarters for which financial statements are available at the date of determination) is greater than 3.0 to 1 and (II) the ratio of the Company's Adjusted EBITDA to Consolidated Fixed Charges (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is greater than 2.0 to 1
if the Indebtedness is incurred prior to             , 1999 and 2.25 to 1 if the
Indebtedness is incurred thereafter and (B) in any other case, the Company's Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is greater than 2.0 to 1 if the Indebtedness is
incurred prior to             , 1999 and 2.25 to 1 if the Indebtedness is
incurred thereafter, and (iii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.



     In the event that any Indebtedness incurred pursuant to clause (ii)(B) of the foregoing paragraph is proposed to be amended, modified or otherwise supplemented such that the payment of dividends or the making of other distributions becomes subject in any manner to any restriction or limitation, the Company will not permit the Restricted Subsidiary to so amend, modify or supplement such Indebtedness unless such Indebtedness could be incurred pursuant to the terms of clause (ii)(A) of the foregoing paragraph.



     All calculations required under the prior two paragraphs hereof shall be made in a manner consistent with the calculations required under the covenant described under "Limitation on Additional Indebtedness."



  Limitation on Restricted Payments


     The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness"; and


          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) $5 million, plus (2) 50% of the Company's Consolidated Net Income (or in the event that such Consolidated Net Income shall be a deficit, minus 100% of such deficit) after the Issue Date, plus
     (3) 100% of the aggregate Net Cash Proceeds from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.


     The provisions of this covenant shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) the retirement of any shares of Capital Stock of the Company or Indebtedness which is subordinated in right of payment to the Notes by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) the redemption, repayment or retirement of Indebtedness of the Company subordinated in right of payment to the Notes in exchange for, by conversion into, or out of the Net Cash Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being redeemed, repaid or retired, (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Cash Proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock, or (v) the making of Investments in Unrestricted Subsidiaries and joint ventures, provided that the Net Investment therein shall not exceed an aggregate of $15 million and (vi) the making of Investments funded with the transfer of excess fixed assets no longer necessary in the conduct of the business of the Company and its Subsidiaries in an aggregate amount not to exceed $15 million; provided, however, that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date, the amount of Net Investments made pursuant to clauses (v) and (vi) shall be included in the calculation.



     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitation on Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any such Restricted Payments.


  Limitation on Other Senior Subordinated Debt

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes and the Guarantees, as the case may be) that is both (i) subordinate in right of payment to any Senior Indebtedness of the Company or its Restricted Subsidiaries, as the case may be, and (ii) senior in right of payment to the Notes and the Guarantees, as the case may be. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the Notes and the Guarantees, as the case may be, if it is not explicitly subordinate in right of payment to Senior Indebtedness at least to the same extent as the Notes and the Guarantees, as the case may be, are subordinate to Senior Indebtedness.

  Limitations on Liens


     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any Property of the Company or any Restricted Subsidiary, now owned or hereafter acquired, which secures Indebtedness pari passu with or subordinated to the Notes unless (i) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to a Lien granted to the Holders of the Notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes.


  Limitation on Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and/or its Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction is fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $2 million which is not permitted under clause (i) above, the Company must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $10 million which are not permitted under clause (i) above, the Company or such Restricted Subsidiary must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm.



     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "Limitations on Restricted Payments" contained herein, (ii) reasonable and customary fees paid by the Company or its Restricted Subsidiaries to their respective directors or (iii) customary investment banking, underwriting, placement agent or financial advisor fees paid in connection with services rendered to the Company or its Subsidiaries.


  Limitation on Creation of Subsidiaries

     The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of the Indenture, (ii) a Restricted Subsidiary conducting a business similar or reasonably related to the business of the Company and its Subsidiaries as conducted on the Issue Date, or (iii) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary which is a Domestic Subsidiary acquired or created pursuant to clause (ii) shall have executed a guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary shall become a Guarantor. Neither the Company nor any of the Guarantors will transfer any assets to a Domestic Restricted Subsidiary which is not a Guarantor unless such Restricted Subsidiary simultaneously with such transfer executes a guarantee satisfactory in form and substance to the Trustee (together with the documentation referred to in the preceding sentence) pursuant to which such Restricted Subsidiary shall become a Guarantor. See "-- General."

  Limitation on Certain Asset Sales


     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's board of directors, and evidenced by a board resolution); (ii) not less than 75% of the consideration received by the Company or its Subsidiaries, as the case may be, is in the form of cash or Temporary Cash Investments other than in the case where the Company or a Restricted Subsidiary is exchanging assets held by the Company or such Restricted Subsidiary for assets held by another Person provided that any Investment received in such exchange would be permitted under clause (b) below; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to prepay, repay or purchase any then existing Senior Indebtedness of the Company or any Restricted Subsidiary within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale, provided that any such repayment shall result in a permanent reduction of the commitments, if any, thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets used or useful in businesses similar or reasonably related to the business of the Company or Restricted Subsidiary as conducted on the Issue Date (either directly or indirectly through the purchase of Capital Stock or other securities of a person holding such assets), provided that such investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of such Asset Sale

Proceeds; and (c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes.

     If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating, among other things: (1) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each Holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes.

  Limitation on Common Stock of Subsidiaries


     The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Common Stock of a Restricted Subsidiary (other than under or in respect of the Credit Agreement or under the terms of any Designated Senior Indebtedness and other than pledges of the Capital Stock of Restricted Subsidiaries that are not Guarantors securing Indebtedness of such Restricted Subsidiaries that are not Guarantors) or (ii) permit any of its Subsidiaries to issue any Common Stock, other than to the Company or a Wholly-Owned Subsidiary of the Company. The foregoing restrictions shall not apply to an Asset Sale made in compliance with "Limitation on Certain Asset Sales."


  Payments for Consent

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

CHANGE OF CONTROL OFFER

     Within 20 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

     Within 20 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 business days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

          (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9) the name and address of the Paying Agent.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     The Indenture requires that if the Credit Agreement is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the preceding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all obligations under or in respect of the Credit Agreement or offer to repay in full all obligations under or in respect of the Credit Agreement and repay the obligations under or in respect of the Credit Agreement of each lender who has accepted such offer or (ii) obtain the requisite consent under the Credit Agreement to permit the repurchase of the Notes as described above. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (iii) under "Events of Default" below if not cured within 60 days after the notice required by such clause. As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all of the obligations under or in respect of the Credit Agreement or obtain requisite consents under the Credit Agreement. Failure by the Company to make a Change of Control Offer when required by the Indenture constitutes a default under the Indenture and, if not cured within 60 days after notice, constitutes an Event of Default.

     The Indenture will provide that, (A) if the Company or any Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and the Company or such Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes and (B) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under the Indenture.

     In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Company will not and will not permit any Guarantor to consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company or the Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which the properties and assets of the Company or the Guarantor, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, under the Notes and the Indenture, and the obligations under the Indenture shall remain in full force and effect;
(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness," provided that a Person that is a Guarantor may merge into the Company or another Person that is a Guarantor without complying with this clause (iii).

     In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

GUARANTEES

     The Notes will be guaranteed on a senior subordinated basis by the Guarantors. All payments pursuant to the Guarantees by the Guarantors are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor, to the same extent and in the same manner that all payments pursuant to the Notes are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     A Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are directly or indirectly sold or all of its Capital Stock is directly or indirectly sold, in all such cases in a transaction in compliance with the covenant described under "Limitation on Certain Asset Sales," or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with "Merger, Consolidation or Sale of Assets," and such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) default in payment of any principal of, or premium, if any, on the Notes;

          (ii) default for 30 days in payment of any interest on the Notes;

          (iii) default by the Company or any Guarantor in the observance or performance of any other covenant in the Notes or the Indenture for 60 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

          (iv) default in the payment at final maturity of principal in an aggregate amount of $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice, or the acceleration of any such Indebtedness aggregating $10,000,000 or more which acceleration shall not be rescinded or annulled within 20 days after written notice as provided in the Indenture;

          (v) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10,000,000 shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

          (vi) certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary thereof.

     The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

     The Indenture will provide that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Credit Agreement, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Credit Agreement or five business days after receipt by the Company and the Representative of the holders of Senior Indebtedness under or in respect of the Credit Agreement of notice of the acceleration of the Notes; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

     The holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) ("defeasance") or (b) to be released from their obligations with respect to the Notes under certain covenants contained in the Indenture and described above under "-- Certain Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) to the effect that holders of the Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred which in the case of discharge only, must be based upon a private ruling concerning the Notes, a published ruling of the Internal Revenue Service or a change in applicable federal tax law.

MODIFICATION OF INDENTURE

     From time to time, the Company, the Guarantors and the Trustee may, without the consent of holders of the Notes, amend the Indenture or the Notes or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any holder. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Notes, to modify or supplement the Indenture or the Notes, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the amount of Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture or the Notes, (ii) reduce the rate of or change the time for payment of interest on any Note, (iii) reduce the principal of or premium on or change the stated maturity of any Note, (iv) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York, (v) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of Notes, or change the time before which no such redemption may be made, (vi) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any Note, or (vii) take any other action otherwise prohibited by the Indenture to be taken without the consent of each holder affected thereby.

REPORTS TO HOLDERS

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the information required thereby to the Commission and to the holders of the Notes. The Indenture provides that even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Notes, they will nonetheless continue to furnish such information to the Commission and holders of the Notes.

COMPLIANCE CERTIFICATE

     The Company will deliver to the Trustee on or before 100 days after the end of the Company's fiscal year and on or before 50 days after the end of each the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE


     The Trustee under the Indenture will be the Registrar and Paying Agent with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. The Trustee is currently a co-agent under Hayes' existing credit agreement, which will be repaid in full upon consummation of the Transactions.


TRANSFER AND EXCHANGE

     Holders of the Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar under such Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indentures. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

     The registered holder of a Note may be treated as the owner of it for all purposes.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.


     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.



     "Adjusted EBITDA" means, for any Person, for any period, the EBITDA of such Person, plus any amounts excluded from the calculation of the Consolidated Net Income of such Person pursuant to clause (b) of the definition thereof.


     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Senior Indebtedness)), but excluding liabilities under the Guarantee, of such Guarantor at such date and
(y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.


     "Asset Sale" means the sale, transfer or other disposition in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any business owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include (i) sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary, (ii) leases, conveyances or other transfers by the Company or a Restricted Subsidiary of Property to any Person as an Investment in such Person provided that the Company or such Restricted Subsidiary receives consideration at the time of such lease, conveyance or other transfer at least equal to the fair market value of such Property and such Investment is included in clause (v) of the second paragraph of "Limitation on Restricted Payments" contained herein.


     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.


     "Attributable Indebtedness" means, in respect of a Sale and Lease-Back Transaction, as of the time of determination, the present value of the notes (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).


     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sales that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and which has not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c), of the first paragraph of "Certain Covenants -- Limitation on Certain Asset Sales."

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.


     A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 50% or more of the total voting power of the Company's Common Stock,
(ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 30% of the total voting power of the Company's Common Stock, and either (A) the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or
(B) JLL is the beneficial owner of less than 20% of the total voting power of the Company's Common Stock, (iii) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.



     "Chase" means Chase Equity Associates, L.P.


     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.


     "Consolidated Fixed Charges" means, with respect to any Person, the sum of a Person's (i) Consolidated Interest Expense, plus (ii) the product of (x) the aggregate amount of all dividends paid on Disqualified Capital Stock of the Company or on each series of preferred stock of each Subsidiary of such Person (other than dividends paid or payable in additional shares of preferred stock or to the Company or any of its Wholly Owned Subsidiaries) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective combined federal, state and local tax rate of such Person (expressed as a decimal), in each case, for such four-quarter period.



     "Consolidated Interest Expense" means, with respect to any Person, for any period and without duplication, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis (including, but not limited to, (i) imputed interest included in Capitalized Lease Obligations, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (iii) net payments made in connection with Interest Rate Agreements, (iv) the interest portion of any deferred payment obligation, (v) amortization of discount or premium, if any, and (vi) all other non-cash interest expense (other than interest amortized to cost of sales)) plus, all net capitalized interest for such period and all interest paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, and minus, (i) net payments received in connection with Interest Rate Agreements and (ii) amortization of deferred financing costs and expenses.



     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the net income (before preferred stock dividends) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded from Consolidated Net Income (a) the net income of any Person which under GAAP is not consolidated with the Person in question other than the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the net income of any Subsidiary of the Person in question, other than a Domestic Subsidiary, that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or the Indenture) to the extent of such restriction or limitation (provided that if any such restriction or limitation by its terms takes effect upon the occurrence of a default or an event of default, such exclusion shall become effective only upon the occurrence and during the continuance of such default or event of default), (c) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (d) any net gain or loss resulting from a sale of Property by the Person in question or any of its Subsidiaries other than in the ordinary course of business, (e) extraordinary gains and losses, (f) non-recurring gains, non-cash non-recurring losses and charges (including restructuring charges and costs) and, in the case of the Company, cash restructuring charges for any period ending prior to July 31, 1998, (g) any amounts received by the Company or a Restricted Subsidiary which are used to offset Investments pursuant to the terms of clause (ii) of the definition of "Net Investments," and (h) in the case of clauses (d), (e) and (f), the associated tax effects during such period.



     "Credit Agreement" means the Credit Agreement, to be dated as of a date on or prior to the Issue Date, among the Company, CIBC, as administrative agent, Merrill Capital, as documentation agent, and the lenders from time to time parties thereto, as such agreement may be amended, modified or supplemented from time to time or deferred, renewed, extended, refunded, refinanced, restructured or replaced from time to time in whole or in part (whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or other credit agreements or otherwise).


     "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness (a) under or in respect of the Credit Agreement, or (b) which at the time of determination exceeds $25 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, and
(i) which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and (ii) as to which the Trustee has been given written notice of such designation.


     "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Restricted Subsidiary of the Company or the Company under which, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Indenture described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions and, provided, further, that Capital Stock owned by the Company or any Restricted Subsidiary shall not constitute Disqualified Capital Stock.


     "Domestic" with respect to any Person shall mean a Person whose jurisdiction of incorporation or formation is the United States, any state thereof or the District of Columbia.


     "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period, plus (v) amortization for such period (including the amortization of deferred financing costs and expenses), plus (vi) any other non-cash items (including minority interests) reducing Consolidated Net Income for such period, plus (vii) non-recurring losses and charges (including restructuring charges and costs) whether cash or non-cash for such period to the extent not included in the calculation of Consolidated Net Income, minus (viii) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only.


     "Equity Offering" means offering by the Company of shares of its common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such common stock.


     "Exchange Act" means the Securities Exchange Act of 1934, as amended.


     "Fixed Charge Coverage Ratio" of any Person means, with respect to any determination date, the ratio of (i) EBITDA for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date, to (ii) Consolidated Fixed Charges of such Person.


     "Foreign EBITDA" means for any period, the aggregate of the EBITDA of each of the Company's Restricted Subsidiaries which are not Guarantors.



     "Foreign Interest Expense" means for any period, the aggregate of the Consolidated Interest Expense of each of the Company's Restricted Subsidiaries which are not Guarantors.


     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.


     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.



     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations of others secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees of obligations of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) in the case of the Company, Disqualified Capital Stock and, in the case of any Restricted Subsidiary, Preferred Stock (vi) obligations of any such Person under any Interest Rate Agreement (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP) and (vii) Attributable Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in accordance with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness and Liens securing Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means, directly or indirectly, any advance, account receivable, loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under the Indenture.

     "Lien" means with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).


     "Net Cash Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith, (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Stock, the net cash proceeds received from the sale of such outstanding securities so exchanged, exercised, converted or surrendered (plus any additional amount required to be paid in cash by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith) and (c) in the case of any issuance of any Indebtedness by the Company or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.



     "Net Investment" means the excess of (i) the aggregate amount of all Investments in Unrestricted Subsidiaries or joint ventures made by the Company or any Restricted Subsidiary on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by the board of directors of the Company or such Restricted Subsidiary) over (ii) the sum of (A) the aggregate amount returned in cash on or with respect to such Investments whether through interest payments, principal payments, dividends or other distributions or payments and (B) the Net Cash Proceeds received by the Company or any Restricted Subsidiary or joint venture from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); provided, however, that with respect to all Investments made in any Unrestricted Subsidiary or joint venture the sum of clauses (A) and (B) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary.



     "Nomura" means Nomura Holding America, Inc.


     "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

     "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.


     "Permitted Holders" means (i) JLL or any other fund controlled by Joseph Littlejohn & Levy, (ii) TSG, (iii) Argosy, (iv) Nomura and (v) Chase.


     "Permitted Indebtedness" means:


          (i) Indebtedness of the Company or any Domestic Restricted Subsidiary arising under or in respect of the Credit Agreement in an aggregate amount not to exceed $645 million, less any mandatory prepayments actually made thereunder (to the extent, in the case of payments of revolving credit Indebtedness, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder;


          (ii) Indebtedness under the Notes and the Guarantees;


          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date;



          (iv) Indebtedness incurred to finance the working capital requirements of the Western European operations of the Company's Restricted Subsidiaries pursuant to commitments outstanding on the Issue Date in an aggregate amount not to exceed $10 million (or, to the extent non-U.S. dollar denominated, the U.S. dollar equivalent thereof);



          (v) Indebtedness of Autokola not to exceed $35 million in principal amount in the aggregate which is incurred after the Issue Date as a result of it becoming a Subsidiary of the Company;



          (vi) Indebtedness of the Company to any Domestic Restricted Subsidiary which is a Wholly-Owned Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary provided that in the case of Indebtedness of a Domestic Restricted Subsidiary such Indebtedness is owed to another Domestic Restricted Subsidiary;



          (vii) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of the Company's consolidated total assets as of the Company's most recent quarterly balance sheet;



          (viii) Interest Rate Agreements;



          (ix) additional Indebtedness of the Company and its Restricted Subsidiaries not to exceed $50 million in aggregate principal amount outstanding at any time;



          (x) Refinancing Indebtedness; and



          (xi) Indebtedness incurred in accordance with the covenant described under "Limitation on Foreign Indebtedness."



     "Permitted Investments" means, for any Person, Investments made on or after the date of the Indenture consisting of:



          (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;


          (ii) Temporary Cash Investments;

          (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;



          (iv) reasonable and customary loans made to employees not to exceed $1 million in the aggregate at any one time outstanding;



          (v) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale;



          (vi) Investments in Unrestricted Subsidiaries and joint ventures permitted under subclause (v) under the covenant described under "Limitation on Restricted Payments";



          (vii) Investments received in connection with the bankruptcy or reorganization of Persons having obligations in favor of the Company or its Subsidiaries (which obligations were incurred in the ordinary course), in settlement of such obligations; and



          (viii) Investments paid for in Common Stock of the Company.


     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.


     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or its Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and any necessary premiums (including the amount of any premium reasonably determined by the Company or the applicable Restricted Subsidiary as necessary to accomplish such refunding, refinancing or extension) on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Company; provided, however, that any non-Domestic Restricted

Subsidiary may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of the Company arising under or in respect of the Credit Agreement in an aggregate amount not to exceed $20 million outstanding at any time; and, provided, further, that with respect to such Refinancing Indebtedness referred to in the previous provision, clauses (ii) and (iii) shall not apply and (vi) if such Indebtedness was incurred pursuant to the covenant described under "Limitation on Foreign Indebtedness" and does not contain any restriction or limitation on the payment of dividends or the making of other distributions then the Refinancing Indebtedness shall not contain any such limitation or restriction.



     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company, excluding Disqualified Stock), (iii) the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of, or the making of any principal payment on, any Indebtedness which is subordinated in right of payment to the Notes other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity (in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Net Investment by the Company therein and (vi) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value determined in good faith by the board of directors of the Company.



     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant.


     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, charges, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing, guaranteeing or evidencing or otherwise entered into in connection with (a) all obligations, whether outstanding on the Issue Date or thereafter incurred, of the Company owed to lenders under or in respect of the Credit Agreement, (b) all obligations of the Company with respect to any Interest Rate Agreement, (c) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments,
(d) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Notes and (e) all deferrals, renewals, extensions, refundings, refinancings and restructurings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing,

Senior Indebtedness will not include (i) Indebtedness of the Company to any of its Subsidiaries, (ii) Indebtedness represented by the Notes and the Guarantees,
(iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (v) Indebtedness incurred in violation of the Indenture.


     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes; provided that Autokola shall not be considered a Subsidiary of the Company until such time as the Company acquires a majority interest therein.



     "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in demand deposits or certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase; (iii) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, (iv) in the case of any non-Domestic Restricted Subsidiary, Investments: (a) in direct obligations of the sovereign nation (or any agency thereof) in which such non-Domestic Restricted Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) or (b) of the type and maturity described in clauses (i) through (iii) above of foreign obligors, which Investments or obligors (of the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (v) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and (iv).


     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "Limitation on Restricted Payments." The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.


     "Western Europe" means, with respect to any jurisdictional matter, any of the twelve current member states of the European Community and Switzerland, Norway, Sweden, Finland, Austria and the Czech Republic (and "Western European" shall have a meaning correlative to the foregoing).



     "Wholly-Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or similar requirements of law in respect of non-Domestic Subsidiaries) of which are owned, directly or indirectly, by the Company.

                                  UNDERWRITING

     Upon the terms and subject to the conditions stated in the Underwriting Agreement dated the date hereof, each of CIBC Wood Gundy Securities Corp. ("CIBC Wood Gundy"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Salomon Brothers Inc ("Salomon Brothers" and collectively the "Underwriters") has agreed severally, and not jointly, to purchase, and the Company has agreed to sell, that principal amount of the Notes offered hereby set forth opposite its name below.

                                                                                PRINCIPAL AMOUNT
                                UNDERWRITERS                                      OF THE NOTES
- -----------------------------------------------------------------------------   ----------------
CIBC Wood Gundy Securities Corp..............................................     $
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated....................................................
Salomon Brothers Inc.........................................................
                                                                                  ------------
  Total......................................................................     $250,000,000
                                                                                  ============

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Notes are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriting Agreement also provides that the Company and the Guarantors will indemnify the Underwriters and their controlling persons against certain liabilities and expenses, including liabilities under the Securities Act. The Underwriters are obligated to take and pay for all of the Notes offered hereby if any such Notes are taken.

     The Underwriters propose to offer the Notes directly to the public initially at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess
of   % per $1,000 principal amount of the Notes. After the initial public offering of the Notes, the offering price and other selling terms may be changed by the Underwriters.

     Prior to the Offering, there has been no public market for the Notes. The Company does not intend to list any of the Notes on a national securities exchange or to seek admission thereof for trading in the National Association of Securities Dealers Automated Quotation System. The Underwriters have advised the Company that they currently intend to make a market in the Notes, but are not obligated to do so and may discontinue any such market making at any time without notice. Accordingly, there can be no assurance as to the liquidity of, or that an active trading market will develop for, the Notes.


     The Underwriters have advised the Company that they will not confirm sales to discretionary accounts.



     Under the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"), no member of the NASD or an affiliate of a member shall participate in the distribution of a public offering of debt securities issued by a company if the member and/or its affiliates have a conflict of interest (as defined) with the company unless the yield at which such debt securities are to be distributed to the public is no lower than that recommended by a "qualified independent underwriter" meeting certain standards. As defined by the NASD, a "conflict of interest" exists when a member and/or its affiliates in the aggregate beneficially own 10% or more of the equity of a company. An affiliate of CIBC Wood Gundy, an Underwriter and a member of the NASD, is purchasing 1,250,000 shares of New Common Stock and 30,000 Warrants for an aggregate purchase price of $40.0 million and will beneficially own 11.24% of the New Common Stock upon consummation of the Transactions.


     It is expected that Merrill Lynch will be engaged to act as a qualified independent underwriter in connection with the Offering and that the yield at which the Notes will be distributed to the public will be no less than that recommended by it. Merrill Lynch will participate in the preparation of this Prospectus and the Registration Statement of which this Prospectus is a part and will exercise the usual standards of due diligence with respect thereto. Merrill Lynch will receive no additional fees in connection with acting as qualified independent underwriter. It is expected that the Company and the Guarantors will indemnify Merrill Lynch for acting as qualified independent underwriter against certain liabilities, including liabilities under the Securities Act.

     CIBC Wood Gundy is an affiliate of CIBC which is the Agent and a lender under the Credit Facility. Merrill Lynch is an affiliate of Merrill Capital who is acting as a Managing Agent and a lender under the Credit Facility. In connection with acting as agents and lenders under the Credit Facility, CIBC and Merrill Capital will each receive customary fees. In addition, in connection with the Transactions, CIBC Wood Gundy will receive a financial advisory fee.


                                 LEGAL MATTERS

     The validity of the Notes offered hereby will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Skadden, Arps, Slate, Meagher & Flom also provides legal representation to certain of the Underwriters from time to time. Certain legal matters will be passed upon for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Cahill Gordon & Reindel also regularly provides legal representation to Varity and has provided legal services to Hayes in the past.

                                    EXPERTS


     The consolidated financial statements of the Company as of January 31, 1996, and for each of the years in the three-year period ended January 31, 1996 which are included in this Prospectus or incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as stated in their report, which refers to a change from the LIFO method of valuing inventory to the FIFO method and the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions and SFAS No. 112, Employers' Accounting for Postemployment Benefits which are included herein or incorporated by reference, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


     The consolidated financial statements and related financial statement schedules of Holdings at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, included in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES:
AUDITED FINANCIAL STATEMENTS
Report of KPMG Peat Marwick LLP, Independent Auditors................................      F-2
Consolidated Balance Sheets at January 31, 1996 and 1995.............................      F-3
Consolidated Statements of Operations for the Fiscal Years Ended January 31, 1996,
  1995 and 1994......................................................................      F-4
Consolidated Statements of Changes in Stockholders' Equity for the Fiscal Years Ended
  January 31, 1996, 1995 and 1994....................................................      F-5
Consolidated Statements of Cash Flow for the Fiscal Years Ended January 31, 1996,
  1995 and 1994......................................................................      F-6
Notes to Consolidated Financial Statements for the Fiscal Years Ended January 31,
  1996, 1995 and 1994................................................................      F-7
UNAUDITED FINANCIAL STATEMENTS
Consolidated Balance Sheets at April 30, 1996 and January 31, 1996...................     F-23
Consolidated Statements of Operations for the Three Months Ended April 30, 1996 and
  1995...............................................................................     F-24
Consolidated Statements of Cash Flows for the Three Months Ended April 30, 1996 and
  1995...............................................................................     F-25
Notes to Consolidated Financial Statements for the Three Months Ended April 30, 1996
  and 1995...........................................................................     F-26
MWC HOLDINGS, INC.:
AUDITED FINANCIAL STATEMENTS
Report of Ernst & Young LLP, Independent Auditors....................................     F-28
Consolidated Balance Sheets at December 31, 1995 and 1994............................     F-29
Consolidated Income Statements for the Years Ended December 31, 1995, 1994 and
  1993...............................................................................     F-30
Consolidated Statements of Stockholders' Equity for the Years Ended December 31,
  1995, 1994 and 1993................................................................     F-31
Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1994 and
  1993...............................................................................     F-32
Notes to Consolidated Financial Statements for the Years Ended December 31, 1995,
  1994 and 1993......................................................................     F-33
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Condensed Consolidated Balance Sheets at March 31, 1996 and December 31, 1995........     F-45
Condensed Consolidated Statements of Income for the Three Months Ended March 31, 1996
  and 1995...........................................................................     F-46
Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31,
  1996 and 1995......................................................................     F-47
Notes to Condensed Consolidated Financial Statements for the Three Months Ended March
  31, 1996 and 1995..................................................................     F-48

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders


Hayes Wheels International, Inc.



We have audited the accompanying consolidated balance sheets of Hayes Wheels International, Inc. and subsidiaries as of January 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended January 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hayes Wheels International, Inc. and subsidiaries as of January 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three year-period ended January 31, 1996, in conformity with generally accepted accounting principles.



As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting in 1994 for certain inventory from the LIFO method to the FIFO method. Also, as discussed in Note 2 to the consolidated financial statements, the Company changed its methods of accounting effective February 1, 1993, to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, SFAS No. 106, Employers' Accounting for Postretirement Benefits Other than Pensions and SFAS No. 112, Employers' Accounting for Postemployment Benefits.


                                            KPMG Peat Marwick LLP


Detroit, Michigan


February 23, 1996


except for Note 17,


which is as of


March 28, 1996.

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



                          CONSOLIDATED BALANCE SHEETS



                (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)



                                                                          JANUARY 31,    JANUARY 31,
                                ASSETS                                       1996           1995
- -----------------------------------------------------------------------   -----------    -----------
Current assets:
  Cash and cash equivalents............................................     $   1.8        $   0.5
  Receivables (less allowance of $0.1 million at January 31, 1996 and
     1995).............................................................       109.6           92.7
  Inventories (Note 3).................................................        58.9           57.6
  Prepaid expenses and other...........................................         9.9            6.8
                                                                             ------         ------
     Total current assets..............................................       180.2          157.6
Property, plant and equipment:
  Land.................................................................        18.3           18.3
  Buildings............................................................        76.8           72.9
  Machinery and equipment..............................................       319.7          280.8
                                                                             ------         ------
                                                                              414.8          372.0
  Accumulated depreciation.............................................      (110.4)         (86.3)
                                                                             ------         ------
     Net property, plant and equipment.................................       304.4          285.7
Goodwill and other assets (Note 4).....................................       149.3          146.3
                                                                             ------         ------
  Total assets.........................................................     $ 633.9        $ 589.6
                                                                             ======         ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank borrowings (Note 8).............................................     $   4.1        $  10.3
  Current portion of long-term debt (Note 8)...........................         0.1            1.3
  Accounts payable and accrued liabilities (Note 5)....................       125.5          118.9
                                                                             ------         ------
     Total current liabilities.........................................       129.7          130.5
Noncurrent liabilities:
  Long-term debt (Note 8)..............................................       128.9          111.4
  Deferred income taxes (Note 7).......................................        48.1           38.8
  Pension and other long-term liabilities (Note 10)....................        81.8           92.5
                                                                             ------         ------
     Total noncurrent liabilities......................................       258.8          242.7
Commitments and contingencies (Notes 8, 9, 12 and 15)
  Stockholders' equity (Notes 14 and 17):
     Preferred Stock, 25,000,000 shares authorized; none issued or
      outstanding......................................................          --             --
     Common stock, par value $0.01 per share:
       Authorized 50,000,000 shares;
       Issued and outstanding, 17,574,000 at January 31, 1996 and
        1995...........................................................         0.2            0.2
     Additional paid-in capital........................................       198.5          198.5
     Retained earnings.................................................        49.6           22.3
     Cumulative translation adjustment.................................        (0.3)          (2.2)
     Pension liability adjustment......................................        (2.6)          (2.4)
                                                                             ------         ------
       Total stockholders' equity......................................       245.4          216.4
                                                                             ------         ------
       Total liabilities and stockholders' equity......................     $ 633.9        $ 589.6
                                                                             ======         ======



          See accompanying notes to consolidated financial statements.

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF OPERATIONS



                (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)



                                                               YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                                JANUARY       JANUARY       JANUARY
                                                                  31,           31,           31,
                                                                  1996          1995          1994
                                                               ----------    ----------    ----------
Net sales...................................................     $611.1        $537.6        $428.2
Cost of goods sold..........................................      513.4         441.4         344.4
                                                                 ------        ------        ------
     Gross profit...........................................       97.7          96.2          83.8
Marketing, general and administrative.......................       29.7          28.6          26.3
Engineering and product development.........................        4.7           5.1           4.0
Other income, net...........................................       (1.5)         (0.8)         (2.3)
Nonrecurring charges (Note 11)..............................        3.6            --            --
                                                                 ------        ------        ------
     Earnings from operations...............................       61.2          63.3          55.8
Interest expense, net.......................................       15.0          13.4          13.6
                                                                 ------        ------        ------
     Earnings before taxes on income and cumulative effect
       of changes in accounting principles..................       46.2          49.9          42.2
Income tax provision (Note 7)...............................       17.8          20.0          17.6
                                                                 ------        ------        ------
     Earnings before cumulative effect of changes in
       accounting principles................................       28.4          29.9          24.6
Cumulative effect of changes in accounting principles (Note
  2)........................................................         --            --          24.6
                                                                 ------        ------        ------
     Net income.............................................     $ 28.4        $ 29.9        $   --
                                                                 ======        ======        ======
Per share income:
     Income before cumulative effect of changes in
       accounting principles................................     $ 1.62        $ 1.70        $ 1.40
     Cumulative effect of changes in accounting
       principles...........................................         --            --         (1.40)
                                                                 ------        ------        ------
     Primary................................................     $ 1.62        $ 1.70        $   --
                                                                 ======        ======        ======
     Fully diluted..........................................     $ 1.62        $ 1.70        $   --
                                                                 ======        ======        ======
Weighted average shares outstanding (in thousands)..........     17,574        17,574        17,574
                                                                 ======        ======        ======



          See accompanying notes to consolidated financial statements.

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                    YEARS ENDED JANUARY 31, 1996, 1995, 1994



                (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)



                                           COMMON STOCK
                                        ------------------   ADDITIONAL   RETAINED   CUMULATIVE     PENSION
                                                      PAR     PAID-IN     EARNINGS   TRANSLATION   LIABILITY
                                          SHARES     VALUE    CAPITAL     (DEFICIT)  ADJUSTMENT    ADJUSTMENT
                                        ----------   -----   ----------   --------   -----------   ----------
Balance, January 31, 1993.............  17,574,000   $0.2      $198.5      $ (5.4)      $(1.4)       $   --
Cash dividends ($0.06 per share)......          --     --          --        (1.1)         --            --
Net income............................          --     --          --          --          --            --
Translation adjustment................          --     --          --          --        (2.1)           --
Pension adjustment....................          --     --          --          --          --          (3.9)
                                        ----------   ----      ------       -----       -----         -----
Balance, January 31, 1994.............  17,574,000    0.2       198.5        (6.5)       (3.5)         (3.9)
                                        ----------   ----      ------       -----       -----         -----
Cash dividends ($0.06 per share)......          --     --          --        (1.1)         --            --
Net income............................          --     --          --        29.9          --            --
Translation adjustment................          --     --          --          --         1.3            --
Pension adjustment....................          --     --          --          --          --           1.5
                                        ----------   ----      ------       -----       -----         -----
Balance, January 31, 1995.............  17,574,000    0.2       198.5        22.3        (2.2)         (2.4)
                                        ----------   ----      ------       -----       -----         -----
Cash dividends ($0.06 per share)......          --     --          --        (1.1)         --            --
Net income............................          --     --          --        28.4          --            --
Translation adjustment................          --     --          --          --         1.9            --
Pension adjustment....................          --     --          --          --          --          (0.2)
                                        ----------   ----      ------       -----       -----         -----
Balance, January 31, 1996.............  17,574,000   $0.2      $198.5      $ 49.6       $(0.3)       $ (2.6)
                                        ==========   ====      ======       =====       =====         =====



          See accompanying notes to consolidated financial statements.

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                             (MILLIONS OF DOLLARS)



                                                             YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                              JANUARY        JANUARY        JANUARY
                                                                31,            31,            31,
                                                                1996           1995           1994
                                                             ----------     ----------     ----------
Cash flows from operating activities
  Net income..............................................     $ 28.4         $ 29.9         $   --
  Adjustments to reconcile net income to net cash provided
     by operations:
     Depreciation and tooling amortization................       26.6           24.0           20.0
     Amortization of intangibles..........................        6.1            5.6            4.8
     Cumulative effect of changes in accounting
       principles.........................................         --             --           24.6
     Increase in deferred taxes...........................        7.7            1.3            1.9
     Changes in operating assets and liabilities:
     Increase in receivables..............................      (14.5)         (30.9)         (12.3)
     Increase in inventories..............................       (1.9)         (13.1)          (7.5)
     Increase in prepaid expenses and other...............       (2.4)          (2.2)          (2.2)
     Increase in accounts payable and accrued
       liabilities........................................        6.5           12.4           14.7
     Increase (decrease) in other long-term liabilities...      (11.6)          (4.6)           8.6
                                                               ------         ------         ------
          Cash provided by operating activities...........       44.9           22.4           52.6
Cash flows from investment activities:
     Acquisition of property, plant and equipment.........      (43.4)         (39.9)         (34.8)
     Acquisition of minority interest.....................         --             --           (0.2)
     Acquisition of license...............................         --           (0.7)          (1.4)
     Investment in joint venture..........................       (3.2)            --           (3.4)
     Plant start-up costs.................................         --             --           (3.5)
     Other, net...........................................       (5.8)          (0.3)          (5.3)
                                                               ------         ------         ------
          Cash used for investment activities.............      (52.4)         (40.9)         (48.6)
Cash flows from financing activities:
     Increase (decrease) in foreign bank borrowings and
       loans..............................................       (6.4)           6.0          (14.6)
     Increase in bank revolving loan and other domestic
       loans..............................................       16.3            8.6             --
     Dividends paid to shareholders.......................       (1.1)          (1.1)          (1.1)
                                                               ------         ------         ------
          Cash provided by (used for) financing
            activities....................................        8.8           13.5          (15.7)
Effect of exchange rate changes on cash and cash
  equivalents.............................................         --            0.2             --
                                                               ------         ------         ------
          Increase (decrease) in cash and cash
            equivalents...................................        1.3           (4.8)         (11.7)
Cash and cash equivalents at beginning of year............        0.5            5.3           17.0
                                                               ------         ------         ------
Cash and cash equivalents at end of year..................     $  1.8         $  0.5         $  5.3
                                                               ======         ======         ======



          See accompanying notes to consolidated financial statements.

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994

                      ------------------------------------


(1) ORGANIZATION



     Hayes Wheels International, Inc. and subsidiaries (the "Company") manufactures, designs and supplies wheels, principally to original equipment manufacturers ("OEMs") of passenger cars and light trucks throughout North America and Europe. The Company's products include cast aluminum wheels, fabricated aluminum and fabricated steel wheels, clad covered wheels and other wheels of various designs.



     On December 23, 1992, the Company consummated an initial public offering of its common stock and its 9 1/4% Senior Notes due November 15, 2002 (the "IPO"). Prior to the IPO, the Company was a wholly owned subsidiary of K-H Corporation ("K-H"), a wholly owned subsidiary of Varity Corporation ("Varity"). Subsequent to the IPO, Varity has continued to own, indirectly through K-H, 46.3% of the common stock of the Company.



(2) SUMMARY OF ACCOUNTING PRINCIPLES



  Principles of Consolidation



     The Consolidated Financial Statements include the accounts of the Company and its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company's investments in Hayes Wheels Autokola NH, a.s. ("Autokola"), a 45% owned joint venture in the Czech Republic, Hayes Wheels de Mexico S.A. de C.V. (formerly named Kelsey-Hayes de Mexico, S.A. de C.V.), a 40 % owned joint venture in Mexico, and Hayes Wheels de Venezuela, C.A., a 49% owned joint venture in Venezuela, are accounted for under the equity method. Financial position and results of operations for these entities as of, and for the twelve months ended, January 31, 1996, were not material to the consolidated financial statements of the Company. The Company also has two minor investments which are carried at cost and are not deemed material.



  Revenue Recognition



     Sales are recorded when products are shipped to customers.



  Inventories



     Inventories are stated at the lower of cost or market, with cost determined by the last in, first out (LIFO) method for a portion of domestic inventories. Cost for other inventories, including foreign, which were approximately 62% and 66% of inventories at January 31, 1996 and 1995, respectively, are stated using the first in, first out (FIFO) or average cost method. Cost includes the cost of materials, direct labor and the applicable share of manufacturing overhead.



     During the fourth quarter of fiscal 1994, the Company changed its method of accounting for a portion of its aluminum inventories from the LIFO method to the FIFO method. Management believes the FIFO method will produce a better matching of current costs and current revenues due to cost pass through arrangements with customers.



     The effect of retroactively applying the change in accounting had no material impact on retained earnings at February 1, 1993 or on net income for the years ended January 31, 1995 and 1994.

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994

                      ------------------------------------


(2) SUMMARY OF ACCOUNTING PRINCIPLES -- (CONTINUED)


  Property, Plant and Equipment



     Additions to property, plant and equipment are recorded at cost. Depreciation of facilities is generally provided on a straight-line basis at rates which are designed to write off the assets over their estimated useful lives, principally as follows:



       Buildings.................................................25 years


       Machinery and equipment.............................12 to 14 years



     Expenditures for maintenance, repairs and minor replacements of $22.8 million, $18.5 million and $17.6 million for the years ended January 31, 1996, 1995 and 1994, respectively, were charged to expense as incurred.



  Special Tooling



     Expenditures made to meet special tooling requirements are capitalized. Special tooling which is reimbursable by the customer is classified as either a current asset or noncurrent asset, depending upon the expected time of reimbursement. Special tooling which is not reimbursable by the customer is classified as a noncurrent asset and is charged to expense on a pro rata basis over its estimated useful life.



  Goodwill



     Goodwill is amortized on a straight-line basis over 40 years. Recoverability is reviewed annually or sooner if events or changes in circumstances indicate that the carrying amount may exceed fair value. Recoverability is then determined by comparing the undiscounted net cash flows of the assets to which the goodwill applies to the net book value including goodwill of those assets.



  Capitalization of Start-Up Costs



     Costs associated with the start-up of new plants and production lines incorporating new manufacturing processes are deferred and amortized over the lesser of the life of the initial products produced at the location or five years. Capitalization ends and amortization commences at the time revenue is recognized from product shipments. Deferrals are evaluated on an ongoing basis for future recoverability.



     During fiscal 1993, the Company opened a new cast aluminum wheel facility in Gainesville, Georgia. The Gainesville facility became operational in the fourth quarter of fiscal 1993. Total costs capitalized in starting this facility were $3.5 million. Amortization of these amounts during fiscal 1994 and 1995 totalled $0.7 million, respectively. The net remaining amount is reflected in "Goodwill and Other Assets" on the accompanying balance sheet (Note 4).



  Research and Development Costs



     Research and development costs are expensed as incurred. Amounts expensed during the years ended January 31, 1996, 1995 and 1994, were approximately $2.3 million, $2.2 million and $1.8 million, respectively.



  Financial Instruments



     The carrying amounts of cash and cash equivalents, receivables, and accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments. The carrying amount of

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES

                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994

                      ------------------------------------


(2) SUMMARY OF ACCOUNTING PRINCIPLES -- (CONTINUED)


bank borrowings, variable rate long-term debt, and other liabilities approximate market value, as interest rates vary with market rates.



     In accordance with industry practice, the costs or benefits of fluctuations in aluminum prices are passed through to customers. Futures contracts and purchase commitments are entered into by the Company, from time to time, to hedge its exposure to future increases in aluminum prices that may occur between the dates of aluminum wheel price adjustments. Outstanding contracts represent future commitments and are not included in the consolidated balance sheet. Substantially all of such contracts mature within a period of three months. Gains or losses resulting from the liquidation of futures contracts are recognized in the income statement currently as part of costs of goods sold.



     The Company has entered into an interest rate swap agreement to reduce the impact of interest rate changes on a portion of its debt. The agreement involves an exchange of floating rate for fixed rate interest payments without the exchange of the underlying notational amount. The notional amount of such agreement is used to measure the interest to be paid or received and does not represent the amount of exposure to loss. The amount to be paid or received from the interest rate swap is charged or credited to interest expense over the life of the agreement.



  Foreign Currency Translation



     Translation of assets and liabilities of subsidiaries denominated in foreign currencies, other than those located in highly inflationary countries, are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rates of exchange prevailing during the year. The related translation adjustments are reflected in the cumulative translation adjustment section of stockholders' equity. Foreign currency gains and losses resulting from transactions and the translation of financial statements of subsidiaries in highly inflationary countries are included in results of operations.



  Pensions



     The Company has trusteed noncontributory pension plans covering substantially all domestic employees and funds at least the minimum amounts required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA").



  Taxes on Income



     Effective February 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." There was no cumulative effect as a result of adopting SFAS 109. Prior to its adoption, the Company accounted for income taxes in conformity with SFAS No. 96, "Accounting for Income Taxes." SFAS 109 requires the asset and liability method of accounting for income taxes similar to the method required by SFAS 96. Deferred taxes continue to be recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years between the financial statement carrying amounts and the tax basis of existing assets and liabilities.



     SFAS 109 requires that deferred tax assets be recognized for deductible temporary differences and operating loss and tax credit carryforwards if it is more likely than not that a tax benefit will be realized in future years. SFAS 96, in contrast, limited the recognition of deferred tax assets to benefits that would offset deferred tax liabilities or that could be realized through the recovery of income taxes paid in the current or prior periods. No provision is necessary for future United States taxes on the undistributed portion of the

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994

                      ------------------------------------


(2) SUMMARY OF ACCOUNTING PRINCIPLES -- (CONTINUED)


Company's equity in earnings of foreign affiliates, because it is anticipated that the unremitted earnings will be permanently invested for growth and expansion.



  Environmental Compliance and Remediation



     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated. Estimated costs are based upon enacted laws and regulations, existing technology and the most probable method of remediation. The costs determined are not discounted and exclude the effects of inflation and other societal and economic factors. Where the cost estimates result in a range of equally probable amounts, the lower end of the range is accrued. Amount accrued for environmental compliance and remediation are not material to the consolidated financial statements as of January 31, 1996 and 1995.



  Statement of Cash Flows



     For purposes of reporting cash flows, the Company considers all investments with an original maturity of three months or less to be cash equivalents. The following is additional information to the consolidated statements of cash flows (millions of dollars):



                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                          JANUARY       JANUARY       JANUARY
                                                            31,           31,           31,
                                                            1996          1995          1994
                                                         ----------    ----------    ----------
        Cash paid for interest........................     $ 13.8        $ 12.8        $ 12.6
        Cash paid for income taxes....................       12.0          21.4           7.4
        Non-cash investing and financing transactions:
          Promissory note issued for acquisition of
             land and building........................         --            --           2.5
          Assets transferred to joint venture.........        0.4            --           4.8



  Postretirement and Postemployment Benefits



     On February 1, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." The adoption of SFAS No. 106 changed the Company's prior practice of accounting for postretirement benefits from a cash basis (except for certain retirees who retired prior to and as a result of an acquisition, for which payments were charged to reserves established in accordance with the purchase method of accounting) to an accrual basis recognizing the cost of these benefits over an employee's active working career. The transition obligation recorded by the Company represents the portion of future retiree benefit costs related to service already rendered by both active and retired employees, up to January 31, 1993 (net of remaining amounts recorded at the time of the acquisition mentioned above). This one time, non-cash charge was $36.8 million, partially offset by $13.6 million of estimated tax benefits and is included within the cumulative effect of changes in accounting principles in the Company's consolidated statement of operations. The Company will continue its policy of paying postretirement benefits as they become due.



     In addition, effective February 1, 1993, the Company changed its method of accounting for postemployment benefits in accordance with SFAS No. 112, "Employers' Accounting for Postemployment Benefits." The adoption of SFAS No. 112 resulted in a one time, non-cash charge against earnings of $2.2 million,

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994

                      ------------------------------------


(2) SUMMARY OF ACCOUNTING PRINCIPLES -- (CONTINUED)


partially offset by $0.8 million of estimated tax benefits. This charge is included within the cumulative effect of changes in accounting principles in the Company's consolidated statement of operations.



     The Company has disclosed in the financial statements certain amounts associated with estimated future postretirement benefits other than pensions and characterized such amounts as "accumulated postretirement benefit," "actuarial liabilities," "liabilities" or "transition obligations." Notwithstanding the recording of such amounts and the use of these terms, the Company does not admit or otherwise acknowledge that such amounts or existing postretirement benefit plans of the Company (other than pensions) represent legally enforceable liabilities of the Company.



  Use of Estimates



     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.



  Reclassifications



     Certain prior year amounts have been reclassified to conform with the current year's presentation.



(3) INVENTORIES



     The major classes of inventory are as follows (millions of dollars):



                                                                    JANUARY 31,    JANUARY 31,
                                                                       1996           1995
                                                                    -----------    -----------
        Raw materials............................................      $19.7          $20.8
        Work-in-process..........................................       13.5           14.4
        Finished goods...........................................       25.7           22.4
                                                                       -----          -----
             Total...............................................      $58.9          $57.6
                                                                       =====          =====



(4) GOODWILL AND OTHER ASSETS



     Goodwill and other assets consist of the following (millions of dollars):



                                                                    JANUARY 31,    JANUARY 31,
                                                                       1996           1995
                                                                    -----------    -----------
        Goodwill.................................................     $ 110.3        $ 115.3
        Unamortized debt issuance costs..........................         3.6            4.2
        Investment in joint ventures.............................        13.0            9.1
        Plant start-up costs, net of current portion.............         1.4            2.1
        Receivable from sale of affiliate........................         2.3            2.0
        Other, including special tooling.........................        18.7           13.6
                                                                       ------         ------
             Total...............................................     $ 149.3        $ 146.3
                                                                       ======         ======



     Goodwill and other assets are presented net of accumulated amortization of $27.3 million and $21.2 million at January 31, 1996 and 1995, respectively.

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994

                      ------------------------------------


(5) ACCOUNTS PAYABLE AND ACCRUED LIABILITIES



     Accounts payable and accrued liabilities consist of the following (millions of dollars):



                                                                    JANUARY 31,    JANUARY 31,
                                                                       1996           1995
                                                                    -----------    -----------
        Accounts payable.........................................     $  86.8        $  82.4
        Employee costs...........................................        19.7           19.7
        Accrued interest.........................................         2.1            2.0
        Other accrued liabilities................................        16.9           14.8
                                                                       ------         ------
             Total...............................................     $ 125.5        $ 118.9
                                                                       ======         ======



(6) TRANSACTIONS WITH RELATED PARTIES



     The consolidated statements of operations include income and costs associated with various agreements with K-H (see Note 1) and transactions with various other joint ventures. The following is a summary of such items (millions of dollars):



                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                          JANUARY       JANUARY       JANUARY
                                                            31,           31,           31,
                                                            1996          1995          1994
                                                         ----------    ----------    ----------
        K-H Management Services.......................       0.4           1.3           3.7
        Rents Charged to K-H..........................      (1.0)         (1.4)         (2.3)
        K-H Distributorship Services..................        --            --           1.2
        Purchases from joint ventures.................       5.4           1.5            --



     The consolidated balance sheets include amounts receivable from and payable to K-H resulting from the transactions noted above. The amounts included in accounts receivable were $1.8 million and $0.3 million at January 31, 1996 and 1995, respectively.



     Under a Distributorship Agreement, pursuant to which K-H agreed to act as distributor for certain of the Company's products to be sold in the aftermarket, the Company paid K-H a commission of 8% of net sales made through K-H. The Distributorship Agreement was terminated effective February 1, 1994, at which time the Company assumed control over the distribution of its aftermarket products.



     In conjunction with the IPO, the Company entered into a Non-competition Agreement with Varity. The agreement prohibits Varity and its other affiliates (excluding Kelsey-Hayes de Mexico) from directly or indirectly engaging in any business competitive with the automotive wheel systems business of the Company, in its current or planned future markets. Varity also agreed to offer the Company any business opportunities of which Varity is apprised or which Varity initiates that relate to the automotive wheel systems business of the Company prior to availing itself of such opportunity. Each of Varity and the Company also agreed not to divulge to any third parties or appropriate for its own use, confidential or proprietary information concerning each other's respective businesses. The term of Non-competition Agreement extends until the latest of the date that (i) the K-H Management Services Agreement is terminated; (ii) Varity and its affiliates, in the aggregate, are the beneficial owners of less than thirty percent (30%) of the outstanding voting stock of the Company; and
(iii) is five years after the date of the Non-competition Agreement.

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994

                      ------------------------------------


(7) TAXES ON INCOME



     The components of pre-tax income are as follows (millions of dollars):



                                                         YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                          JANUARY      JANUARY      JANUARY
                                                          31, 1996     31, 1995     31, 1994
                                                         ----------   ----------   ----------
        United States..................................    $ 34.6       $ 42.8       $ 35.1
        Foreign........................................      11.6          7.1          7.1
                                                            -----        -----        -----
                                                           $ 46.2       $ 49.9       $ 42.2
                                                            =====        =====        =====



     The provision for taxes on income is summarized as follows (millions of dollars):



                                                         YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                          JANUARY      JANUARY      JANUARY
                                                          31, 1996     31, 1995     31, 1994
                                                         ----------   ----------   ----------
        Current:
          United States................................    $  4.5       $ 15.0       $ 10.6
          Foreign......................................       4.0          2.2          1.5
                                                            -----        -----        -----
                                                              8.5         17.2         12.1
        Deferred:
          United States................................       9.4          2.6          4.0
          Foreign......................................      (0.1)         0.2          1.5
                                                            -----        -----        -----
                                                              9.3          2.8          5.5
                                                            -----        -----        -----
               Taxes on income.........................    $ 17.8       $ 20.0       $ 17.6
                                                            =====        =====        =====

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994

                      ------------------------------------


(7) TAXES ON INCOME -- (CONTINUED)


     A reconciliation of federal income tax computed at the statutory 35% rate to the actual provision for taxes on income follows (millions of dollars):



                                                         YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                          JANUARY      JANUARY      JANUARY
                                                          31, 1996     31, 1995     31, 1994
                                                         ----------   ----------   ----------
        Federal taxes computed at statutory rate.......    $ 16.2       $ 17.5       $ 14.8
        Increase (decrease) resulting from:
          Tax benefit from net operating loss
             carryforwards.............................       1.2           --         (1.0)
          Tax benefit from foreign sales corporation...      (0.5)         2.4           --
          Expiring foreign net operating loss..........       0.7           --           --
          Effective tax rate differential on earnings
             of consolidated foreign affiliates........      (0.4)         1.4          1.2
          Permanent differences resulting from purchase
             accounting................................       0.9          0.9          0.9
          Consolidated foreign subsidiaries'
             nondeductible operating losses............        --           --          0.6
          Change in valuation allowance for foreign NOL
             carryforward/deferred tax asset...........      (1.9)        (2.4)        (1.3)
          Effect of change in tax rates on deferred tax
             balance...................................        --           --          0.8
          All other items..............................       1.6          0.7          0.7
                                                            -----        -----        -----
               Taxes...................................    $ 17.8       $ 20.0       $ 17.6
                                                            =====        =====        =====



     Deferred tax assets (liabilities) result from differences in the basis of assets and liabilities for tax and financial statement purposes. The cumulative tax effect of the major items follows (millions of dollars):



                                                                    JANUARY 31,    JANUARY 31,
                                                                       1996           1995
                                                                    -----------    -----------
        Deferred tax assets:
          Nondeductible accrued liabilities......................     $  24.7        $  27.2
          Net operating loss and tax credit carryforwards........         2.8            6.8
          Pension................................................         7.6           10.0
                                                                       ------         ------
             Total gross deferred tax assets.....................        35.1           44.0
          Less valuation allowance...............................        (2.5)          (3.7)
                                                                       ------         ------
             Net deferred tax assets.............................        32.6           40.3
                                                                       ------         ------
        Deferred tax liabilities:
          Fixed assets, principally due to differences in
             depreciation........................................       (66.3)         (66.7)
          Intangibles............................................        (8.0)          (8.5)
          Inventory..............................................        (2.8)          (3.1)
          All other items........................................        (3.6)          (0.8)
                                                                       ------         ------
             Total gross deferred tax liabilities................       (80.7)         (79.1)
                                                                       ------         ------
             Net deferred tax liabilities........................     $ (48.1)       $ (38.8)
                                                                       ======         ======

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES

                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994
                      ------------------------------------

(7) TAXES ON INCOME -- (CONTINUED)

     The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets which may not be realized principally due to the inability of a foreign subsidiary to fully utilize available net operating loss carryforwards. The subsequent recognition of tax benefits relating to the valuation allowance will be reported in the consolidated statement of operations as opportunities to utilize these carryforwards become more certain.



     Kelsey-Hayes Company ("Kelsey-Hayes"), a subsidiary of K-H, and the Company are party to a Tax Sharing Agreement. In general, pursuant to the Tax Sharing Agreement, if there is an adjustment, in respect of a taxable period ending on or prior to the Effective Date, to a consolidated Federal income tax return or to a state or local consolidated, combined or unitary or separate income tax return in which the Company or one of its subsidiaries are included, K-H and Kelsey-Hayes and Varity are responsible for any deficiencies and entitled to receive any refunds resulting from such adjustment (except for adjustments attributable to income taxes for which the Company is responsible as describe above), provided that the Company is required to pay K-H an amount equal to any actual reduction in the income tax liability of the Company or its subsidiaries for any taxable period beginning after the Effective Date resulting from such adjustments. In addition, Varity, K-H and Kelsey-Hayes are responsible for any income taxes resulting to the Company as a result of the spin-off of its non-wheel business and the IPO.



(8) LONG-TERM DEBT AND BANK BORROWINGS



     Long-term debt of the Company consists of the following (millions of dollars):



                                                                 JANUARY 31,      JANUARY 31,
                                                                    1996             1995
                                                                 -----------      -----------
        9 1/4% Senior Notes due November 15, 2002...........       $ 100.0          $ 100.0
        Bank revolving loan.................................          28.6             11.0
        Other domestic loans maturing through 1995, weighted
          average interest rate was 6% at January 31,
          1995..............................................            --              1.3
        Various foreign bank and government loans maturing
          through 2003, weighted average interest rate was
          11.9% and 11.2% at January 31, 1996 and 1995,
          respectively......................................           0.4              0.4
                                                                    ------           ------
                                                                     129.0            112.7
        Less current portion................................           0.1              1.3
                                                                    ------           ------
                                                                   $ 128.9          $ 111.4
                                                                    ======           ======



     The Senior Notes provide for mandatory redemption through operation of sinking fund payments on each of November 15, 1999, 2000 and 2001, each equal to 12.5% of the aggregate principal amount of the Senior Notes originally issued, at 100% of the principal amount thereof plus accrued interest. The Senior Notes are senior unsecured obligations of the Company. The Company believes that as of January 31, 1996, the market value of the Senior Notes exceeds their recorded value by approximately 6 to 8 percent.



     The Company entered into a Third Amended and Restated Credit Agreement, dated as of December 15, 1992, and amended and restated as of November 30, 1993, June 10, 1994 and March 24, 1995, among the Company, the Subsidiary Guarantors (as defined therein), the Banks (as defined therein), The Chase Manhattan Bank, N.A. as Agent ("Chase"), and The Bank of Nova Scotia as Co-Agent (the "Third Amended Credit Agreement").

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES

                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994
                      ------------------------------------


(8) LONG-TERM DEBT AND BANK BORROWINGS -- (CONTINUED)


     The Third Amended Credit Agreement provides senior bank financing in the amount of $180 million, consisting of a revolving credit facility of $100 million, including up to $8 million of letters of credit ("Facility A"), to be used for working capital purposes, and a revolving credit facility of $80 million converting to a four year term loan ("Facility B"), to be used for both working capital and capital expenditure purposes. Borrowings under the Third Amended Credit Agreement are unsecured. Borrowings on these facilities bear interest at one of the following rates as selected by the Company: (1) the rate per annum equal to the London Interbank Offered Rate ("LIBOR") plus the LIBOR margin, (2) the rate per annum that is the higher of the federal funds rate plus 1/2% or the prime commercial lending rate of Chase, or (3) the rate quoted under a competitive bid or set rate auction. In addition, the Company pays a facility fee on the total commitment, whether utilized or not. The LIBOR margin and the facility fee are variable depending on the Company's rating as determined by rating agencies or an interest coverage ratio as defined in the agreement. Facility A terminates on March 31, 2000 and all borrowings outstanding at that time are payable in full. Any borrowings outstanding under Facility B as of March 31, 1997 will convert to a four-year term loan, with repayment in sixteen quarterly installments. As of January 31, 1996, the Company had available borrowing capacity under the Third Amended Credit Agreement of $156.9 million, including unused capacity for letters of credit totaling $4.9 million. The Company has also established various other daily unsecured lines of credit. As of January 31, 1996, there was $8.6 million outstanding on these lines.



     Principal repayments during the next five years ending January 31 are as follows (millions of dollars): 1997-$0.1; 1998-$1.6; 1999-$4.4; 2000-$18.4;
2001-$27.9 and thereafter-$76.6. The Company has guaranteed $0.3 million of debt of a minority interest joint venture. Bank borrowings consist of short-term notes of the Company's foreign subsidiaries.



     During the fourth quarter of fiscal 1995, the Company entered into a three year notional $10 million interest rate swap whereby the Company pays interest at the three-month LIBOR rate and receives interest at a fixed rate of 5.96%. Fair market value of this agreement was $(0.2) million at January 31, 1996.



(9) LEASES



     The Company leases certain production facilities and equipment under agreements expiring from 1997 to 2001. The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of January 31, 1996 (millions of dollars):



YEAR ENDING JANUARY 31:
- -----------------------
        1997.................................................................   $ 8.2
        1998.................................................................     6.4
        1999.................................................................     5.1
        2000.................................................................     3.8
        2001 and later years.................................................    11.1
                                                                                -----
        Total minimum payments required......................................   $34.6
                                                                                =====



     Rent expense was $7.8 million, $6.0 million and $3.1 million for the years ended January 31, 1996, 1995 and 1994, respectively.

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES

                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994
                      ------------------------------------


(10) PENSION PLANS AND POSTRETIREMENT BENEFITS OTHER THAN PENSIONS



     The components of net pension cost included in operating results for the years ended January 31, 1996, 1995 and 1994 are as follows (millions of dollars):



                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                          JANUARY       JANUARY       JANUARY
                                                            31,           31,           31,
                                                            1996          1995          1994
                                                         ----------    ----------    ----------
        Service cost..................................     $  0.8        $  1.1        $  0.9
        Interest on projected benefit obligation......        5.1           4.7           4.8
        Actual return on plan assets..................       (5.0)         (1.6)         (2.7)
        Net amortization and deferral.................        3.1          (0.3)          0.6
                                                            -----         -----         -----
          Net pension cost............................     $  4.0        $  3.9        $  3.6
                                                            =====         =====         =====
        Discount rate.................................       7.50%         8.25%         7.50%
        Assumed rate of return........................       9.00%         8.50%         8.25%



     The following table sets forth the plans' funded status (millions of dollars):



                                                                    JANUARY 31,    JANUARY 31,
                                                                       1996           1995
                                                                    -----------    -----------
        Actuarial present value of benefit obligations:
        Vested employees.........................................     $  56.5        $  52.5
        Nonvested employees......................................         9.2            8.8
                                                                        -----          -----
        Accumulated benefit obligation...........................        65.7           61.3
        Projected benefit obligation.............................        67.6           63.2
        Plan assets at fair value (principally listed stocks and
          bonds).................................................       (38.0)         (28.4)
                                                                        -----          -----
        Projected benefit obligation in excess of plan assets....        29.6           34.8
        Unrecognized net losses..................................        (4.8)          (4.1)
        Unrecognized prior service cost..........................        (4.3)          (4.8)
        Adjustment required to recognize minimum liability.......         7.1            6.8
                                                                        -----          -----
             Accrued pension cost................................     $  27.6        $  32.7
                                                                        =====          =====



     The Company's defined benefit pension plans generally provide benefits based on years of service. The projected unit credit funding method was used. Prior service costs and actuarial gains and losses are generally amortized over the average remaining service period of active employees.



     Effective January 1, 1995, the Company modified the defined benefit Salaried Pension Plan to freeze credited service and remove salary caps that had been instituted in 1991. Assumed rates of increase in future compensation levels for the Salaried Pension Plan range from 5% to 6%. In conjunction with this change, the Company increased the basic contribution of the existing salaried defined contribution plan.



     The Company provides pension benefits to substantially all domestic employees. Certain of these plans include participants of both the Company and Kelsey-Hayes. Accordingly, only the assets, liabilities and pension costs related to the Company's participants in such combined plans have been included above, as determined by the Company's actuary. The Company intends to transfer the assets and liabilities related to Kelsey-Hayes participants to separate Kelsey-Hayes' plans in accordance with ERISA requirements.



     The Company also has contributory employee retirement savings plans covering substantially all of its employees. The employer contribution is determined at the discretion of the Company and totaled

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES

                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994
                      ------------------------------------


(10) PENSION PLANS AND POSTRETIREMENT BENEFITS OTHER THAN PENSIONS --
(CONTINUED)


approximately $2.7 million, $0.9 million and $0.9 million for the years ended January 31, 1996, 1995 and 1994, respectively.



     The Company provides comprehensive medical and group life benefits to certain of its United States retirees who elect to participate in the Company's medical and group life plans. The medical plan contributions are adjusted periodically; the life insurance plan is non-contributory. During fiscal 1994, the Company entered into a labor agreement which capped the cost of retiree health care effective February, 1997. The amounts shown below reflect the effects of this capping.



     For the year ended January 31, 1996, 1995 and 1994, the components of postretirement benefits expense (income) were as follows:



                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                          JANUARY       JANUARY       JANUARY
                                                            31,           31,           31,
                                                            1996          1995          1994
                                                         ----------    ----------    ----------
        Service cost (benefits earned during the
          period).....................................     $  0.3        $  0.6         $0.7
        Interest cost on accumulated postretirement
          benefit obligations.........................        2.6           2.6          4.7
        Net amortization..............................       (4.1)         (3.8)          --
                                                            -----         -----         ----
             Total....................................     $ (1.2)       $ (0.6)        $5.4
                                                            =====         =====         ====
        Discount rate.................................       7.50%         8.25%        7.50%



     At January 31, 1996 and 1995, the recorded actuarial liabilities for these postretirement benefits are as follows:



                                                                    JANUARY 31,    JANUARY 31,
                                                                       1996           1995
                                                                    -----------    -----------
        Retirees.................................................      $22.6          $20.1
        Fully eligible active participants.......................        4.6            4.0
        Other active participants................................       10.2            9.1
                                                                       -----          -----
             Subtotal............................................       37.4           33.2
        Unamortized gains (losses)...............................        9.8           21.2
                                                                       -----          -----
             Total...............................................      $47.2          $54.4
                                                                       =====          =====



     The assumed health care cost trend was 8.0% (9.0% at January 31, 1995) and was assumed to decrease by 1% per annum to an ultimate rate of 6%. This assumption was modified in the case of the plan that was capped. The Company estimates an increase in the assumed health care cost trend rate of 1% per year would increase the accumulated postretirement benefit obligation as of January 31, 1996 and 1995 by $0.1 million but would have no effect on the aggregate of the service and interest components of postretirement benefit expense for the year ended January 31, 1996 and 1995.



     One of the Company's European subsidiaries provides benefits to its employees through unfunded retirement arrangements. At January 31, 1996 and 1995, $4.4 million and $3.6 million, respectively, were accrued for such obligations.

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES

                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994
                      ------------------------------------


(11) NONRECURRING CHARGES



     During the fourth quarter of the year ended January 31, 1996, the Company recognized nonrecurring charges of $3.6 million. These charges include a $1.4 million provision associated with the restructuring of the North American Aluminum Wheel Group and $2.2 million of charges associated with Varity's proposal to purchase the Company's outstanding shares not owned by Varity, which was made on September 27, 1995, and withdrawn on February 5, 1996.



(12) CONTINGENCIES



     The Company is party to various litigation. Management believes that the outcome of these lawsuits will not have a material adverse effect on the consolidated operations or financial condition of the Company.



     Kelsey-Hayes, and in some cases K-H, have agreed to indemnify the Company for certain liabilities related to the spin-off of businesses and assets from K-H in connection with the IPO described in Note 1, including liabilities related to certain divested businesses; however, the Company remains contingently liable for certain liabilities in the event that Kelsey-Hayes were unable to satisfy its obligations to pay such costs. Included among such contingent liabilities are liabilities related to environmental clean-up costs (including certain Superfund sites), medical and other welfare benefits, recall and warranty costs, product liability claims and certain obligations under defined benefit plans. However, K-H, principally a holding company, and Kelsey-Hayes are each indebted to third parties, which may affect their ability to pay certain contingent liabilities related to the business and assets retained by the Company in connection with the spin-off, if they were required so to do.



     On October 26, 1993, the Company consummated the transactions contemplated by the Joint Venture Agreement, dated February 16, 1993, as amended, between the Company and Nova Hut, a.s. ("Nova Hut"), respecting a joint venture in the Czech Republic through Autokola, which is owned 55% by Nova Hut and 45% by the Company. On November 12, 1993, Autokola entered into an Investment Agreement with International Finance Corporation ("IFC") under which it has borrowed 63,000,000 Deutsche Marks. Autokola has pledged substantially all of its assets as collateral for these borrowings.



     In connection with the Investment Agreement, the Company executed and delivered various other agreements. Under a Project Funds Agreement, dated November 12, 1993, among Autokola, Nova Hut, the Company and IFC, the Company agreed to provide funds, if required, for the completion of the Project as defined in, and to be funded by, the Investment Agreement, not to exceed 61,000,000 Deutsche Marks. The Project Funds Agreement will terminate when the Project is completed and certain other conditions are satisfied, which the Company believes will occur during 1997. Under a Fee Clawback Agreement among Autokola, the Company and IFC, the Company agreed to return to Autokola after completion of the Project certain fees (primarily fees for marketing assistance and license fees) to the extent that Autokola requires them to service certain portions of its indebtedness to IFC. Under a Subordination Agreement between Autokola, Nova Hut, the Company and IFC, the Company agreed to subordinate Sponsor Indebtedness, as defined therein (including certain present and future indebtedness of Autokola to the Company and certain fees to be paid by Autokola to the Company), to specified indebtedness of Autokola under the Investment Agreement.



     The union contract at one of the Company's plants is due to expire in February 1997. Based on management's experience, negotiation of a new contract is anticipated without a work stoppage. Union contracts covering approximately 14% of the Company's workforce are renewable in 1997.

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES

                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994
                      ------------------------------------


(13) ACQUISITIONS AND DIVESTITURES



     In fiscal 1995, the Company increased its ownership in Ruedas de Venezuela, C.A. to 49% at a cost of $1.4 million, which included capital equipment, tooling and a cash contribution.



     In fiscal 1995, the Company also purchased a 40% interest in Kelsey-Hayes de Mexico, S.A. de C.V. ("KHDM") from Varity's subsidiary, Kelsey-Hayes. Prior to this purchase, KHDM spun off its non-wheel business, leaving KHDM with only its wheel business. KHDM was then renamed Hayes Wheels de Mexico, S.A. de C.V. Prior to this purchase, the Company received from Kelsey-Hayes annual fees for services rendered to KHDM. Total investment by the Company in Hayes Wheels de Mexico, S.A. de C.V. is $2.2 million.



     In fiscal 1994, the Company purchased a brake controller business from Kelsey-Hayes. The purchase price of $2.0 million included inventory, tooling and patents and was paid in cash.



     In fiscal 1993, the Company purchased the remaining 10% interest in Hayes Wheels de Espana, S.A. from an unrelated party at a cost of $0.2 million.



(14) STOCK INCENTIVE PLAN



     Prior to the IPO, the Company adopted the Hayes Wheels International, Inc. 1992 Stock Incentive Plan (the "Plan"), under which up to 500,000 shares of Common Stock are available for issuance with respect to awards granted to officers, management and other key employees of the Company. Incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-qualified stock options, may be granted under the Plan. Other awards denominated in the Common Stock of the Company may be made, including stock appreciation rights, restricted stock, performance awards and other stock-based incentive awards. Information with respect to the Plan is summarized below:



                                                                    FAIR MARKET     PREMIUM
                                                                   VALUE OPTIONS    OPTIONS
                                                                   -------------    -------
        Outstanding at January 31, 1994.........................       28,050        84,100
        Granted.................................................       19,600       100,300
        Exercised...............................................           --            --
                                                                      -------       -------
        Outstanding at January 31, 1995.........................       47,650       184,400
        Granted.................................................       35,100        97,900
        Exercised...............................................           --            --
        Expired.................................................      (10,000)      (30,000)
                                                                      -------       -------
        Outstanding at January 31, 1996.........................       72,750       252,300
                                                                      =======       =======



     At January 31, 1996, options for 154,400 shares were exercisable under the Plan. At that date, total shares of Common Stock available for granting of stock options was 174,950.



     Fair Market Value Options outstanding at January 31, 1996, become exercisable three years from the date of grant and have a weighted average exercise prices ranging from $18.38 to $31.88.



     Premium Options issued on or after May 12, 1995, become exercisable at the earlier of nine years after the date of grant or on the date following the tenth day that the Company's stock price equals or exceeds a market price calculated using a Black-Scholes Model applied to a market calculated average. The market price under this model was $27.21 for premiums options issued in 1995. Premium Options issued before May 12, 1995, vest one year from the date of grant and are issued at an exercise price which, for 1994, was

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES

                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994
                      ------------------------------------


(14) STOCK INCENTIVE PLAN -- (CONTINUED)


35% higher than a market calculated average. Premium Options outstanding at January 31, 1996 have a weighted average exercise price ranging from $18.38 to $39.88.



(15) INFORMATION BY GEOGRAPHIC AREA



     The Company operates principally in one segment -- the design, manufacture and supply of wheels to OEMs of automobiles and light trucks. Operating data and identifiable assets by geographic area follow (millions of dollars):



                                                                       EARNINGS BEFORE TAXES
                                 REVENUE(1)(2)                             ON INCOME(3)                         YEAR-END
                    ---------------------------------------   ---------------------------------------      IDENTIFIABLE ASSETS
                    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    -------------------------
                    JANUARY 31,   JANUARY 31,   JANUARY 31,   JANUARY 31,   JANUARY 31,   JANUARY 31,   JANUARY 31,   JANUARY 31,
                       1996          1995          1994          1996          1995          1994          1996          1995
                    -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
United States.....    $ 527.3       $ 474.9       $ 373.2       $  48.4       $  54.6       $  45.5       $ 552.8       $ 516.3
Europe(4).........       83.8          62.7          55.0          12.8           8.7          10.3          77.5          69.1
                       ------        ------        ------         -----         -----         -----        ------        ------
Geographic area
  totals..........      611.1         537.6         428.2          61.2          63.3          55.8         630.3         585.4
General
  corporate(5)....         --            --            --            --            --         (24.6)          3.6           4.2
Interest
  expense.........         --            --            --         (15.0)        (13.4)        (13.6)           --            --
                       ------        ------        ------         -----         -----         -----        ------        ------
Consolidated
  totals..........    $ 611.1       $ 537.6       $ 428.2       $  46.2       $  49.9       $  17.6       $ 633.9       $ 589.6
                       ======        ======        ======         =====         =====         =====        ======        ======


- -------------------------

(1) Transfers between geographic areas were not material.



(2) Sales were made to three major automotive customers each in amounts exceeding 10 percent of total sales. Sales to one of these customers totaled $197.6 million in fiscal 1995, $180.3 million in fiscal 1994 and $133.8 million in fiscal 1993. Sales to another customer totalled $161.0 million in fiscal 1995, $130.5 million for fiscal 1994 and $102.0 million for fiscal 1993. Sales to a third major customer totaled $129.1 million in fiscal 1995, $122.5 million for fiscal 1994 and $101.0 million for fiscal 1993.



(3) After adjustment for minority interest, Europe's result's for fiscal 1993 include a gain of $1.6 million related to the sale of an affiliate.



(4) Europe includes only Italy and Spain.



(5) General corporate expenses include the one-time, non-cash charges for adoption of SFAS 106 and SFAS 112. General corporate assets are unamortized debt issuance costs.



(16) SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)



     The following represents the Company's quarterly results (millions of dollars, except per share amounts):



                                                                  QUARTERS ENDED
                        ---------------------------------------------------------------------------------------------------
                        APRIL 30,   JULY 31,   OCTOBER 31,   JANUARY 31,   APRIL 30,   JULY 31,   OCTOBER 31,   JANUARY 31,
                          1995        1995        1995          1996         1994        1994        1994          1995
                        ---------   --------   -----------   -----------   ---------   --------   -----------   -----------
Net Sales..............  $ 159.7     $ 151.4     $ 157.9       $ 142.1      $ 133.0     $ 125.1     $ 140.3       $ 139.2
Gross profit...........     26.6        23.0        25.2          22.9         25.1        23.2        24.8          23.1
Net income.............      8.3         7.2         8.0           4.9          7.9         7.2         7.9           6.9
Net income per share...     0.47        0.41        0.46          0.28         0.45        0.41        0.45          0.39



(17) SUBSEQUENT EVENT



     On March 28, 1996, the Company entered into an agreement and plan of merger (the "Merger Agreement") which provides for the recapitalization of the Company and simultaneous merger with MWC Holdings, Inc. ("Holdings"). By virtue of the merger, each share of the Company's Common Stock outstanding at the effective time of the merger will be converted into $28.80 in cash and one-tenth of one

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES

                  YEARS ENDED JANUARY 31, 1996, 1995 AND 1994
                      ------------------------------------


(17) SUBSEQUENT EVENT -- (CONTINUED)


share of the common stock of the surviving corporation. The transactions contemplated by the Merger Agreement are expected to be financed with proceeds to be received from (i) the sale by the Company to certain investors of $200 million of Series A Preferred Stock, par value $0.01 per share, of the Company (which will be converted into 6,250,000 shares of the common stock of the Surviving Corporation upon consummation of the merger) and warrants to purchase shares of the Company's new common stock at $48.00 per share commencing on the fourth anniversary of the effective date of the merger and ending on the seventh anniversary thereof, (ii) borrowings of $459.1 million under a new credit facility to be entered into by the Company and (iii) the proceeds of the public offering of up to $250 million of subordinated debt. The Company will also retire its existing bank credit agreement and offer to repurchase its outstanding 9 1/4% Senior Notes due 2002. In accordance with generally accepted accounting principles, the transactions contemplated by the Merger Agreement will result in the carryover of the Company's assets and liabilities at their historical basis. Also, in connection with the merger, the Company intends to adopt a new stock option plan, providing for the granting to certain officers and key employees of stock options to purchase shares in an aggregate amount not to exceed 10% of the shares of common stock of the surviving corporation.



     The Merger Agreement provides for the merger of Holdings with and into the Company, at which time the separate corporate existence of Holdings shall thereupon cease and the Company will continue as the surviving corporation. The Company will issue 3,125,000 new common shares plus warrants for all of the outstanding shares of Holdings. Upon consummation of the merger, existing holders of the Company's common stock will own approximately 15.8% of the shares of the surviving corporation, common stock, without giving effect to the warrants or any employee stock options. The Company will account for the merger with Holdings as a purchase. In connection with the merger and related new debt borrowings, all of Holdings' outstanding debt is expected to be refinanced.



     Consummation of the merger is subject to various conditions, including: (i) receipt of approval of the Merger Agreement by the stockholders of the Company and Holdings; (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;
(iii) effectiveness of a registration statement; (iv) receipt of the requisite financing; and (v) satisfaction of certain other conditions.

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



                          CONSOLIDATED BALANCE SHEETS



                             (MILLIONS OF DOLLARS)





                                                                          APRIL 30,     JANUARY 31,
                                                                            1996           1996
                                                                         -----------    -----------
                                                                         (UNAUDITED)
                                ASSETS
Current assets:
  Cash and cash equivalents...........................................     $   0.8        $   1.8
  Receivables (less allowance of $0.1 million at April 30, 1996 and
     January 31, 1996.................................................       113.4          109.6
  Inventory (Note 3)..................................................        52.5           58.9
  Prepaid expenses and other..........................................         8.8            9.9
                                                                           -------        -------
       Total current assets...........................................       175.5          180.2
Property, plant and equipment:
  Land................................................................        18.6           18.3
  Buildings...........................................................        77.9           76.8
  Machinery and equipment.............................................       341.7          319.7
                                                                           -------        -------
                                                                             438.2          414.8
  Accumulated depreciation............................................      (117.3)        (110.4)
                                                                           -------        -------
       Net property, plant and equipment..............................       320.9          304.4
Goodwill and other assets.............................................       152.5          149.3
                                                                           -------        -------
  Total assets........................................................     $ 648.5        $ 633.9
                                                                           =======        =======
                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank borrowings.....................................................     $   1.2        $   4.1
  Current portion of long-term debt...................................         0.1            0.1
  Accounts payable and accrued liabilities............................       115.1          125.5
                                                                           -------        -------
       Total current liabilities......................................       116.4          129.7
Noncurrent liabilities:
  Long-term debt......................................................       152.5          128.9
  Deferred income taxes...............................................        48.9           48.1
  Pension and other long-term liabilities.............................        80.0           81.8
                                                                           -------        -------
       Total noncurrent liabilities...................................       281.4          258.8
Commitments and contingencies (Note 4)
Stockholders' equity:
  Preferred stock 25,000,000 shares authorized, none issued...........          --             --
  Common stock, par value $0.01 per share:
     Authorized 50,000,000 shares
     Issued and outstanding, 17,574,000 shares........................         0.2            0.2
  Additional paid in capital..........................................       198.5          198.5
  Retained earnings...................................................        55.6           49.6
  Foreign currency translation adjustment.............................        (0.6)          (0.3)
  Pension liability adjustment........................................        (2.6)          (2.6)
                                                                           -------        -------
       Total stockholders' equity.....................................       251.1          245.4
                                                                           -------        -------
Total liabilities and stockholders' equity............................     $ 648.9        $ 633.9
                                                                           =======        =======



          See accompanying notes to consolidated financial statements.

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF OPERATIONS



                (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                  (UNAUDITED)



                                                                            THREE MONTHS ENDED
                                                                                APRIL 30,
                                                                            ------------------
                                                                             1996        1995
                                                                            ------      ------
Net sales..............................................................     $156.2      $159.7
Cost of goods sold.....................................................      133.6       133.1
                                                                            ------      ------
     Gross profit......................................................       22.6        26.6
Marketing, general and administration..................................        7.8         7.6
Engineering and product development....................................        1.8         1.3
Other (income) expense.................................................       (0.5)        0.2
                                                                            ------      ------
     Earnings from operations..........................................       13.5        17.5
Interest expense, net..................................................        3.6         3.8
                                                                            ------      ------
     Income before taxes on income.....................................        9.9        13.7
Income tax provision...................................................        3.8         5.4
                                                                            ------      ------
     Net income........................................................     $  6.1      $  8.3
                                                                            ======      ======
Per share income:
Net income.............................................................     $ 0.35      $ 0.47
                                                                            ======      ======
Weighted average shares outstanding (in thousands).....................     17.574      17.574
                                                                            ======      ======
Dividends declared per share...........................................     $0.015      $0.015
                                                                            ======      ======



          See accompanying notes to consolidated financial statements.

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                             (MILLIONS OF DOLLARS)


                                  (UNAUDITED)



                                                                            THREE MONTHS ENDED
                                                                                APRIL 30,
                                                                            ------------------
                                                                             1996        1995
                                                                            ------      ------
Cash flows from operating activities:
  Net income.............................................................   $  6.1      $  8.3
  Adjustments to reconcile net income to net cash provided by (used for)
     operating activities:
     Depreciation........................................................      7.3         6.3
     Amortization of intangibles and debt issue costs....................      1.5         1.5
     Increase in deferred taxes..........................................      0.9         1.1
     Changes in operating assets and liabilities:
       Increase in receivables...........................................     (3.8)      (16.4)
       Decrease in inventories...........................................      5.4         3.1
       Decrease in prepaid expenses and other............................      1.1         0.5
       Decrease in accounts payable and accrued liabilities..............    (11.1)      (13.3)
       Increase in other long-term liabilities...........................     (1.9)        0.1
                                                                            ------      ------
       Cash provided by (used for) operating activities..................      5.5        (8.8)
Cash flows from investing activities:
     Acquisition of property, plant and equipment........................    (23.4)       (6.9)
     Other, net..........................................................     (3.5)       (1.7)
                                                                            ------      ------
       Cash used for investing activities................................    (26.9)       (8.6)
Cash flows from financing activities:
  Decrease in foreign bank borrowings and loans..........................     (2.9)       (2.5)
  Dividend paid to stockholders..........................................     (0.3)       (0.3)
  Increase in bank revolving loan & other domestic loans.................     23.6        27.3
                                                                            ------      ------
       Cash provided by financing activities.............................     20.4        24.5
Effect of exchange rate changes on cash and cash equivalents.............       --          --
                                                                            ------      ------
       Increase (decrease) in cash and cash equivalents..................     (1.0)        7.1
Cash and cash equivalents at beginning of year...........................     (1.8)        0.5
                                                                            ------      ------
Cash and cash equivalents at end of period...............................   $  0.8      $  7.6
                                                                            ======      ======
Supplemental data:
  Cash paid for interest.................................................   $  1.2      $  1.3
  Cash paid for income taxes.............................................   $  0.1      $  0.3



          See accompanying notes to consolidated financial statements.

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                   THREE MONTHS ENDED APRIL 30, 1996 AND 1995


                                  (UNAUDITED)



(1) BASIS OF PRESENTATION



     The accompanying consolidated financial statements have been prepared by management and in the opinion of management, contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of the Company as of April 30, 1996, and January 31, 1996, and the results of its operations and cash flows for the three months ended April 30, 1996 and 1995. The consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere herein. Results for interim periods are not necessarily indicative of those to be expected for the year.



(2) SUMMARY OF ACCOUNTING PRINCIPALS



     Effective February 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets." The adoption of SFAS No. 121 did not have a material effect to the Company.



     During 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation." Effective for fiscal years beginning after December 15, 1995, SFAS No. 123 encourages companies to include the fair value of any stock awards issued as compensation expense within their income statements. Companies that choose to remain with Accounting Principles Board Opinion No. 25 (which uses the intrinsic value method to account for stock awards) must disclose pro forma net income and earnings per share as if the fair value of the award had been included as compensation expenses. The Company anticipates remaining with the intrinsic value method.



(3) INVENTORIES



     The major classes of inventory are as follows (millions of dollars):



                                                                   APRIL 30,      JANUARY 31,
                                                                     1996            1996
                                                                   ---------      -----------
        Raw materials...........................................     $21.4           $19.7
        Work-in-progress........................................      13.2            13.5
        Finished goods..........................................      17.9            25.7
                                                                     -----           -----
             Total..............................................     $52.5           $58.9
                                                                     =====           =====



(4) COMMITMENTS AND CONTINGENCIES



     At April 30, 1996, management believes that the Company was in compliance with its various financial covenants. Management expects that the Company will remain in compliance with its financial covenants in all material respects through the period ending April 30, 1997. See Note (5) for additional disclosure regarding future contingencies.



     The Company is party to various litigation. Management believes that the outcome of these lawsuits will not have a material adverse effect on the consolidated operations or financial condition of the Company.



(5) SUBSEQUENT EVENTS



     As of March 28, 1996, the Company entered into an Agreement and Plan of Merger between the Company and MWC Holdings, Inc. ("Holdings") which provides for the recapitalization of the Company and simultaneous merger with Holdings. The Merger Agreement provides for the merger of Holdings with and

               HAYES WHEELS INTERNATIONAL, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                   THREE MONTHS ENDED APRIL 30, 1996 AND 1995


                                  (UNAUDITED)



(5) SUBSEQUENT EVENTS -- (CONTINUED)


into the Company, at which time the separate corporate existence of Holdings will thereupon cease and the Company will continue as the surviving corporation. The Company will issue 3,125,000 new common shares (the "New Common Stock") plus warrants for all of the outstanding shares of Holdings. At the effective time of the merger, each share of the Company's Common Stock outstanding will be converted into $28.80 in cash and one-tenth of one share of the New Common Stock. Upon consummation of the merger, existing holders of the Company's common stock will own approximately 15.8% of the shares of the Surviving Corporation's common stock, without giving effect to the warrants of any employee stock options (collectively the "Merger"). Also, in connection with the merger, the Company intends to adopt a new stock option plan, providing for the granting to certain officers and key employees of stock options to purchase shares in an aggregate amount not to exceed 10% of the shares of common stock of the surviving corporation.



     The Merger Agreement and related transactions, fees and working capital requirements of the Company are expected to be financed with (i) proceeds to be received from the sale by the Company to certain investors of $200 million of Series A Preferred Stock, par value $0.01 per share, of the Company (which will be converted into 6,250,000 shares of New Common Stock upon consummation of the Merger) and warrants, each warrant entitling the holder thereof to purchase one share of the Company's New Common Stock at $48.00 per share commencing on the fourth anniversary of the Effective Time of the Merger and ending on the seventh anniversary thereof, (ii) borrowings of $452.0 million under a new credit facility to be entered into by the Company (which amount has been estimated assuming the Merger and related transactions occurred as of April 30, 1996) and
(iii) the proceeds of the public offering of $250 million of subordinated debt. The Company will also retire its existing bank credit agreement and has commenced a debt tender offer to repurchase its outstanding 9 1/4% Senior Notes due 2002.



     In accordance with generally accepted accounting principles, the transactions contemplated by the Merger Agreement will result in the carryover of the Company's assets and liabilities at their historical basis. The Company will account for the Merger with Holdings as a purchase. In connection with the Merger and related new debt borrowings, all of Holdings' outstanding debt is expected to be refinanced.



     Consummation of the merger is subject to various conditions, including: (i) receipt of approval of the Merger Agreement by the stockholders of the Company and Holdings; (ii) effectiveness of a Registration Statement; (iii) receipt of the requisite financing; and (iv) satisfaction of certain other conditions.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Shareholders
MWC Holdings, Inc.

     We have audited the accompanying consolidated balance sheets of MWC Holdings, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MWC Holdings, Inc. and subsidiaries at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in Notes G and L to the financial statements, in 1993 the Company changed its method of accounting for postretirement benefits other than pensions and its method of accounting for income taxes.

                                          ERNST & YOUNG LLP

February 23, 1996,
except for Note O, as to which the date is March 28, 1996
Detroit, Michigan

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                          ---------------------
                                                                            1995         1994
                                                                          ---------    --------
                                                                               (DOLLARS IN
                                                                               THOUSANDS)
ASSETS -- Note E
Current assets:
  Cash.................................................................   $   1,351    $  1,018
  Accounts receivable, net of allowance of $250 in 1995 and 1994.......      32,294      44,766
  Inventories -- Note B................................................      31,943      33,187
  Prepaid expenses and other current assets............................       5,581       5,817
                                                                          ---------    --------
       Total current assets............................................      71,169      84,788
Property, plant and equipment -- Note J:
  Land and improvements................................................       4,445       4,445
  Buildings............................................................      26,111      25,569
  Machinery and equipment..............................................     178,186     171,791
  Construction in progress.............................................       6,620       7,670
                                                                          ---------    --------
                                                                            215,362     209,475
  Less accumulated depreciation, amortization and valuation
     allowance.........................................................     136,385     110,519
                                                                          ---------    --------
                                                                             78,977      98,956
Investments in equity affiliates -- Note C.............................       7,374       8,061
Other assets...........................................................      12,087      17,131
                                                                          ---------    --------
       Total assets....................................................   $ 169,607    $208,936
                                                                          =========    ========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.....................................................   $  30,123    $ 43,374
  Accrued liabilities -- Note D........................................      26,087      21,247
  Short-term borrowings -- Note E......................................       5,000       6,811
                                                                          ---------    --------
       Total current liabilities.......................................      61,210      71,432
Long-term debt -- Note E...............................................     125,000     125,000
Preferred stock of subsidiary -- Note H................................          --      15,000
Other long-term liabilities............................................      60,953      49,655
Shareholders' equity (deficit) -- Notes E and I:
  Common stock, $0.01 par value, authorized 500,000 shares, issued
     442.5 shares and 162,994 shares at December 31, 1995 and 1994,
     respectively......................................................          --           2
  Additional paid-in capital...........................................      38,922       4,164
  Retained-earnings deficit............................................    (107,737)    (55,541)
  Additional minimum pension liability.................................          --        (763)
                                                                          ---------    --------
                                                                            (68,815)    (52,138)
  Less treasury stock, 65.1 shares and 428 shares at December 31, 1995
     and 1994, respectively............................................      (8,741)        (13)
                                                                          ---------    --------
       Total shareholders' equity (deficit)............................     (77,556)    (52,151)
                                                                          ---------    --------
       Total liabilities and shareholders' equity (deficit)............   $ 169,607    $208,936
                                                                          =========    ========

   The accompanying notes are an integral part of the consolidated financial statements.

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS

                                                                    YEAR ENDED DECEMBER 31,
                                                               ----------------------------------
                                                                 1995         1994         1993
                                                               ---------    ---------    --------
                                                                     (DOLLARS IN THOUSANDS,
                                                                   EXCEPT PER SHARE AMOUNTS)
Net sales...................................................   $ 357,179    $ 405,183    $367,970
Cost of goods sold..........................................     324,012      361,510     325,702
                                                               ---------    ---------    --------
     Gross profit...........................................      33,167       43,673      42,268
Selling, administrative and general.........................      18,218       18,471      16,985
Research and development....................................       6,882        6,941       6,647
Plant closure costs -- Note J...............................      32,986       31,589          --
Interest expense............................................      17,854       17,174      16,466
Preferred dividends of subsidiary -- Note H.................       1,629        1,890       1,908
Other expense (income) -- Note K............................       3,646        2,808       1,608
Patent defense costs........................................          --        1,700          --
                                                               ---------    ---------    --------
     Loss before taxes......................................     (48,048)     (36,900)     (1,346)
Provision for income taxes -- Note L........................       4,168          503         713
                                                               ---------    ---------    --------
     Loss before extraordinary item.........................     (52,216)     (37,403)     (2,059)
Loss on debt extinguishment, net of income tax tax benefit
  -- Note E.................................................          --           --      (3,229)
                                                               ---------    ---------    --------
     Net loss...............................................   $ (52,216)   $ (37,403)   $ (5,288)
                                                               =========    =========    ========
Loss per common share -- Note I:
  Before extraordinary item.................................   $(267,912)   $(230,314)   $(12,741)
  Extraordinary item........................................          --           --     (19,982)
                                                               ---------    ---------    --------
     Net loss...............................................   $(267,912)   $(230,314)   $(32,723)
                                                               =========    =========    ========
Weighted average common shares outstanding -- Note I........       194.9        162.4       161.6
                                                               =========    =========    ========

   The accompanying notes are an integral part of the consolidated financial statements.

                        MWC HOLDINGS, INC. SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                        ADDITIONAL
                                               ADDITIONAL   RETAINED-    MINIMUM
                                      COMMON    PAID-IN     EARNINGS     PENSION     TREASURY
                                      STOCK     CAPITAL      DEFICIT    LIABILITY     STOCK       TOTAL
                                      ------   ----------   ---------   ----------   --------    --------
                                                            (DOLLARS IN THOUSANDS)
Balance, December 31, 1992...........  $  2     $  4,145    $ (13,085)    $   --     $    (39)   $ (8,977)
Net loss for 1993....................    --           --       (5,288)        --           --      (5,288)
Accretion on preferred stock of
  subsidiary.........................    --           --          164         --           --         164
                                        ---      -------    ---------    -------      -------    --------
Balance, December 31, 1993...........     2        4,145      (18,209)        --          (39)    (14,101)
Sale of treasury stock...............    --           19           --         --           26          45
Net loss for 1994....................    --           --      (37,403)        --           --     (37,403)
Accretion on preferred stock of
  subsidiary.........................    --           --           71         --           --          71
Adjustment to additional minimum
  pension liability..................    --           --           --       (763)          --        (763)
                                        ---      -------    ---------    -------      -------    --------
Balance, December 31, 1994...........     2        4,164      (55,541)      (763)         (13)    (52,151)
Issuance of common stock.............     3       37,022           --         --           --      37,025
Purchase of treasury stock and common
  shares retired.....................    --       (2,269)          --         --       (8,728)    (10,997)
Common stock reverse split...........    (5)           5           --         --           --          --
Net loss for 1995....................    --           --      (52,216)        --           --     (52,216)
Accretion on preferred stock of
  subsidiary.........................    --           --           20         --           --          20
Adjustment to additional minimum
  pension liability..................    --           --           --        763           --         763
                                        ---      -------    ---------    -------      -------    --------
Balance, December 31, 1995...........  $ --     $ 38,922    $(107,737)    $   --     $ (8,741)   $(77,556)
                                        ===      =======    =========    =======      =======    ========

   The accompanying notes are an integral part of the consolidated financial statements.

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     YEAR ENDED DECEMBER 31,
                                                                ---------------------------------
                                                                  1995        1994        1993
                                                                --------    --------    ---------
                                                                     (DOLLARS IN THOUSANDS)
Cash Flows from Operating Activities
  Net loss...................................................   $(52,216)   $(37,403)   $  (5,288)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Plant closure costs.....................................     32,986      31,589           --
     Depreciation and amortization...........................     19,047      19,346       17,454
     Postretirement benefits other than pensions -- Note G...      1,764       2,934        4,985
     Deferred income taxes (credit)..........................      5,189      (2,004)      (2,573)
     Write-down of assets to realizable value................      2,263       1,909           --
     Preferred dividends of subsidiary.......................      1,629       1,890        1,908
     Extraordinary item -- loss on debt extinguishment.......         --          --        4,893
     Other...................................................      1,974       2,127        3,848
  Net change in operating assets and liabilities -- Note M...     (5,398)     (2,392)         122
                                                                --------    --------    ---------
Net cash provided by operating activities....................      7,238      17,996       25,349
Cash Flows from Investing Activities
  Additions to property, plant and equipment:
     Capital expenditures....................................     (9,284)    (13,069)     (12,433)
     Tooling and dunnage.....................................     (4,959)     (5,293)      (3,380)
     Other...................................................        190          14         (140)
                                                                --------    --------    ---------
Net cash used for investing activities.......................    (14,053)    (18,348)     (15,953)
Cash Flows from Financing Activities
  Issuance of common stock...................................     37,025          --           --
  Purchase of treasury stock and common stock retired........    (10,977)         --           --
  Purchase of preferred stock of subsidiary..................    (17,069)         --           --
  Proceeds from (repayment of) revolving credit loans with
     financial institutions..................................     (1,811)      3,085        3,726
  Payment of preferred stock dividends by subsidiary.........         --      (1,800)      (4,256)
  Sale of treasury stock.....................................         --          45           --
  Proceeds from issuance of Motor Wheel Senior Notes.........         --          --      125,000
  Retirement of Subordinated Notes...........................         --          --     (107,665)
  Repayment of term and revolving credit loans with financial
     institutions............................................         --          --      (21,063)
  Debt issuance costs........................................         --          --       (5,117)
                                                                --------    --------    ---------
Net cash provided by (used for) financing activities.........      7,168       1,330       (9,375)
                                                                --------    --------    ---------
Increase in cash.............................................        333         978           21
Cash at beginning of year....................................      1,018          40           19
                                                                --------    --------    ---------
Cash at end of year..........................................   $  1,351    $  1,018    $      40
                                                                ========    ========    =========

   The accompanying notes are an integral part of the consolidated financial statements.

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1995

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

     Description of Business: MWC Holdings, Inc. (the Company) and its wholly-owned subsidiary, Motor Wheel, operate primarily in one business segment. Holdings designs, manufactures and markets wheels, rims and brake components for passenger cars, light trucks and commercial highway vehicles. Each of Holdings' plants produces and ships products principally to original equipment manufacturers in North America and Japan. Substantially all of Holdings' accounts receivable are from these manufacturers. Holdings has two major customers. Sales to its largest customer represented 40%, 44% and 37% of net sales in 1995, 1994 and 1993, respectively. Sales to its second largest customer represented 13%, 15% and 24% of net sales in 1995, 1994 and 1993, respectively. Total export sales were $70,580,000, $82,700,000 and $73,470,000 in 1995, 1994 and 1993, respectively, which include sales to unaffiliated customers in Canada of $45,895,000, $56,065,000 and $59,810,000 in 1995, 1994 and 1993,
respectively, and the remainder predominantly representing sales to unaffiliated customers in Mexico and Japan.

     Principles of Consolidation: The consolidated financial statements include the accounts of Holdings and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Companies in which Holdings has stock ownership from 20 to 50 percent are accounted for by the equity method.

     Revenue Recognition: Sales and related costs of goods sold are recognized when the products are shipped.

     Inventories: Inventories are stated at the lower of cost or market. Cost was determined by the last-in, first-out (LIFO) method for substantially all inventories at December 31, 1995 and 1994.

     Property, Plant and Equipment: Property, plant and equipment are stated on the basis of cost. Expenditures for major improvements are capitalized while repairs and maintenance are charged to expense. Depreciation is computed by the straight-line method based upon the estimated useful lives of the assets, which range from 20 to 40 years for buildings and land improvements and from 3 to 15 years for machinery and equipment. Expenditures for tooling and dunnage are included in machinery and equipment and are amortized on a straight-line basis over the estimated useful lives of the assets which range from 2 to 5 years. When a tooling or dunnage expenditure is fully amortized, the cost and accumulated amortization are eliminated from the accounts.

     Holdings capitalizes interest costs incurred in constructing major improvements. Interest costs of $76,000, $66,000 and $461,000 were capitalized in 1995, 1994, and 1993, respectively. Construction in progress at December 31, 1995 primarily relates to normal ongoing improvements and replacements of machinery and equipment.


     Debt Issuance Costs: Debt issuance costs at December 31, 1995 represent expenditures associated with the issuance and sale of the 11 1/2% senior notes (the "Motor Wheel Senior Notes") and the borrowings under Motor Wheel s credit agreement with financial institutions. These costs are being amortized using the interest yield method over the terms of the agreements, and the unamortized balance of $3,134,000 at December 31, 1995 is included in other assets.


     Management Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported net income during the reporting period. Actual results could differ from those estimates.

     Long-Lived Assets: In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

Long-Lived Assets to Be Disposed of. Companies are required to adopt this standard no later than 1996. Holdings has not completed the analysis of the impact of this standard, but management does not believe the impact will be significant.

NOTE B -- INVENTORIES

     Inventories are comprised of:

                                                                           1995         1994
                                                                          -------      -------
                                                                              (DOLLARS IN
                                                                               THOUSANDS)
Raw materials and supplies.............................................   $15,315      $16,860
Work in process........................................................     6,536        6,578
Finished product.......................................................    14,863       12,770
                                                                          -------      -------
                                                                           36,714       36,208
Less excess of FIFO cost over LIFO.....................................    (1,971)      (1,507)
Less valuation allowance -- Note J.....................................    (2,800)      (1,514)
                                                                          -------      -------
                                                                          $31,943      $33,187
                                                                          =======      =======

NOTE C -- EQUITY INVESTMENTS

     Holdings has a 50% common stock ownership in Aluminum Wheel Technology, Inc. ("Alumitech"), a manufacturer of cast aluminum wheels. Alumitech has $39,881,000 of bank loans which are 50% guaranteed by Holdings.

     Holdings has a 50% common stock ownership in Riviera Tool Company, a manufacturer of stamping dies that are sold to domestic automobile manufacturers and their suppliers.

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

NOTE C -- EQUITY INVESTMENTS -- (CONTINUED)

     Alumitech's fiscal year end is December 31, 1995, and Riviera Tool Company's fiscal year end is August 31, 1995. Summarized combined financial information at December 31, 1995 and 1994, and for the three years ended December 31, 1995 for these equity investments, is as follows:

                                                                            AT DECEMBER 31,
                                                                          --------------------
                                                                           1995         1994
                                                                          -------      -------
                                                                              (DOLLARS IN
                                                                               THOUSANDS)
Current assets.........................................................   $23,582      $25,637
Noncurrent assets......................................................    51,080       55,249
                                                                          -------      -------
       Total assets....................................................   $74,662      $80,886
                                                                          =======      =======
Current liabilities....................................................   $24,494      $30,022
Noncurrent liabilities.................................................    36,508       35,850
                                                                          -------      -------
       Total liabilities...............................................    61,002       65,872
Shareholders' equity...................................................    13,660       15,014
                                                                          -------      -------
       Total liabilities and shareholders' equity......................   $74,662      $80,886
                                                                          =======      =======

                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                               ---------------------------------
                                                                1995         1994         1993
                                                               -------      -------      -------
                                                                    (DOLLARS IN THOUSANDS)
Net sales...................................................   $74,785      $78,495      $67,552
Gross profit................................................     6,513        6,186        6,994
Operating profit............................................     2,973        2,184        3,694
Net loss....................................................    (1,115)      (1,803)      (2,417)

     In 1993, Riviera Tool Company recorded a loss of $2,517,000 to write off an investment in and receivable from an affiliated company which ceased business operations during 1994 and sold substantially all of its assets.

     For a substantial portion of 1993, Holdings carried a note receivable balance due from Dotson Wheel Corporation, Inc. ("Dotson"), a manufacturer of off-highway wheel and rim products in which Holdings also held a 30% common stock ownership. Dotson ceased business operations during 1993 and sold substantially all of its assets. Correspondingly, Holdings recorded a $1,289,000 loss in 1993 to write off the note receivable.

NOTE D -- ACCRUED LIABILITIES

     Accrued liabilities are comprised of:

                                                                           1995         1994
                                                                          -------      -------
                                                                              (DOLLARS IN
                                                                               THOUSANDS)
Payroll and compensated absences.......................................   $ 5,233      $ 6,093
Interest...............................................................     4,884        4,958
Workers' compensation..................................................     3,363        3,414
Plant closure costs....................................................     3,340        1,000
Other..................................................................     9,267        5,782
                                                                          -------      -------
                                                                          $26,087      $21,247
                                                                          =======      =======

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

NOTE E -- LONG-TERM DEBT

     Long-term debt at December 31, 1995 and 1994 consists of $125,000,000 of Motor Wheel Senior Notes due March 1, 2000 which are unsecured with interest payable semiannually on March 1 and September 1 of each year.

     Motor Wheel has a revolving credit agreement which provides borrowing capacity up to $50,000,000 through March 1998, subject to limitations based on the value of Motor Wheel's inventory and receivables. During 1995, Motor Wheel negotiated an amendment to its existing revolving credit agreement which extended the maturity date of the agreement from March 1996 to March 1998, decreased the interest rates on borrowings under the agreement, eliminated certain financial covenants and provided an option, at the mutual consent of Motor Wheel and its lender, for an extension of one year on the maturity date. The credit agreement also provides up to $25,000,000 in letters of credit with the amount of any outstanding letters of credit applied to reduce Motor Wheel s borrowing capacity.


     Short-term borrowings outstanding at December 31, 1995 represent borrowings under this agreement based upon Eurodollar interest rates (8.44% at December 31, 1995). The agreement also provides for borrowings based upon prime interest rates plus 1%, none of which were outstanding at December 31, 1995. The interest rate on the short term borrowings outstanding at December 31, 1994 was 10 1/4%. Interest is payable monthly. Outstanding letters of credit totaled $12,532,000 at December 31, 1995 and included $6,667,000 in standby letters of credit partially to support Holdings guarantee of 50% of Alumitech's bank loans (see Note C). At December 31, 1995, the unused and available portion of commitment under the credit agreement was approximately $22,300,000.


     The liquidity position of Holdings, primarily the level of unused and available portion of commitment under the credit agreement, is improved over prior years despite the incurrence of net losses over the past three years and the resulting shareholders deficit. The significant items contributing to these net losses include the plant closure costs and other noncash expenses recorded over the past three years.

     In 1993, Holdings completed a refinancing which included the issuance of the Motor Wheel Senior Notes, the retirement of $105 million face value of Senior Subordinated Notes, the repayment of outstanding term loans, the payment of $3,375,000 of accrued preferred stock dividends and the payment of other costs related to the refinancing. Holdings recognized an extraordinary charge of $3,229,000, net of the related income tax effect of $1,664,000, which consisted primarily of the write-off of unamortized debt issuance costs and the redemption premium for the 11 3/8% Senior Subordinated Notes.

     The indenture relating to the 11 1/2% Motor Wheel Senior Notes include covenants that, among other things, limit Motor Wheel's ability to create or incur additional indebtedness, create or incur additional liens, sell assets and engage in certain transactions. The revolving credit agreement includes a limit on Motor Wheel's annual capital expenditures in the amount of $15,000,000, which can be exceeded provided that certain minimum levels of borrowing availability have been maintained. Substantially all accounts receivable and inventory are collateralized under the credit agreement for short-term borrowings. Although the remaining assets are not collateralized, under the indenture relating to the Motor Wheel Senior Notes Holdings has agreed not to pledge these assets as collateral for other borrowings.

     Interest paid was $16,340,000, $16,300,000 and $14,920,000 in 1995, 1994
and 1993, respectively.

     The fair value of the Motor Wheel Senior Notes outstanding at December 31, 1995 was approximately 88% of the carrying amount. Based on borrowing rates currently available to Holdings for bank loans with similar terms, the fair value of the amounts outstanding under Motor Wheel's credit agreement approximate the carrying amounts at December 31, 1995.

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

NOTE F -- PENSIONS

     Holdings has defined benefit pension plans covering substantially all employees. Benefits for plans covered by collective bargaining agreements are based upon a fixed amount per year of credited service while benefits for other plans are based upon years of service, compensation and social security benefits.

     Holdings' funding policy is to contribute annually an actuarially determined amount which includes current and prior service cost. Plan assets include corporate and government debt securities, marketable equity securities and cash equivalents.

     The following table sets forth the plans' funded status and amounts recognized in Holdings' consolidated balance sheets at December 31, 1995 and 1994.

                                                                             1995        1994
                                                                            -------     -------
                                                                                (DOLLARS IN
                                                                                THOUSANDS)
Accumulated benefits obligation including vested benefits of $80,312 and
  $71,213 at December 31, 1995 and 1994, respectively....................   $83,504     $79,782
                                                                            =======     =======
Projected benefit obligation for service rendered to date................   $85,789     $82,697
Plan assets at fair value................................................    68,835      61,117
                                                                            -------     -------
Projected benefit obligation in excess of plan assets....................    16,954      21,580
Unrecognized net gain from past experience different from that assumed...     3,051         504
Unrecognized prior service costs resulting from plan amendments..........    (3,492)     (4,581)
Adjustment required to recognize minimum liability.......................     2,886       4,595
                                                                            -------     -------
Accrued pension liability................................................   $19,399     $22,098
                                                                            =======     =======

     Accrued pension liability is included under the captions "Accrued liabilities" and "Other long-term liabilities."

     Intangible assets in the amounts of $2,886,000 and $3,832,000 as of December 31, 1995 and 1994, respectively, related to the minimum liability recognized have been included in other assets.

     Pension expense consists of:

                                                                     1995       1994       1993
                                                                   --------    -------    -------
                                                                       (DOLLARS IN THOUSANDS)
Service cost-benefits earned during the period..................   $  1,868    $ 2,341    $ 2,074
Interest cost on projected benefit obligation...................      6,111      5,796      5,377
Actual (return) loss on assets..................................    (14,115)     1,333     (6,176)
Net amortization and deferral...................................      9,909     (5,783)     2,121
                                                                   --------    -------    -------
                                                                   $  3,773    $ 3,687    $ 3,396
                                                                   ========    =======    =======

     In 1995, there were certain curtailment and termination events primarily relating to work-force reductions which resulted in the recognition of a net gain of $969,000. In 1994, as part of a provision for plant closure costs (see Note J), Holdings recognized a loss of $4,527,000.

     The discount rate used in determining the actuarial present value of the projected benefit obligation was 7 3/4% at December 31, 1995, 8 1/2% at December 31, 1994 and 7 3/4% at December 31, 1993. The assumed long-term rate of return on plan assets was 9 1/2%. The rate of increase in future compensation, where applicable, was 4 1/2%.

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

NOTE F -- PENSIONS -- (CONTINUED)
     Holdings has 401(K) plans covering substantially all domestic employees. Under these various plans, Holdings provides differing levels of matching contributions which totaled $497,000, $423,000 and $307,000 in 1995, 1994 and
1993, respectively.

NOTE G -- POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Holdings provides substantially all employees with health care and life insurance benefits following retirement with the primary exception being that these benefits are not extended to the majority of employees hired after December 31, 1992. Health care benefit levels for all current retirees are based upon company contributions which are substantially limited to 1992 levels of health care costs requiring certain levels of contributions by the retirees. The cost of life insurance benefits is fully paid by Holdings. Postretirement benefit levels for active plan participants (future retirees) are similar to the benefit levels for current retirees; however, differences exist for certain active plan participants who are covered by existing collective bargaining agreements.

     The following table displays the components of Holdings' accumulated postretirement benefit obligation as of December 31, 1995 and 1994 reconciled to amounts recognized in the accompanying consolidated balance sheet.

                                                                             1995        1994
                                                                           --------    --------
                                                                               (DOLLARS IN
                                                                                THOUSANDS)
Accumulated postretirement benefit obligation:
  Retirees..............................................................   $ 33,970    $ 30,801
  Fully eligible active plan participants...............................      9,070      12,123
  Other active plan participants........................................     12,273       8,681
                                                                           --------    --------
                                                                             55,313      51,605
Unrecognized prior service cost.........................................     (1,179)         --
Unrecognized net gain (loss)............................................      2,157       5,005
Unrecognized transition obligation......................................    (41,201)    (44,341)
                                                                           --------    --------
Accrued postretirement benefit cost.....................................   $ 15,090    $ 12,269
                                                                           ========    ========

     Effective January 1, 1993, Holdings adopted SFAS No. 106, Employer's Accounting for Postretirement Benefits Other Than Pensions. The estimated transition obligation as of January 1, 1993 was $78,928,000, measured based upon the substantive plans in effect as of that date. The transition obligation represented that portion of future retiree benefit costs related to services already rendered by both active plan participants and retirees as of January 1, 1993. This obligation is being recognized over an amortization period of 20 years. Since January 1, 1993, Holdings has negotiated reductions in benefit levels with certain active plan participants who are covered under collective bargaining agreements. The impact of these lower benefit levels has been accounted for as reductions to the unamortized transition obligation and a corresponding reduction in ongoing net periodic postretirement benefit costs.

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

NOTE G -- POSTRETIREMENT BENEFITS OTHER THAN PENSIONS -- (CONTINUED)
     Net periodic postretirement benefit cost is comprised of:

                                                                       1995      1994      1993
                                                                      ------    ------    -------
                                                                        (DOLLARS IN THOUSANDS)
Service cost.......................................................   $  433    $  674    $ 1,377
Interest cost......................................................    4,280     4,378      6,051
Amortization of transition obligation..............................    2,686     2,818      3,435
Amortization of prior service cost.................................       43        --         --
                                                                      ------    ------     ------
Net periodic postretirement benefit cost...........................   $7,442    $7,870    $10,863
                                                                      ======    ======     ======

     The net periodic postretirement benefit cost has exceeded Holdings' cash disbursements for such benefits by $1,764,000, $2,934,000 and $4,985,000 in 1995, 1994 and 1993, respectively. Holdings expects to continue its policy of paying postretirement benefits as incurred, so there is no anticipated effect on the timing of cash disbursements relating to postretirement benefits.

     In 1995, there were certain curtailment and termination events primarily relating to work-force reductions which resulted in the recognition of a net loss of $215,000. In 1994, as part of a provision for plant closure costs (see Note J), Holdings recognized a loss of $4,350,000.

     The assumed weighted-average health care cost trend rate is 8.0% for 1996 and is assumed to decrease linearly to 4 3/4% for 2001 and remain at that level thereafter. The health care cost trend rate assumption can have a significant effect on the amounts reported. Increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1995 by $850,000, and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year ended December 31, 1995 by $130,000. The assumed weighted average discount rate used in determining the actuarial present value of the accumulated postretirement benefit obligation was 7 3/4% at December 31, 1995, 8 1/2% at December 31, 1994 and 7 3/4% at December 31, 1993.

NOTE H -- PREFERRED STOCK

     Prior to November 7, 1995 (see Note I), Motor Wheel had 150,000 outstanding shares of no-par-value Cumulative Exchangeable Preferred Stock ("Motor Wheel Preferred Stock"). The initial dividend rate was $11.25 per share per annum through April 1, 1993 and increased thereafter by $0.50 per share each year on April 1. The accretion of the discount at the time of issuance of the increasing rate Motor Wheel Preferred Stock of $20,000, $71,000 and $164,000 in 1995, 1994 and 1993, respectively, has been reflected in net loss.

NOTE I -- ISSUANCE OF COMMON STOCK

     On November 7, 1995, Holdings completed certain transactions in which an equity investment was made in Holdings in exchange for a controlling interest in Holdings. A portion of the proceeds of this investment was used by Holdings to
(i) purchase certain shares of its common stock; (ii) purchase the outstanding shares of Motor Wheel Preferred Stock; and (iii) pay transaction costs. In conjunction, a reverse split of the common shares of Holdings was completed whereby holders received one share for every thousand shares held. The loss per common share amounts is based on the weighted average number of common shares outstanding, which are presented on a pro forma basis for all years giving effect to the reverse split in 1995.

     An officer of Holdings has options to purchase 16.371 shares of Holdings' common stock at an exercise price of $135,000 per share. Such options vest and become exercisable ratably over a five-year period

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

NOTE I -- ISSUANCE OF COMMON STOCK -- (CONTINUED) beginning on December 31, 1996. Vesting of the options is subject to Holdings achieving certain performance targets but shall vest in full no later than 2003, provided the officer remains an employee of Holdings.

NOTE J -- PLANT CLOSURE COSTS

     In 1995, Holdings recorded provisions related to two plant closure matters. Holdings commenced efforts to address manufacturing capacity and noncompetitive costs in both its automotive steel wheel and automotive brake operations. As a result of these efforts, manufacturing operations at both the Mendota, Illinois, and Ypsilanti, Michigan, facilities will be terminated. Closure of these facilities will commence in 1996. Holdings is currently evaluating various options with respect to satisfying its expected production requirements within automotive wheel and brake operations.

     Holdings has recorded provisions totaling $32,986,000, which consist of the following estimates:

                                                                            (DOLLARS IN THOUSANDS)
Asset write-down to estimated realizable values..........................          $ 16,396
Curtailment costs associated with postretirement benefits................             3,525
Facility maintenance costs during estimated holding period...............             5,940
Postemployment benefits..................................................             7,125
                                                                                    -------
                                                                                   $ 32,986
                                                                                    =======

     In 1994, Holdings recorded provisions related to plant-closure matters associated with reducing its manufacturing capacity within its automotive wheel operations. Holdings recorded provisions totaling $31,589,000, which consisted of the following estimates:

                                                                            (DOLLARS IN THOUSANDS)
Asset write-downs to estimated realizable values.........................          $ 12,541
Curtailment costs associated with postretirement benefits................             8,877
Facility maintenance costs during estimated holding period...............             6,596
Postemployment benefits..................................................             3,575
                                                                                    -------
                                                                                   $ 31,589
                                                                                    =======

     During 1995, Holdings transferred production of automotive steel wheels from Lansing to another steel wheel facility, reduced employment levels and commenced efforts to dispose of excess property, plant and equipment. Also in 1995, Holdings completed the sale of certain equipment and inventory associated with its Luckey manufacturing operations.

     As of December 31, 1995, Holdings' recorded liability for the Lansing and Luckey plant-closure costs was $9,675,000, which consists of facility maintenance costs and postemployment benefits. Liabilities related to these plant closures for pensions and postretirement benefits other than pensions are included in the amounts disclosed in Notes F and G. In addition, remaining valuation allowances for inventory and property, plant and equipment total $708,000 and $7,968,000, respectively. There were no significant adjustments made in 1995 to the plant-closure cost estimates recorded in 1994.

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

NOTE K -- OTHER EXPENSE (INCOME)

     Other expense (income) is comprised of:

                                                                   1995        1994        1993
                                                                  ------      ------      ------
                                                                      (DOLLARS IN THOUSANDS)
Write-down of assets to realizable value.......................   $2,263      $1,909      $   --
Restructuring costs............................................      846          --          --
Equity in net loss of affiliates Note C........................      687       1,024       2,666
License and royalty agreements.................................     (124)       (341)       (411)
Other..........................................................      (26)        216        (647)
                                                                  ------      ------      ------
                                                                  $3,646      $2,808      $1,608
                                                                  ======      ======      ======

NOTE L -- INCOME TAXES

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Holdings' deferred tax assets and liabilities as of December 31, 1995 and 1994 are as follows:

                                                           DECEMBER 31, 1995          DECEMBER 31, 1994
                                                        -----------------------    -----------------------
                                                        DEFERRED     DEFERRED      DEFERRED     DEFERRED
                                                          TAX           TAX          TAX           TAX
                                                         ASSETS     LIABILITIES     ASSETS     LIABILITIES
                                                        --------    -----------    --------    -----------
                                                                      (DOLLARS IN THOUSANDS)
Tax over book depreciation...........................   $     --      $12,603      $     --      $14,680
Plant-closure costs..................................     17,460           --        10,740           --
Employee benefit accruals............................     13,545           --        10,692           --
Other................................................      1,430          709           443          604
Net operating loss carryforwards.....................      4,451           --         2,965           --
                                                         -------      -------      --------      -------
                                                          36,886       13,312        24,840       15,284
Tax credit carryforwards.............................      5,345           --         6,373           --
Valuation allowance for deferred tax assets..........    (28,919)          --       (10,740)          --
                                                         -------      -------      --------      -------
Total deferred taxes.................................   $ 13,312      $13,312      $ 20,473      $15,284
                                                         =======      =======      ========      =======

     As disclosed in Note I, certain transactions were completed in 1995 which resulted in a change in control in the ownership of Holdings. Under certain provisions of the Internal Revenue Code, a change in control can significantly impact a taxpayer s ability to utilize net operating loss and tax credit carryforwards. The change of control has a significant impact on Holdings' ability to utilize net operating loss and tax credit carryforwards. Holdings also incurred additional operating losses and provided additional costs for plant closures in 1995. As a result, Holdings provided a total of $18,179,000 to increase the valuation allowance against deferred tax assets. Net deferred tax assets of $5,189,000 at December 31, 1994 include $1,250,000 under the caption "Prepaid expenses and other current assets" and $3,939,000 under the caption "Other assets."

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

NOTE L -- INCOME TAXES -- (CONTINUED)
     The provision (credit) for income taxes is comprised of:

                                                                    1995        1994       1993
                                                                  --------    --------    -------
                                                                      (DOLLARS IN THOUSANDS)
Deferred expense (credit):
  Plant-closure costs..........................................   $ (6,720)   $(10,740)   $    --
  Employee benefits............................................     (2,853)       (962)    (1,901)
  Depreciation.................................................     (2,077)     (1,126)      (706)
  Other items, net.............................................       (882)       (381)       (19)
                                                                  --------    --------    -------
                                                                   (12,532)    (13,209)    (2,626)
  Net operating loss carryforwards.............................     (1,486)         --         --
  Tax credit carryforwards.....................................      1,028      (1,936)    (1,479)
  Reinstatement due to utilization of net operating loss
     carryforwards.............................................         --       2,401      1,532
                                                                  --------    --------    -------
                                                                   (12,990)    (12,744)    (2,573)
Adjustment to valuation allowance for deferred tax assets......     18,179      10,740         --
                                                                  --------    --------    -------
  Total deferred expense (credit)..............................      5,189      (2,004)    (2,573)
Currently payable (refundable).................................     (1,021)      2,507      1,622
                                                                  --------    --------    -------
                                                                     4,168         503       (951)
Tax benefit allocated to extraordinary item Note E.............         --          --      1,664
                                                                  --------    --------    -------
                                                                  $  4,168    $    503    $   713
                                                                  ========    ========    =======

     Net income taxes paid were $300,000, $2,078,000 and $1,204,000 in 1995,
1994 and 1993, respectively.

     A reconciliation of income taxes calculated at the statutory rate of 34% to the provision for income taxes follows:

                                                                     1995        1994      1993
                                                                   --------    --------    -----
                                                                      (DOLLARS IN THOUSANDS)
Credit at Federal statutory rate................................   $(16,336)   $(12,546)   $(458)
Adjustments to taxes at statutory rate:
  Adjustment to valuation allowance for deferred tax assets.....     18,179      10,740       --
  Nondeductible losses from foreign subsidiaries................      1,248         854      259
  Nondeductible preferred dividends of subsidiary...............        554         643      649
  Nondeductible losses from equity investments..................        320         391       48
  Other items...................................................        203         421      215
                                                                   --------    --------    -----
  Income taxes..................................................   $  4,168    $    503    $ 713
                                                                   ========    ========    =====

     For United States tax-reporting purposes, at December 31, 1995, Holdings has net operating loss carryforwards of approximately $13,091,000, utilization of which is limited to approximately $250,000 per year through the final year of expiration in 2010, and tax credit carryforwards of approximately $5,345,000 principally related to alternative minimum tax.

     Effective January 1, 1993, Holdings adopted SFAS No. 109, Accounting for Income Taxes. This adoption did not have a significant impact on the financial position, results of operations or cash flows of Holdings.

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

NOTE M -- NET CHANGE IN OPERATING ASSETS AND LIABILITIES


     The net change in operating assets and liabilities is comprised of (dollars in thousands):


                                                                     1995       1994       1993
                                                                   --------    -------    -------
Accounts receivable.............................................   $ 12,472    $(6,294)   $(5,186)
Inventories.....................................................     (1,277)       693     (3,496)
Other operating assets..........................................     (2,732)    (2,306)      (411)
Operating liabilities...........................................    (13,861)     5,515      9,215
                                                                   --------    -------    -------
                                                                   $ (5,398)   $(2,392)   $   122
                                                                   ========    =======    =======

NOTE N -- COMMITMENTS AND CONTINGENCIES

     Holdings leases certain property, plant and equipment under various noncancelable operating leases. Original lease terms generally expire within fifteen years but may be renewed by Holdings. Many of the leases provide that Holdings will pay taxes assessed against leased property and the cost of insurance and maintenance.


     Future minimum lease payments under noncancelable operating leases are as follows (dollars in thousands):



1996.....................................................................          $  3,263
1997.....................................................................             2,446
1998.....................................................................             1,713
1999.....................................................................             1,555
2000.....................................................................             1,539
                                                                                    -------
                                                                                     10,516
Thereafter...............................................................             6,884
                                                                                    -------
Total future minimum lease payments......................................          $ 17,400
                                                                                    =======


     Total rental expense charged to income was $4,000,000, $4,800,000 and $4,900,000 in 1995, 1994 and 1993, respectively.

     Holdings, in the normal course of business, is involved in various legal actions. Management, after taking into consideration legal counsel's evaluations, is of the opinion that the outcome thereof will not have a material impact on the financial position, operating results or cash flows of Holdings.

     In addition, Holdings is party to various environmental cleanup and product liability matters. Holdings was formed to acquire Motor Wheel from The Goodyear Tire & Rubber Company ( Goodyear ). At the time of the acquisition of Motor Wheel from Goodyear in December 1986 (the "Acquisition"), Goodyear agreed to be responsible for, and to indemnify Holdings with respect to, all liabilities, claims and obligations for environmental pollutants, or other substances generated prior to December 30, 1986, for the plants then owned by Motor Wheel, and April 1, 1987, for the plants previously owned by Goodyear. Also at the time of the Acquisition, Goodyear agreed to indemnify Holdings for all costs and liabilities arising from any product warranty, product liability, other claims or obligations for products manufactured by Motor Wheel prior to December 30, 1986 and for products manufactured by Goodyear at the Akron, Ohio, plant prior to April 1, 1987. After taking into consideration both the Goodyear indemnification and actions taken by Holdings since the Acquisition to limit Holdings's exposure in these matters, management is of the opinion that the outcome thereof will not have a material impact on the financial position, operating results or cash flows of Holdings.

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

NOTE O -- SUBSEQUENT EVENT

     On March 28, 1996, Holdings signed a definitive Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger of Holdings with and into Hayes Wheels International, Inc. (the "Company"). At the effective time of the merger, the separate corporate existence of Holdings shall thereupon cease and the Company shall continue as the surviving corporation. The Board of Directors of both Holdings and the Company approved the Merger Agreement and the transactions contemplated thereby at their respective meetings held on March 28, 1996. In connection with the merger and the related financings, it is anticipated that all of the outstanding Motor Wheel Senior Notes due 2000 of Holdings will be retired in accordance with their terms.

     Consummation of the merger is subject to various conditions, including: (i) receipt of approval by the stockholders of Holdings and the Company of the Merger Agreement and the merger; (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) filing and effectiveness of a Proxy and Registration Statement; (iv) receipt of financing necessary to consummate the transactions; and (v) satisfaction of certain other conditions. The merger is expected to be consummated in midsummer 1996.

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)


                                                                      MARCH 31       DECEMBER 31
                                                                        1996            1995
                                                                      ---------      -----------
                                                                        (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and equivalents.............................................   $     326       $   1,351
  Accounts receivable, net of allowance of $250 in 1996 and in
     1995..........................................................      32,018          32,294
  Inventories -- Note B............................................      34,082          31,943
  Prepaid expenses and other current assets........................       4,237           5,581
                                                                      ---------       ---------
       Total current assets........................................      70,663          71,169
Property, plant and equipment......................................     217,148         215,362
  Less accumulated depreciation, amortization and valuation
     allowance.....................................................     140,241         136,385
                                                                      ---------       ---------
                                                                         76,907          78,977
Investments in equity affiliates...................................       6,499           7,374
Other assets.......................................................      13,034          12,087
                                                                      ---------       ---------
       Total assets................................................   $ 167,103       $ 169,607
                                                                      =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.................................................   $  28,519       $  30,123
  Accrued liabilities..............................................      22,079          26,087
  Short-term borrowings............................................      12,021           5,000
                                                                      ---------       ---------
       Total current liabilities...................................      62,639          61,210
Long-term debt.....................................................     125,000         125,000
Other long-term liabilities........................................      60,947          60,953
Shareholders' equity (deficit):
  Common stock, outstanding........................................          --              --
  Additional paid-in capital.......................................      39,222          38,922
  Retained-earnings deficit........................................    (111,964)       (107,737)
  Additional minimum pension liability.............................          --              --
                                                                      ---------       ---------
                                                                        (72,742)        (68,815)
  Less treasury stock..............................................      (8,741)         (8,741)
       Total shareholders' equity (deficit)........................     (81,483)        (77,556)
                                                                      ---------       ---------
       Total liabilities and shareholders' equity (deficit)........   $ 167,103       $ 169,607
                                                                      =========       =========


The accompanying notes are an integral part of the condensed consolidated financial statements.

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31
                                                                        ----------------------
                                                                          1996          1995
                                                                        --------      --------
                                                                        (DOLLARS IN THOUSANDS,
                                                                           EXCEPT PER SHARE
                                                                               AMOUNTS)
Net Sales............................................................   $ 79,590      $105,605
Costs of goods sold..................................................     73,497        91,776
                                                                        --------      --------
       Gross profit..................................................      6,093        13,829
Selling, administrative and general..................................      4,136         4,626
Research and development.............................................      1,240         1,891
Interest expense.....................................................      4,302         4,513
Other (income) expense...............................................        631          (354)
Preferred dividends of subsidiary....................................         --           471
                                                                        --------      --------
       Income (loss) before taxes....................................     (4,216)        2,687
Provision for income taxes...........................................         11            29
                                                                        --------      --------
       Net income (loss).............................................   $ (4,227)     $  2,653
                                                                        ========      ========
Income (loss) per common share:
       Net income (loss) per common share............................   $(11,183)     $ 16,319
                                                                        ========      ========

The accompanying notes are an integral part of the condensed consolidated financial statements.

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                            THREE MONTHS ENDED
                                                                                 MARCH 31
                                                                            -------------------
                                                                             1996        1995
                                                                            -------     -------
                                                                                (DOLLARS IN
                                                                                THOUSANDS)
Cash Flows from Operating Activities
  Net income (loss)......................................................   $(4,227)    $ 2,653
  Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation and amortization............................................     4,542       4,901
  Postretirement benefits other than pensions............................       710         600
  Debt issuance amortization.............................................       208         208
  Equity in net (income) loss of affiliates..............................       875        (431)
       Net Change in operating assets and liabilities....................    (7,981)    (12,667)
                                                                            -------     --------
       Net cash used for operating activities............................    (5,873)     (4,265)
Cash Flows from Investing Activities
  Additions to property, plant and equipment.............................    (2,480)     (4,094)
  Disposals of property, plant and equipment.............................         7           3
                                                                            -------     --------
       Net cash used for investing activities............................    (2,473)     (4,091)
Cash Flows from Financing Activities
  Issuance of common shares..............................................       300
  Proceeds from revolving credit loans with financial institutions.......     7,021       7,780
                                                                            -------     --------
       Net cash provided by financing activities.........................     7,321       7,780
                                                                            -------     --------
       Decrease in cash..................................................    (1,025)       (576)
Cash at beginning of year................................................     1,396         966
                                                                            -------     --------
       Cash at end of period.............................................   $   371     $   390
                                                                            =======     ========

The accompanying notes are an integral part of the condensed consolidated financial statements.

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 MARCH 31, 1996

NOTE A -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Adjustments consisted of only normal recurring accruals. Operating results for the three month period ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

NOTE B -- INVENTORIES


     Inventories are comprised of (dollars in thousands):


                                                                      MARCH 31,
                                                                         1996
                                                                ----------------------
            Raw materials and supplies.......................          $ 13,441
            Work in process..................................             6,939
            Finished product.................................            18,455
                                                                        -------
                                                                         38,835
            Less excess of FIFO cost over LIFO...............            (2,088)
            Less valuation allowance.........................            (2,665)
                                                                        -------
                                                                       $ 34,082
                                                                        =======

NOTE C -- INCOME (LOSS) PER COMMON SHARE

     Income (loss) per common share amounts are based on the weighted average number of common shares outstanding and give effect to increasing preferred stock dividend requirements in 1995. The weighted average number of common shares outstanding was 1,100 for the periods presented.

NOTE D -- CONTINGENCIES

     Holdings, in the normal course of business, is involved in various legal actions. Management, after taking into consideration legal counsels' evaluations, is of the opinion that the outcome thereof will not have a material impact on the financial position, operating results or cash flows of Holdings.

     In addition, Holdings is party to various environmental clean-up and product liability matters. At the time of the acquisition of Holdings from Goodyear in December 1986 (the "Acquisition"), Goodyear agreed to be responsible for, and to indemnify Holdings with respect to, all liabilities, claims and obligations for environmental pollutants, or other substances generated prior to December 30, 1986, for the plants then owned by Holdings, and April 1, 1987, for the plants previously owned by Goodyear. Also at the time of the Acquisition, Goodyear agreed to indemnify Holdings for all costs and liabilities arising from any product warranty, product liability, other claims or obligations for products manufactured by Holdings prior to December 30, 1986 and for products manufactured by Goodyear at the Akron, Ohio plant prior to April 1, 1987. After taking into consideration both the Goodyear indemnification and actions taken by Holdings since the Acquisition to limit Holding's exposure in these matters, management is of the opinion that the outcome thereof will not have a material impact on the financial position, operating results or cash flows of Holdings.

                      MWC HOLDINGS, INC. AND SUBSIDIARIES

                        NOTES TO CONDENSED CONSOLIDATED
                 FINANCIAL STATEMENTS (UNAUDITED) -- CONTINUED

NOTE E -- OTHER EVENTS

     On March 28, 1996, Holdings signed a definitive Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger of Holdings with and into Hayes Wheels International, Inc. (the "Company"). At the effective time of the merger, the separate corporate existence of Holdings shall thereupon cease and the Company shall continue as the surviving corporation. Pursuant to the merger, Motor Wheel Corporation will become a wholly-owned subsidiary of the Company. The Board of Directors of both Holdings and the Company approved the Merger Agreement and the transactions contemplated thereby at their respective meetings held on March 28, 1996. In connection with the merger and the related financings, it is anticipated that all of the outstanding 11 1/2% Senior Notes due 2000 of the Company will be redeemed in accordance with their terms.

     Consummation of the merger is subject to various conditions, including (i) receipt of approval by the stockholders of Holdings and the Company of the Merger Agreement and the merger; (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) filing and effectiveness of a Proxy and Registration Statement; (iv) receipt of financing necessary to consummate the transactions; and (v) satisfaction of certain other conditions. The merger is expected to be consummated in mid-summer 1996.

      MOTOR WHEEL CORPORATION COMMERCIAL HIGHWAY AND AUTOMOTIVE PRODUCTS

                       [7 PHOTOGRAPHS OF MOTOR WHEELS]


Product Identification
- -------------------------------------------------------------------------------

 1. Alpha Romeo 164, cast aluminum
 2. BMW 3-Series, cast aluminum
 3. Cadillac mini-spare, fabricated aluminum
 4. Chevrolet Cavalier, steel
 5. Chevy S10 pickup, cast aluminum
 6. Chrysler minivan, cast aluminum
 7. Dodge Intrepid, cast aluminum
 8. Dodge Neon, cast aluminum
 9. Dodge Ram pickup, fabricated steel - chromed
10. Dodge Viper, fall face modular
11. Ford Explorer, fabricated steel - chromed
12. Ford F-150, clad covered
13. Ford F-150, fabricated aluminum
14. Ford Probe, cast aluminum
15. Ford Scorpio, cast aluminum
16. Ford Splash Ranger, fabricated steel - clad covered
17. GM Opel minivan, cast aluminum
18. GMC Safari, fabricated steel - clad covered
19. Isuzu Trooper, cast aluminum
20. Oldsmobile Aurora, cast aluminum
21. Pontiac Trans Sport, cast aluminum
22. Porsche 968, cast aluminum
23. Centrifuse(R) drum
24. Hummer wheel assembly
25. AM General Hummer
26. Brake rotor
27. Wheel, hub and drum assembly
28. Commercial Highway wheel, hub and drum
29. Commercial Highway wheel

- ------------------------------------------------------
- ------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE NOTES BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        -----
Available Information................       i
Incorporation of Certain Documents by
  Reference..........................       i
Prospectus Summary...................       1
Risk Factors.........................      10
The Company..........................      14
The Guarantors.......................      15
The Transactions.....................      15
Use of Proceeds......................      16
Pro Forma Capitalization.............      17
Pro Forma Combined Condensed
  Financial Data.....................      18
Selected Historical Consolidated
  Financial Information of Hayes.....      28
Selected Historical Consolidated
  Financial Information of
  Holdings...........................      29
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................      30
Business.............................      40
Management...........................      55
Ownership of New Common Stock upon
  Consummation of the Transactions...      58
Description of the Credit
  Agreement..........................      59
Description of the Notes.............      61
Underwriting.........................      83
Legal Matters........................      84
Experts..............................      84
Index to Consolidated Financial
  Statements.........................     F-1


- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------
                                  $250,000,000

                               HAYES WHEELS LOGO


                                  HAYES WHEELS


                              INTERNATIONAL, INC.


                                     % SENIOR
                               SUBORDINATED NOTES

                                    DUE 2006


                          ---------------------------
                                   PROSPECTUS

                          ---------------------------


                        CIBC WOOD GUNDY SECURITIES CORP.
                              MERRILL LYNCH & CO.
                              SALOMON BROTHERS INC
                                 JUNE   , 1996
- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with this offering other than underwriting discounts and commissions are as follows:

Securities and Exchange Commission registration fee................................   $86,207
NASD filing fee....................................................................    25,500
Blue Sky fees and expenses.........................................................         *
Accounting fees and expenses.......................................................         *
Legal fees and expenses............................................................         *
Trustee's fees and expenses........................................................         *
Printing...........................................................................         *
Miscellaneous......................................................................         *
                                                                                      -------
  Total............................................................................   $     *
                                                                                      =======

- ---------------
* To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Set forth below is a description of certain provisions of the By-laws (the "By-laws") of the Company and the General Corporation Law of the State of Delaware (the "DGCL"), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Restated Certificate of Incorporation, the By-laws and the DGCL.

     Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reasons of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     The Company's By-laws provide for indemnification by the Company of its directors and officers to the full extent permitted by the DGCL. Pursuant to
Section 145 of the DGCL, the Company will purchase insurance on behalf of its present and former directors and officers against liabilities asserted against or incurred by them in such capacity or arising out of their status as such.

     The Company intends to enter into indemnification agreements with each of its executive officers and directors pursuant to which the Company will agree to indemnify such individuals to the extent permitted under Delaware law.

     The form of Underwriting Agreement contained in Exhibit 1.1 provides for indemnification of the directors and officers signing the Registration Statement and certain controlling persons of the Company against certain liabilities, including certain liabilities under the Securities Act, in certain instances by the Underwriters.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed as part of this Registration
Statement.


 1.1     Form of Underwriting Agreement.

 2.1 Agreement and Plan of Merger, dated as of March 28, 1996, by and between Hayes Wheels International, Inc. and MWC Holdings, Inc.
         (incorporated by reference to Exhibit 2 of the Current Report on Form
         8-K, dated March 28, 1996, of Hayes Wheels International, Inc.).

 4.1     Indenture, dated as of November 15, 1992, between Hayes Wheels
         International, Inc. and Manufacturers and Traders Trust Company, as
         Trustee, relating to 9 1/4% Senior Notes due 2002, including the form of Note therein (incorporated by reference to Exhibit 4.2 of the Form
         10-K for the year ended January 31, 1993 of Hayes Wheels
         International, Inc. (File No. 1-11592)).

 4.2     Indenture, between Hayes Wheels International, Inc. and Comerica Bank,
         as Trustee, relating to    % Senior Subordinated Notes due 2006,
         including the form of Note therein.*

 5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom.*

10.1 Credit Agreement, dated as of December 15, 1992, and amended and restated as of November 30, 1993, June 10, 1994 and March 24,
         1995, between Hayes Wheels International, Inc., the Subsidiary
         Guarantors (as defined therein), the Banks named on the signature pages thereof, The Chase Manhattan Bank (National Association) as
         Agent, and the Bank of Nova Scotia, as Co-Agent (incorporated by reference to Exhibit 4.4 of the Form 10-K for the year ended January
         31, 1995 of Hayes Wheels International, Inc. (File No. 1-11592)).

10.2     Form of Subscription Agreement, between Hayes Wheels International,
         Inc. and the New Investors (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K, dated March 28, 1996, of Hayes
         Wheels International, Inc.).

12.1     Calculation of Ratios of Earnings to Fixed Charges.

23.1     Consent of KMPG Peat Marwick LLP.

23.2     Consent of Ernst Young LLP.

23.3 Consent of Skadden, Arps, Slate, Meagher & Flom (included in its opinion filed as Exhibit 5.1 hereto).*

23.4     Consent of Houlihan Lokey Howard & Zukin, Inc.

24.1     Powers of Attorney.+

25.1     Statement of Eligibility of Trustee on Form T-1.


- ---------------
 *  To be filed by amendment.

 +  Previously filed.


     (b) No Financial Statement Schedules are required to be filed as part of this Registration Statement.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933:

          (1) each filing of the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (2) the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (3) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for identification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Romulus, State of Michigan, on this 6th day of June 1996.


                                          HAYES WHEELS INTERNATIONAL, INC.


                                          By:       /s/ WILLIAM D. SHOVERS


                                          --------------------------------------
                                               Name: William D. Shovers
                                             Title: Vice President -- Finance


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.



              SIGNATURE                                  TITLE                        DATE
- -------------------------------------     -----------------------------------     ------------
         /s/ JOHN E. UTLEY*               Chairman of the Board of Directors;     June 6, 1996
- -------------------------------------     Director
            John E. Utley
          /s/ RANKO CUCUZ*                President and Chief Executive           June 6, 1996
- -------------------------------------     Officer (Principal Executive
             Ranko Cucuz                  Officer); Director
       /s/ WILLIAM D. SHOVERS             Chief Financial Officer (Principal      June 6, 1996
- -------------------------------------     Accounting Officer and Principal
         William D. Shovers               Financial Officer)
       /s/ J. ANTHONY GILROY*             Director                                June 6, 1996
- -------------------------------------
          J. Anthony Gilroy
        /s/ JOHN S. RODEWIG*              Director                                June 6, 1996
- -------------------------------------
           John S. Rodewig
         /s/ KENNETH L. WAY*              Director                                June 6, 1996
- -------------------------------------
           Kenneth L. Way



*By:      /s/ BARRY MILLER

- --------------------------------

              Barry Miller


          Pursuant to power of
              attorney filed as
              Exhibit 24.1 to
              the Registration
              Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Romulus, State of Michigan, on this 6th day of June 1996.



                                          HAYES WHEELS INTERNATIONAL --


                                          CALIFORNIA, INC.



                                          By:       /s/ WILLIAM D. SHOVERS


                                          --------------------------------------
                                               Name: William D. Shovers
                                             Title: Vice President -- Finance


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.



              SIGNATURE                                  TITLE                        DATE
- -------------------------------------     -----------------------------------     ------------
          /s/ RANKO CUCUZ*                Chairman of the Board of Directors;     June 6, 1996
- -------------------------------------     Director
             Ranko Cucuz
       /s/ RONALD KOLAKOWSKI*             President (Principal Executive          June 6, 1996
- -------------------------------------     Officer); Director
          Ronald Kolakowski
       /s/ WILLIAM D. SHOVERS             Vice President -- Finance               June 6, 1996
- -------------------------------------     (Principal Accounting Officer and
         William D. Shovers               Principal Financial Officer);
                                          Director



*By:      /s/ BARRY MILLER

- --------------------------------

              Barry Miller


              Pursuant to power of
              attorney filed as
              Exhibit 24.1 to
              the Registration
              Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Romulus, State of Michigan, on this 6th day of June 1996.



                                          HAYES WHEELS INTERNATIONAL--


                                          GEORGIA, INC.



                                          By:       /s/ WILLIAM D. SHOVERS


                                          --------------------------------------
                                               Name: William D. Shovers
                                             Title: Vice President -- Finance


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.



              SIGNATURE                                  TITLE                        DATE
- -------------------------------------     -----------------------------------     ------------
          /s/ RANKO CUCUZ*                Chairman of the Board of Directors;     June 6, 1996
- -------------------------------------     Director
             Ranko Cucuz
       /s/ RONALD KOLAKOWSKI*             President (Principal Executive          June 6, 1996
- -------------------------------------     Officer); Director
          Ronald Kolakowski
       /s/ WILLIAM D. SHOVERS             Vice President -- Finance               June 6, 1996
- -------------------------------------     (Principal Accounting Officer and
         William D. Shovers               Principal Financial Officer);
                                          Director



*By:      /s/ BARRY MILLER

- --------------------------------

              Barry Miller


              Pursuant to power of
              attorney filed as
              Exhibit 24.1 to
              the Registration
              Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Romulus, State of Michigan, on this 6th day of June 1996.



                                          HAYES WHEELS INTERNATIONAL--


                                          INDIANA, INC.



                                          By:       /s/ WILLIAM D. SHOVERS


                                          --------------------------------------
                                               Name: William D. Shovers
                                             Title: Vice President -- Finance


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.



              SIGNATURE                                  TITLE                        DATE
- -------------------------------------     -----------------------------------     ------------
          /s/ RANKO CUCUZ*                Chairman of the Board of Directors;     June 6, 1996
- -------------------------------------     Director
             Ranko Cucuz

       /s/ RONALD KOLAKOWSKI*             President (Principal Executive          June 6, 1996
- -------------------------------------     Officer); Director
          Ronald Kolakowski

       /s/ WILLIAM D. SHOVERS             Vice President -- Finance               June 6, 1996
- -------------------------------------     (Principal Accounting Officer and
         William D. Shovers               Principal Financial Officer);
                                          Director
*By:      /s/ BARRY MILLER
- --------------------------------
              Barry Miller
              Pursuant to power of
              attorney filed as
              Exhibit 24.1 to
              the Registration
              Statement.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Romulus, State of Michigan, on this 6th day of June 1996.



                                          HAYES WHEELS INTERNATIONAL --


                                          MEXICO, INC.



                                          By:       /s/ WILLIAM D. SHOVERS

                                          --------------------------------------
                                               Name: William D. Shovers
                                             Title: Vice President -- Finance


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.



              SIGNATURE                                  TITLE                        DATE
- -------------------------------------     -----------------------------------     ------------
          /s/ RANKO CUCUZ*                Chairman of the Board of Directors;     June 6, 1996
- -------------------------------------     President and Chief Executive
             Ranko Cucuz                  Officer (Principal Executive
                                          Officer); Director

         /s/ WILLIAM LINSKI*              Chief Operating Officer                 June 6, 1996
- -------------------------------------
           William Linski

       /s/ WILLIAM D. SHOVERS             Vice President -- Finance               June 6, 1996
- -------------------------------------     (Principal Accounting Officer and
         William D. Shovers               Principal Financial Officer);
                                          Director

       /s/ DANIEL M. SANDBERG*            Director                                June 6, 1996
- -------------------------------------
         Daniel M. Sandberg

*By:      /s/ BARRY MILLER
- --------------------------------
              Barry Miller
              Pursuant to power of
              attorney filed as
              Exhibit 24.1 to
              the Registration
              Statement.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Romulus, State of Michigan, on this 6th day of June 1996.



                                          HAYES WHEELS INTERNATIONAL --


                                          MICHIGAN, INC.



                                          By:       /s/ WILLIAM D. SHOVERS


                                          --------------------------------------
                                             Name:  William D. Shovers
                                             Title: Vice President -- Finance


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


              SIGNATURE                                  TITLE                        DATE
- -------------------------------------     -----------------------------------     ------------


          /s/ RANKO CUCUZ*                Chairman of the Board of Directors;     June 6, 1996
- -------------------------------------     Director
             Ranko Cucuz

       /s/ RONALD KOLAKOWSKI*             President (Principal Executive          June 6, 1996
- -------------------------------------     Officer); Director
          Ronald Kolakowski

       /s/ WILLIAM D. SHOVERS             Vice President -- Finance               June 6, 1996
- -------------------------------------     (Principal Accounting Officer and
         William D. Shovers               Principal Financial Officer);
                                          Director



*By:      /s/ BARRY MILLER

- --------------------------------

              Barry Miller


          Pursuant to power of
              attorney filed as
              Exhibit 24.1 to
              the Registration
              Statement.

                                 EXHIBIT INDEX



EXHIBIT                                                                                  SEQUENTIAL
  NO.                                     DESCRIPTION                                     PAGE NO.
- -------                                   -----------                                    ----------
1.1       Form of Underwriting Agreement..............................................

2.1       Agreement and Plan of Merger, dated as of March 28, 1996, by and between
          Hayes Wheels International, Inc. and MWC Holdings, Inc. (incorporated by reference to Exhibit 2 of the Current Report on Form 8-K, dated March 28,
          1996, of Hayes Wheels International, Inc.)..................................

4.1       Indenture, dated as of November 15, 1992, between Hayes Wheels
          International, Inc. and Manufacturers and Traders Trust Company, as Trustee
          ($100,000,000 principal amount of 9 1/4% Senior Notes due 2002), including all exhibits thereto (incorporated by reference to Exhibit 4.2 of the Form
          10-K for the year ended January 31, 1993 of Hayes Wheels International, Inc.
          (File No. 1-11592)).........................................................

4.2       Indenture between Hayes Wheels International, Inc. and Comerica Bank, as
          Trustee relating to    % Senior Subordinated Notes due 2006, including the
          form of Note therein.*......................................................

5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom.*...........................

10.1      Credit Agreement, dated as of 15, 1992, and amended and restated as of
          November 30, 1993, June 10, 1994 and March 24, 1995, between Hayes Wheels
          International, Inc., the Subsidiary Guarantors (as defined therein), the
          Banks named on the signature pages thereof, The Chase Manhattan Bank
          (National Association) as Agent, and the Bank of Nova Scotia, as Co-Agent
          (incorporated by reference to Exhibit 4.4 of the Form 10-K for the year ended January 31, 1995 of Hayes Wheels International, Inc. (File No.
          1-11592))...................................................................

10.2      Form of Subscription Agreement, between Hayes Wheels International, Inc. and the New Investors (incorporated by reference to Exhibit 10.1 of the Current
          Report on Form 8-K, dated March 28, 1996, of Hayes Wheels International,
          Inc.).......................................................................

12.1      Calculation of Ratios of Earnings to Fixed Charges..........................

23.1      Consent of KMPG Peat Marwick LLP............................................

23.2      Consent of Ernst Young LLP..................................................

23.3      Consent of Skadden, Arps, Slate, Meagher & Flom (included in its opinion filed as Exhibit 5.1 hereto).*..............................................

23.4      Consent of Houlihan Lokey Howard & Zukin, Inc...............................

24.1      Powers of Attorney.+........................................................

25.1      Statement of Eligibility of Trustee on Form T-1.............................


- ---------------
* To be filed by amendment.

+ Previously filed.